EXHIBIT 10.1         Execution Version

Published CUSIP Number: [________________]
$1,000,000,000
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
Dated as of November 10, 2025
among
BOARDWALK PIPELINES, LP,
TEXAS GAS TRANSMISSION, LLC, and
GULF SOUTH PIPELINE COMPANY, LLC,
as Borrowers
BOARDWALK PIPELINE PARTNERS, LP,
as Guarantor
The Several Lenders and Issuers from time to time party hereto,
WELLS FARGO BANK, N.A.,
as Administrative Agent
BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., REGIONS BANK, TRUIST BANK, U.S. BANK NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., and SUMITOMO MITSUI BANKING CORPORATION,
as Co-Syndication Agents
* * * *
WELLS FARGO SECURITIES, LLC, BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., REGIONS CAPITAL MARKETS, A DIVISION OF REGIONS BANK, TRUIST SECURITIES, INC., U.S. BANK NATIONAL ASSOCIATION, BOFA SECURITIES, INC., and SUMITOMO MITSUI BANKING CORPORATION,
as Joint Lead Arrangers and Joint Bookrunners

Page
Section 1.1.    Defined Terms    1
Section 1.2.    Other Definitional Provisions    35
Section 1.3.    Accounting Terms and Principles    35
Section 1.4.    Divisions    36
Section 1.5.    Rates    36
ARTICLE II    AMOUNT AND TERMS OF COMMITMENTS    37
Section 2.1.    The Commitments    37
Section 2.2.    Borrowing Procedures    38
Section 2.3.    Letters of Credit    39
Section 2.4.    Swingline Loans    44
Section 2.5.    Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans    46
Section 2.6.    Evidence of Debt    46
Section 2.7.    Optional Prepayments    47
Section 2.8.    Mandatory Prepayments    48
Section 2.9.    Interest    48
Section 2.10.    Conversion/Continuation Option    49
Section 2.11.    Fees    50
Section 2.12.    Payments and Computations    51
Section 2.13.    Special Provisions Governing SOFR Loans    54
Section 2.14.    Capital Adequacy    57
Section 2.15.    Taxes    58
Section 2.16.    Substitution of Lenders    61
Section 2.17.    Extensions of Scheduled Maturity Date; Removal of Lenders    62
Section 2.18.    Additional Borrowers    65
Section 2.19.    The Administrative Borrower    68
Section 2.20.    Cash Collateral    68
Section 2.21.    Defaulting Lender    68
ARTICLE III    REPRESENTATIONS AND WARRANTIES    71
Section 3.1.    Financial Condition    71
Section 3.2.    No Change    71
Section 3.3.    Corporate Existence; Compliance with Law    71
Section 3.4.    Limited Partnership Power; Authorization; Enforceable Obligations    72
Section 3.5.    No Legal Bar    72
Section 3.6.    No Material Litigation    72
Section 3.7.    No Default    72
Section 3.8.    Ownership of Property; Liens    72
Section 3.9.    Taxes    73
Section 3.10.    ERISA    73
Section 3.11.    Use of Proceeds    73
-i-

(continued)
Page
Section 3.12.    Environmental Matters    73
Section 3.13.    Accuracy of Information, etc    74
Section 3.14.    Solvency    74
Section 3.15.    Subsidiaries; Borrower Information    74
Section 3.16.    Margin Regulations    75
Section 3.17.    Investment Company Act    75
Section 3.18.    Insurance    75
Section 3.19.    Anti-Corruption Laws, Sanctions and Outbound Investment Rules, Etc.    75
Section 3.20.    Affected Financial Institution    75
ARTICLE IV    CONDITIONS PRECEDENT    76
Section 4.1.    Conditions to Effectiveness    76
Section 4.2.    Conditions Precedent to Each Extension of Credit    77
Section 4.3.    Determinations of Initial Borrowing Conditions    78
Section 4.4.    Conditions Precedent to Each Incremental Credit Extension Date    78
ARTICLE V    FINANCIAL COVENANT    79
ARTICLE VI    AFFIRMATIVE COVENANTS    80
Section 6.1.    Financial Statements    80
Section 6.2.    Certificates; Other Information    80
Section 6.3.    Payment of Obligations    81
Section 6.4.    Conduct of Business and Maintenance of Existence, etc    81
Section 6.5.    Maintenance of Property; Insurance    81
Section 6.6.    Inspection of Property; Books and Records; Discussions    82
Section 6.7.    Notices    82
Section 6.8.    Environmental Laws    82
Section 6.9.    Payment of Taxes, Etc    82
Section 6.10.    Use of Proceeds    83
Section 6.11.    Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; and Beneficial Ownership Regulation    83
ARTICLE VII    NEGATIVE COVENANTS    83
Section 7.1.    Limitations on Indebtedness    83
Section 7.2.    Limitations upon Liens    84
Section 7.3.    [Reserved    85
Section 7.4.    Limitation on Sale and Lease-Back Transactions    85
Section 7.5.    Fundamental Changes    86
Section 7.6.    Restricted Payments    86
Section 7.7.    Limitation on Restrictions on Subsidiary Distributions    87
-ii-

(continued)
Page
Section 7.8.    Limitation on Transactions with Affiliates    87
Section 7.9.    Limitation on Lines of Business    88
Section 7.10.    Accounting Changes; Fiscal Year    88
Section 7.11.    Limitation on Modification of Constituent Documents    88
Section 7.12.    Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions    88
Section 7.13.    Limitations Regarding Outbund Investment Rules    88
ARTICLE VIII    EVENTS OF DEFAULT    89
Section 8.1.    Events of Default    89
Section 8.2.    Actions in Respect of Letters of Credit    91
ARTICLE IX    THE AGENTS    92
Section 9.1.    Authorization and Action    92
Section 9.2.    Administrative Agent’s Reliance, Etc    92
Section 9.3.    Posting of Approved Electronic Communications    93
Section 9.4.    The Administrative Agent Individually    94
Section 9.5.    Lender Credit Decision    94
Section 9.6.    Indemnification    95
Section 9.7.    Successor Administrative Agent    96
Section 9.8.    The Arrangers; the Co-Syndication Agents;    96
Section 9.9.    Certain ERISA Matters    96
Section 9.10.    Erroneous Payments    97

ARTICLE X    MISCELLANEOUS    100
Section 10.1.    Amendments, Waivers, Etc    100
Section 10.2.    Assignments and Participations    102
Section 10.3.    Costs and Expenses    107
Section 10.4.    Indemnities    108
Section 10.5.    Limitation of Liability    110
Section 10.6.    Right of Set-off    110
Section 10.7.    Sharing of Payments, Etc    111
Section 10.8.    Notices, Etc    111
Section 10.9.    No Waiver; Remedies    113
Section 10.10.    Binding Effect    113
Section 10.11.    Governing Law    114
Section 10.12.    Submission to Jurisdiction; Service of Process    114
Section 10.13.    Waiver of Jury Trial    115
Section 10.14.    Marshaling; Payments Set Aside    115
Section 10.15.    Section Titles    115
Section 10.16.    Execution in Counterparts; Electronic Execution    115
Section 10.17.    Entire Agreement    116
-iii-

(continued)
Page
Section 10.18.    Confidentiality    116
Section 10.19.    Patriot Act Notice    117
Section 10.20.    Survival    117
Section 10.21.    No Fiduciary Duty    117
Section 10.22.    Amendment and Restatement    118
Section 10.23.    Maximum Rate    118
Section 10.24.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    119
Section 10.25.    Acknowledgement Regarding Any Supported QFCs    119

-iv-

SCHEDULES:
I    Revolving Credit Commitments
3.4    Consents, Authorizations, Filings and Notices
3.6    Litigation
3.15(a)    Subsidiaries
3.15(b)    Borrower Information
7.1    Indebtedness
7.8    Affiliate Transactions
EXHIBITS:
A    Form of Notice of Borrowing
B    Form of Closing Certificate
C    [Reserved]
D    Form of Assignment and Assumption
E-1    Form of Revolving Credit Note
E-2    Form of Swingline Note
F    Form of Notice of Conversion or Continuation
G    Form of Guaranty
H    Form of Letter of Credit Request
I    Form of Swingline Loan Request
J    Form of Additional Borrower Joinder Agreement

-v-

FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT, dated as of November 10, 2025, among BOARDWALK PIPELINES, LP, a Delaware limited partnership (the “Parent Borrower”), TEXAS GAS TRANSMISSION, LLC, a Delaware limited liability company (“Texas Gas”), GULF SOUTH PIPELINE COMPANY, LLC (f/k/a Gulf South Pipeline Company, LP), a Delaware limited liability company and successor in interest to Gulf Crossing Pipeline Company LLC, a Delaware limited liability company (“Gulf South” and, together with the Parent Borrower and Texas Gas, the “Initial Borrowers”), and each of the other entities that becomes a party hereto pursuant to Section 2.18, severally as Borrowers, BOARDWALK PIPELINE PARTNERS, LP, a Delaware limited partnership (the “Guarantor”), as guarantor, the several banks and other financial institutions or entities from time to time party to this Agreement as lenders (the “Lenders”), the Issuers from time to time party to this Agreement, WELLS FARGO BANK, N.A. (“Wells Fargo”), as administrative agent for the Lenders and the Issuers (in such capacity, the “Administrative Agent”), BARCLAYS BANK PLC, CITIBANK, N.A., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., REGIONS BANK, TRUIST BANK, U.S. BANK NATIONAL ASSOCIATION, BANK OF AMERICA, N.A., and SUMITOMO MITSUI BANKING CORPORATION, as co-syndication agents, (each a “Co-Syndication Agent” and collectively, the “Co-Syndication Agents”).
W I T N E S E T H:
WHEREAS, the Parent Borrower, Texas Gas, Gulf South, Gulf Crossing Pipeline Company LLC, certain other named borrowers, the Guarantor, the lenders and issuers party thereto, Wells Fargo Bank, N.A., as the administrative agent, and certain other agents and parties thereto entered into the Third Amended and Restated Revolving Credit Agreement, dated as of May 26, 2015 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);
WHEREAS, the Parent Borrower has requested that the Lenders and the other parties hereto amend and restate the Existing Credit Agreement in its entirety to make certain changes to the Existing Credit Agreement;
WHEREAS, in connection with the amendment and restatement of the Existing Credit Agreement, Wells Fargo has agreed to serve as the administrative agent for the Lenders and the Issuers; and
WHEREAS, the Lenders and the other parties hereto are willing to amend and restate the Existing Credit Agreement upon and subject to the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

Article I

DEFINITIONS
Section 1.1.Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.
“Additional Borrower”: as defined in Section 2.18 (Additional Borrowers).
“Additional Borrower Joinder Agreement”: a joinder agreement, in substantially the form of Exhibit J (Form of Additional Borrower Joinder Agreement), executed by the Parent Borrower, the Guarantor and any Wholly Owned Domestic Subsidiary of the Parent Borrower that the Parent Borrower wishes to become an Additional Borrower in accordance with the provisions of Section 2.18.
“Additional Commitment Lender”: as defined in Section 2.17(d).
“Administrative Agent”: as defined in the preamble hereto.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender”: as defined in Section 2.16(a).
“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 25% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Agent Affiliate”: as defined in Section 9.3(c) (Posting of Approved Electronic Communications).
“Agents”: the collective reference to the Administrative Agent and the Co-Syndication Agents.
“Agreement”: this Fourth Amended and Restated Revolving Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Guarantor, any Borrower or any of their respective Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Margin”: at any date of determination, with respect to each Borrower and each Type of Loan, the rate per annum corresponding to such Borrower’s Credit Rating on such date, as set forth below:

Level	Credit Rating	Term SOFR Margin	Base Rate Margin
1	at least A- by S&P or A3 by Moody’s	1.00%	0.00%
2	BBB+ by S&P or Baa1 by Moody’s	1.125%	0.125%
3	BBB by S&P or Baa2 by Moody’s	1.25%	0.25%
4	BBB- by S&P or Baa3 by Moody’s	1.50%	0.50%
5	less than Level 4	1.75%	0.75%

provided, however, that if at any time there is a split Credit Rating, then the Applicable Margin at such time will be determined by the higher of the two Credit Ratings, except that in the event that the lower of such Credit Ratings is more than one Level below the higher of such Credit Ratings, the Applicable Margin will be determined based on the Level that is one Level lower than the higher of such ratings; provided, further, that if such Borrower is unrated by one of S&P or Moody’s (other than by reason of the circumstances referred to in the definition of “Credit Rating”), then the Applicable Margin shall be based on the Credit Rating established by the other rating agency.
“Applicable Percentage”: with respect to any Borrower, the percentage obtained by dividing (a) the Revolving Credit Sublimit of such Borrower by (b) the aggregate Revolving Credit Commitments.
“Applicable Unused Commitment Fee Rate”: at any date of determination, with respect to each Borrower, the rate per annum corresponding to such Borrower’s Credit Rating on such date, as set forth below:

Level	Credit Rating	Applicable Unused Commitment Fee Rate
1	at least A- by S&P or A3 by Moody’s	0.100%
2	BBB+ by S&P or Baa1 by Moody’s	0.125%
3	BBB by S&P or Baa2 by Moody’s	0.150%
4	BBB- by S&P or Baa3 by Moody’s	0.200%
5	less than Level 4	0.250%

provided, however, that if at any time there is a split Credit Rating, then the Applicable Unused Commitment Fee Rate at such time will be determined by the higher of the two Credit Ratings, except that in the event that the lower of such Credit Ratings is more than one Level below the higher of such Credit Ratings, the Applicable Unused Commitment Fee Rate will be determined based on the Level that is one Level lower than the higher of such ratings; provided, further, that if such Borrower is unrated by one of S&P or Moody’s (other than by reason of the circumstances referred to in the definition of “Credit Rating”), then the Applicable Unused Commitment Fee Rate shall be based on the Credit Rating established by the other rating agency.
“Approved Electronic Communications”: each notice, demand, communication, information, document and other material that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including (a) any written Contractual Obligation delivered or required to be delivered in respect of any Loan Document or the transactions contemplated therein and (b) any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, “Approved Electronic Communication” shall exclude (i) any Notice of Borrowing, Letter of Credit Request, Swingline Loan Request, Notice of Conversion or Continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Section 2.7 (Optional Prepayments) and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV (Conditions Precedent) or Section 2.3(a) (Letters of Credit) or any other condition to any Borrowing or other extension of credit hereunder or any other condition precedent to the effectiveness of this Agreement.
“Approved Electronic Platform”: as defined in Section 9.3 (Posting of Approved Electronic Communications).
“Approved Fund”: any Fund that is advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or Affiliate of an entity that administers or manages a Lender.
“Arrangers”: Wells Fargo Securities, LLC, Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Regions Capital Markets, a division of Regions Bank, Truist Securities, Inc., U.S. Bank National Association, BofA Securities, Inc., and Sumitomo Mitsui Banking Corporation, as joint lead arrangers and joint bookrunners.
“Assignment and Acceptance”: any assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit D (Form of Assignment and Acceptance).
“Assignment Extension”: as defined in Section 2.17(e).
“Available Cash”: with respect to any Fiscal Quarter of the Parent Borrower ending prior to the date the dissolution of the Guarantor occurs: (a) the sum of (i) all cash and Cash Equivalents of the Parent Borrower and its Subsidiaries on hand at the end of such Fiscal Quarter, and (ii) all additional cash and Cash Equivalents of the Parent Borrower and its Subsidiaries (or the Parent Borrower’s and its Subsidiaries’ proportionate share of cash and Cash Equivalents in the case of Subsidiaries that are not Wholly Owned Subsidiaries) on hand on the date of determination of Available Cash with respect to such Fiscal Quarter resulting from borrowings used solely for working capital purposes or to pay distributions to the Guarantor made pursuant to a credit facility, commercial paper facility or similar financing or other arrangement; provided, that when incurred it is the intent of the Parent Borrower or such Subsidiary, as applicable, to repay such borrowings within 12 months from the date of such borrowings other than with additional borrowings, less (b) the amount of any cash reserves (or the Parent Borrower’s and its Subsidiaries’ proportionate share of cash reserves in the case of Subsidiaries that are not Wholly Owned Subsidiaries) established by the Parent Borrower to (i)

provide for the proper conduct of the business of the Parent Borrower and its Subsidiaries (including reserves for future capital expenditures, for anticipated future credit needs of the Parent Borrower and its Subsidiaries and for refunds of collected rates reasonably likely to be refunded as a result of a settlement or hearing relating to FERC rate proceedings) subsequent to such Fiscal Quarter, (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Parent Borrower or any of its Subsidiaries is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 12 of the Guarantor Partnership Agreement as in effect on the Effective Date in respect of any one or more of the next four Fiscal Quarters; provided, however, that disbursements made by the Parent Borrower and its Subsidiaries or cash reserves established, increased or reduced after the end of such Fiscal Quarter but on or before the date of determination of Available Cash with respect to such Fiscal Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Fiscal Quarter if the Parent Borrower so determines. Notwithstanding the foregoing, “Available Cash” with respect to the Fiscal Quarter in which the dissolution of the Guarantor occurs and any subsequent Fiscal Quarter shall equal zero.
“Available Credit”: at any time, (a) the then effective Revolving Credit Commitments minus (b) the aggregate Revolving Credit Outstandings at such time.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(d)(iv).
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate”: for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of the following: (a) the rate of interest announced publicly by Wells Fargo at its principal office in San Francisco, California from time to time, as Wells Fargo’s prime rate; (b) 0.5% per annum plus the Federal Funds Rate; and (c) 1.0% per annum plus Term SOFR for an Interest Period of one month on such day (or if such day is not a Business Day, the immediately preceding Business Day); provided that (i) clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (ii) if the Base Rate for any determination would be less than the Floor, then the Base Rate will be deemed to be the Floor for the purposes of such determination.

“Base Rate Loans”: Loans for which the applicable rate of interest is based upon the Base Rate.
“Base Rate Term SOFR Determination Day”: as defined in the definition of Term SOFR.
“Benchmark”: initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(d)(i).
“Benchmark Replacement”: with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement for any determination would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of such determination.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date”: the earlier to occur of the following events with respect to the then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof);
(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”: the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(d)(i) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(d)(i).
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 CFR § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BGL”: Boardwalk GP, LLC, a Delaware limited liability company.
“Board of Directors”: with respect to any Person, either the Board of Directors (or equivalent governing body) of such Person or any committee of such Board duly authorized to act on its behalf.
“Borrowers”: the Initial Borrowers and each Additional Borrower, provided that the term shall exclude any Borrower that is designated not to be a Borrower in accordance with Section 2.18(c).
“Borrower Affiliate”: each of the Guarantor, the General Partner, the BGL, each Subsidiary of the Guarantor and each Subsidiary of the Parent Borrower.
“Borrowing”: a borrowing consisting of Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.
“Business Day”: for all purposes, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.
“Cash Collateral Account”: any deposit account or securities account that is (a) established by the Administrative Agent from time to time in its sole discretion to receive cash and Cash Equivalents (or purchase cash or Cash Equivalents with funds received) from the Loan Parties or Persons acting on their behalf pursuant to the Loan Documents, (b) with such depositaries and securities intermediaries as the Administrative Agent may determine in its sole discretion, (c) in the name of the Administrative Agent (although such account may also have words referring to the applicable Borrower and the account’s purpose), (d) under the control of the Administrative Agent and (e) in the case of a securities account, with respect to which the Administrative Agent shall be the entitlement holder (as defined in the UCC) and the only Person authorized to give entitlement orders (as defined in the UCC) with respect thereto.
“Cash Collateralize”: to deposit in a Cash Collateral Account or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or Lenders, as collateral for Letter of Credit Obligations or obligations of Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and each applicable Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and each applicable Issuer.
“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents”: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) investments in bankers’ acceptances, certificates of deposit, money market deposits and time deposits with maturities of six (6) months or less from the date of acquisition thereof issued or guaranteed by, or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000 and having a long-term debt rating of “A” or better by S&P or “A2” or better from Moody’s (or, if at any time either S&P or Moody’s are not rating the debt of such bank, an equivalent rating from another nationally recognized statistical rating agency); (c) commercial paper currently having the highest rating obtainable from either S&P or Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency) and that matures or resets not more than nine (9) months after the creation thereof; and (d) investments in money market funds or money market mutual funds that have (i) substantially all of their assets invested in the types of investments referred to in clauses (a) through (c) above, (ii) net assets of not less than $250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time either S&P or Moody’s are not rating such fund, an equivalent rating from another nationally recognized statistical rating agency).
“Catch-Up Extension”: as defined in Section 2.17(e).
“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued. For the avoidance of doubt, the enactment of final Treasury Regulations promulgated under FATCA shall not be deemed to be a “Change in Law” for the purposes of this Agreement.

“Change of Control”: the occurrence of any of the following events:
(a)prior to a Public Offering, (i) any Person (or syndicate or group of Persons which are deemed a “person” for the purposes of Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Permitted Investor, acquires more than 30% of the outstanding Voting Stock of the BGL, or (ii) the Permitted Investor shall cease to own and control, of record and beneficially, directly or indirectly, 50% or more of the outstanding Voting Stock of the BGL;
(b)upon and following a Public Offering, either (i) the Permitted Investor shall cease to own and control, of record and beneficially, directly or indirectly, more than 50% of the outstanding Voting Stock of the IPO Company (or its general partner, managing member, or comparable governing entity) or (ii) the IPO Company shall cease to own and control, of record and beneficially, directly or indirectly, more than 50% of the outstanding Voting Stock of the BGL and the General Partner;
(c)during any period of twelve successive months a majority of the Persons who were directors of the BGL, or following a Public Offering, the IPO Company, at the beginning of such period or who were nominated for election by a majority of the persons who were directors of the BGL or the IPO Company, as applicable, at the beginning of such period cease (other than as a result of death or disability) to be directors of the BGL or the IPO Company, as applicable;
(d)the BGL ceases to be the sole general partner of the General Partner;
(e)the General Partner ceases to be the sole general partner of the Guarantor; or
(f)the Guarantor shall cease to own and control, of record and beneficially, directly or indirectly, free of all Liens, 100% of the Capital Stock of each Borrower.
“Code”: the United States Internal Revenue Code of 1986, as amended from time to time.
“Co-Syndication Agents”: as defined in the preamble hereto.
“Commonly Controlled Entity”: an entity, whether or not incorporated, that is under common control with the Parent Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Parent Borrower and that is treated as a single employer under Section 414 of the Code.
“Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “Base Rate,” the definition of “SOFR Market Index Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13(f) and other technical, administrative, or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consenting Lenders”: as defined in Section 2.17(c).
“Consolidated Assets”: at the date of any determination thereof, the total assets of the Guarantor and its Subsidiaries as set forth on a consolidated balance sheet of the Guarantor and its Subsidiaries for their most recently completed Fiscal Quarter, prepared in accordance with GAAP.
“Consolidated EBITDA”: of the Guarantor for any period, Consolidated Net Income of the Guarantor and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) consolidated interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income (except to the extent deducted in determining consolidated interest expense), (b) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis; provided, however, that for purposes of calculating Consolidated EBITDA of the Guarantor for any period, (i) the Consolidated EBITDA of any Person acquired by the Guarantor or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders’ equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person disposed of by the Guarantor or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).
In addition, with respect to any Material Project, an amount equal to the ratable portion of Consolidated EBITDA projected for the first 12 months of operations of such Material Project shall be added to actual Consolidated EBITDA of the Guarantor at the end of each Fiscal Quarter in proportion to the total expected capital costs of such Material Project that have been incurred at the end of such Fiscal Quarter; provided, however, that (i) with respect to any Material Project of any non-Wholly Owned Subsidiary of the Guarantor, there shall be excluded the projected Consolidated EBITDA of such Material Project attributable to the economic interests of such non-Wholly Owned Subsidiary owned directly or indirectly by any Person other than the Guarantor or any Wholly Owned Subsidiary of the Guarantor, (ii) the Administrative Agent shall have received Consolidated EBITDA projections and such supporting documentation requested by it for each Material Project, in each case reasonably satisfactory to the Administrative Agent and (iii) the aggregate amount of all adjustments to Consolidated EBITDA with respect to Material Projects during any period of 4 consecutive Fiscal Quarters shall not exceed 25% of the total actual Consolidated EBITDA of the Guarantor for such period (determined without including adjustments with respect to Material Projects or any adjustments in respect of any asset acquisitions).
With respect to any Material Project of an Unconsolidated Joint Venture, (i) Consolidated EBITDA of the Guarantor shall be adjusted in the manner calculated above but without giving effect to the exclusion in proviso (i) of the paragraph immediately above and with such calculations instead being based upon the cash distributions projected to be made by such Person to the Guarantor and its Subsidiaries for the first 12 months of operations of such Material Project and (ii) the Administrative Agent shall have received projections of such cash distributions and such supporting documentation requested by it for such Material Project, in each case reasonably satisfactory to the Administrative Agent.
“Consolidated Leverage Ratio”: with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person and its Subsidiaries on such date and, if there are no Revolving Credit Outstandings on such date, less the aggregate amount of cash and Cash Equivalents of such Person and its Wholly Owned Subsidiaries on their balance sheet on such date that are free and clear of Liens (other than Liens permitted by Section 7.2(h)) and that are otherwise not restricted (as such concept is defined in GAAP)(excluding, for the avoidance of doubt, Cash Collateral), to (b) Consolidated EBITDA of such Person and its Subsidiaries for the last four Fiscal Quarter period ending on or before such date; provided, however, that Consolidated Total Debt shall exclude (i) any Subordinated Loans made by the Permitted Investor, any Subsidiary thereof or any other Person to the Guarantor or any Borrower; provided, that (A) the aggregate principal amount of such excluded Subordinated Loans pursuant to this clause (i) outstanding at any time shall not exceed $500,000,000 and (B) any such excluded Subordinated Loan shall mature not earlier than the date that is 180 days after the latest Scheduled Maturity Date in effect at the time such Subordinated Loan is incurred, (ii) any Subordinated Loans made by the Guarantor or any Borrower to any Borrower; provided, that the aggregate principal amount of such excluded Subordinated Loans pursuant to this clause (ii) outstanding at any time shall not exceed $200,000,000, (iii) obligations of the Parent Borrower or any of its Subsidiaries under any Hybrid Securities, (iv) the aggregate principal amount of any Indebtedness of any non-Wholly Owned Subsidiary attributable to the economic interests of such non-Wholly Owned Subsidiary owned directly or indirectly by any Person other than the Borrowers or any Wholly Owned Subsidiary of the Borrowers, unless any Borrower or any Wholly Owned Subsidiary of any Borrower has a Guarantee Obligation with respect to such Indebtedness, in which case the aggregate principal amount of such Indebtedness so guaranteed shall be included in the calculation of Consolidated Total Debt and (v) with respect to the Parent Borrower only, any Indebtedness of the Parent Borrower owing to the Guarantor.
“Consolidated Net Income”: of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Guarantor or any Borrower for any period, there shall be (i) included all dividends and distributions made by any Person (other than a Subsidiary of the Guarantor or such Borrower) in which the Guarantor or such Borrower or any of their respective Subsidiaries has an ownership interest to the extent any such dividends and distributions are actually received during such period or within 40 days after the end of such period by the Guarantor, such Borrower or such Subsidiary and (ii) excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Guarantor or such Borrower or is merged into or consolidated with the Guarantor or such Borrower or any of their respective Subsidiaries (b) the undistributed earnings of any Subsidiary of the Guarantor or such Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary and (c) the income (or deficit) of any non-Wholly Owned Subsidiary attributable to the economic interests of such non-Wholly Owned Subsidiary owned directly or indirectly by any Person other than the Borrowers or any Wholly Owned Subsidiary of the Borrowers.
“Consolidated Net Tangible Assets”: at the date of any determination thereof, the Consolidated Assets of the Guarantor and its Subsidiaries after deducting therefrom: (a) all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (ii) current maturities of long-term debt; and (b) the value, net of any applicable reserves, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Guarantor and its Subsidiaries for their most recently completed Fiscal Quarter, prepared in accordance with GAAP.
“Consolidated Total Debt”: of any Person at any date, the aggregate principal amount of all Indebtedness of such Person at such date, determined on a consolidated basis in accordance with GAAP.
“Constituent Documents”: with respect to any Person, (a) the articles of incorporation, certificate of incorporation, constitution, certificate of formation or certificate of limited partnership (or the equivalent organizational documents) of such Person, (b) the by-laws, operating agreement or limited partnership agreement (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election or duties of the directors, managing members or general partner of such Person (if any) and the designation, amount or relative rights, limitations and preferences of any class or series of such Person’s Capital Stock.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
“Covered Party”: as defined in Section 10.25(a) (Acknowledgement Regarding Any Supported QFCs).
“Credit Rating”: as of any date, with respect to each Borrower, the credit rating by either Moody’s or S&P, as the case may be, for the long-term senior unsecured non-credit enhanced debt of such Borrower; provided, however, that (a) if neither Moody’s nor S&P provides a credit rating for Gulf South’s long-term senior unsecured non-credit enhanced debt, the Credit Rating of Gulf South shall be deemed to be one level higher than the Credit Rating of the Parent Borrower, (b) if neither Moody’s nor S&P provides a credit rating for Texas Gas’ long-term senior unsecured non-credit enhanced debt, the Credit Rating of Texas Gas shall be deemed to be one level higher than the Credit Rating of the Parent Borrower, (c) if neither Moody’s nor S&P provides a credit rating of any Borrower (other than Gulf South and Texas Gas) for the long-term senior unsecured non-credit enhanced debt of such Borrower, the Credit Rating for such Borrower shall be deemed to be the Credit Rating of the Guarantor, and (d) if neither Moody’s nor S&P provides a credit rating for the Guarantor’s long-term senior unsecured non-credit enhanced debt (other than by reason of the circumstances referred to in clause (z) below), the Credit Rating of the Guarantor shall be deemed to be the lowest level. For purposes of the foregoing, (x) if any credit rating established by Moody’s or S&P shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change, (y) if Moody’s or S&P shall change the basis on which credit ratings are established by it, each reference to the Credit Rating announced by Moody’s or S&P shall refer to the then equivalent credit rating by Moody’s or S&P, as the case may be, and (z) if either Moody’s or S&P shall cease to be in the business of rating corporate debt obligations, the Borrowers and the Required Lenders shall negotiate in good faith to amend this Agreement to reflect the unavailability of credit ratings from such rating agency and, pending the effectiveness of any such amendment, the Credit Rating shall be determined by reference to the Credit Rating most recently in effect prior to such cessation.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default”: any of the events specified in Section 8.1, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Defaulting Lender”: at any time, subject to Section 2.21(d), (a) any Lender that (i) has failed to comply with its obligations under this Agreement to make a Loan within two Business Days of the date such Loan was required to be made hereunder unless such Lender has notified the Administrative Agent and the applicable Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding has not been satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing) or (ii) has failed to make a payment to any Issuer in respect of an Reimbursement Obligation, make a payment to the Swingline Lender in respect of a Swingline Loan or make any other payment due hereunder (each, a “funding obligation”) within two Business Days of the date when due, (b) any Lender that has notified the Administrative Agent, the Parent Borrower, any Issuer or the Swingline Lender in writing, or has stated publicly, that it does not intend to comply with its funding obligations hereunder, unless such writing or statement states that such position is based on such Lender’s determination that one or more conditions precedent to funding cannot be satisfied (which conditions precedent, together with the applicable default, if any, will be specifically identified in such writing or public statement), (c) any Lender that has failed, within three Business Days after written request of the Administrative Agent or the Parent Borrower, to confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender will cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s and the Parent Borrower’s receipt of such written confirmation), or (d) any Lender that has, or has a Parent Company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any Parent Company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any of clauses (a) through (d) above will be conclusive and binding absent manifest error, and such Lender will be deemed to be a Defaulting Lender (subject to Section 2.21(d)) upon notification of such determination by the Administrative Agent to the Borrowers, the Issuers, the Swingline Lender and the Lenders.
“Dollars” and “$”: lawful currency of the United States of America.

“Domestic Person”: any “United States person” under and as defined in Section 7701(a)(30) of the Code.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 4.1 shall have been satisfied, which date is November 10, 2025.
“Electronic Record”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Electronic Signature”: has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Eligible Assignee”: (a) a Lender or an Affiliate or Approved Fund of any Lender, (b) a commercial bank having total assets in excess of $5,000,000,000, (c) a finance company, insurance company or any other financial institution or Fund, in each case reasonably acceptable to the Administrative Agent, the Swingline Lender and each Issuer and regularly engaged in making, purchasing or investing in loans and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 (or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or Fund, reasonably acceptable to the Administrative Agent and the Parent Borrower) or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof having a net worth, determined in accordance with GAAP, in excess of $250,000,000. Notwithstanding the foregoing, no Defaulting Lender or Loan Party (or Affiliate thereof) shall be an “Eligible Assignee.”
“Environmental Laws”: any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.
“Environmental Permits”: any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“Erroneous Payment”: as defined in Section 9.10(a) (Erroneous Payments).

“Erroneous Payment Deficiency Assignment”: as defined in Section 9.10(d) (Erroneous Payments).
“Erroneous Payment Impacted Class”: as defined in Section 9.10(d) (Erroneous Payments).
“Erroneous Payment Return Deficiency”: as defined in Section 9.10(d) (Erroneous Payments).
“EU Bail-In Legislation Schedule”: the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Event of Default”: any of the events specified in Section 8.1, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Subordinated Debt”: any Subordinated Loan excluded from the calculation of the Consolidated Leverage Ratio pursuant to clause (i) of the first proviso of the definition thereof.
“Excluded Subordinated Debt Payment Conditions”: with respect to any Restricted Payment with respect to Excluded Subordinated Debt, (a) both before and after giving effect to such Restricted Payment, the Guarantor shall be in pro forma compliance with the financial covenant contained in Article V, in each case determined as of the last day of the most recently ended Fiscal Quarter of the Guarantor for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (c), as applicable, (b) if such Restricted Payment is with respect to Excluded Subordinated Debt owing to any Person other than the Permitted Investors, both before and after giving effect to such Restricted Payment, the Available Credit shall not be less than $100,000,000 and (c) the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer demonstrating satisfaction of the conditions set forth in clause (a) and, if applicable, clause (b) above.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, branch profits Taxes or similar Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) imposed on the Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any taxing authority thereof or therein (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document), (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of (i) a Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which such Lender acquires such interest in the Loan or Revolving Credit Commitment or such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (ii) an Administrative Agent (or successor Administrative Agent) pursuant to a law in effect on the date of the appointment of such Administrative Agent, and (iii) an Issuer (or successor Issuer) pursuant to a law in effect on the date such Issuer becomes an Issuer, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement”: as defined in the recitals hereto.
“Existing Lenders”: the “Lenders” under and as defined in the Existing Credit Agreement.
“Existing Maturity Date”: as defined in Section 2.17(a).
“Existing Revolving Credit Commitments”: the “Revolving Credit Commitments” under and as defined in the Existing Credit Agreement.
“Existing Revolving Loans”: the “Revolving Loans” under and as defined in the Existing Credit Agreement.
“Extended Maturity Date”: as at any date, the date to which the Scheduled Maturity Date for a Lender has then most recently been extended pursuant to Section 2.17.
“Extension Closing Date”: as defined in Section 2.17(e).
“Facility”: the Revolving Credit Commitments, the Loans made hereunder and the provisions herein related to the Letters of Credit.
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“Federal Funds Rate”: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero for any determination, such rate shall be deemed zero for the purposes of such determination.
“Federal Reserve Board”: the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Fee Letters”: (a) the fee letter dated as of October 16, 2025 among the Parent Borrower, Wells Fargo Securities, LLC, and Wells Fargo, (b) the fee letter dated as of the Effective Date among the Parent Borrower and the Arrangers or any Affiliate thereof, and (c) each other fee letter delivered in connection with this Agreement by any Borrower and any Arranger and/or the Administrative Agent.
“FERC”: the Federal Energy Regulatory Commission, or any successor thereto.
“Finance Lease”: with respect to any Person, any lease of, or other arrangement conveying the right to use, property by such Person as lessee that would be accounted for as a finance lease on a balance sheet of such Person prepared in conformity with GAAP.

“Finance Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Fiscal Quarter”: each of the three month periods ending on March 31, June 30, September 30 and December 31.
“Fiscal Year”: the twelve month period ending on December 31.
“Floor”: a rate of interest equal to 0%.
“Fronting Exposure”: at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Ratable Portion of the outstanding Letter of Credit Obligations with respect to Letters of Credit issued by such Issuer other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Ratable Portion of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to Non-Defaulting Lenders.
“Fund”: any Person (other than a natural Person) that is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP”: generally accepted accounting principles in the United States of America as in effect from time to time.
“General Partner”: Boardwalk GP, LP, a Delaware limited partnership.
“Governmental Authority”: the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term

Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Parent Borrower in good faith.
“Guarantor”: as defined in the preamble hereto.
“Guarantor Partnership Agreement”: the Fourth Amended and Restated Agreement of Limited Partnership of Boardwalk Pipeline Partners, LP, dated as of July 19, 2018, by and between the General Partner, as the general partner and as a limited partner, and Boardwalk Pipelines Holding Corp., as a limited partner, together with any other Persons who become parties thereto as provided therein (as the same may be amended from time to time to the extent permitted by the Loan Documents).
“Guaranty”: the fourth amended and restated guaranty, in substantially the form of Exhibit G (Form of Guaranty), executed by the Guarantor.
“Gulf South”: as defined in the preamble hereto.
“Hedge Agreements”: all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Parent Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.
“Hybrid Security”: any hybrid preferred securities consisting of trust preferred securities or deferrable interest subordinated debt securities with maturities of at least 20 years issued by the Parent Borrower or wholly owned special purpose entities that are direct Subsidiaries of the Parent Borrower.
“Illegality Notice”: as defined in Section 2.13(c).
“Incremental Credit Extension Date”: as defined in Section 2.1(b) (Incremental Credit Extensions).
“Indebtedness”: of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8.1(e) only, all obligations of such Person in respect of Hedge Agreements.
“Indemnified Taxes”: Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document.
“Indemnitee”: as defined in Section 10.4 (Indemnities).
“Initial Borrowers”: as defined in the preamble hereto.
“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA, and in such context “Insolvent” shall have a correlative meaning.
“Interest Period”: as to any SOFR Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such SOFR Loan and ending one, three or six months thereafter, as selected by the applicable Borrower in its Notice of Borrowing or Notice of Conversion or Continuation, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such SOFR Loan and ending one, three or six months thereafter, as selected by the applicable Borrower in its Notice of Conversion or Continuation given to the Administrative Agent not less than three U.S. Government Securities Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(ii)any Interest Period that would otherwise extend beyond the date final payment is due on the Loans, shall end on such due date, as applicable;
(iii)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iv)there shall be outstanding at any one time no more than twelve Interest Periods in the aggregate; and
(v)no tenor that has been removed from this definition pursuant to Section 2.13(d)(iv) shall be available for specification in any Notice of Borrowing or Notice of Conversion or Continuation.
“Investment”: with respect to any Person, (a) any purchase or other acquisition by such Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted) or capital contribution by such Person to any other Person, including all Indebtedness of any other Person to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (c) any Guarantee Obligation incurred by such Person in respect of Indebtedness of any other Person.
“IPO Company”: a company formed as a Subsidiary of the Permitted Investor to own, directly or indirectly, the General Partner and the BGL and to undertake a Public Offering.
“Issue”: with respect to any Letter of Credit, to issue, extend the expiry of, or increase the maximum face amount (including by deleting or reducing any scheduled decrease in such maximum face amount) of, such Letter of Credit. The terms “Issued”, “Issuance” and “Issuing” shall have a corresponding meaning.
“Issuer”: Wells Fargo and each other Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an “Issuer” or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Parent Borrower by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Parent Borrower to be bound by the terms hereof applicable to Issuers.
“Joint Venture”: any Person, other than an individual or a Wholly Owned Subsidiary of the Parent Borrower, in which the Parent Borrower or a Subsidiary of the Parent Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).
“Lenders”: as defined in the preamble hereto. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
“Letter of Credit”: any letter of credit Issued pursuant to Section 2.3 (Letters of Credit).
“Letter of Credit Obligations”: with respect to each Borrower at any time, the aggregate of all liabilities at such time of such Borrower to all Issuers with respect to Letters of Credit Issued for the account of such Borrower, whether or not any such liability is contingent, including, without duplication, the sum of (a) such Borrower’s Reimbursement Obligations at such time and (b) such Borrower’s Letter of Credit Undrawn Amounts at such time.
“Letter of Credit Reimbursement Agreement” as defined in Section 2.3(a)(vi) (Letters of Credit).
“Letter of Credit Request”: as defined in Section 2.3(c) (Letters of Credit).
“Letter of Credit Sublimit”: (a) with respect to the Issuers taken as a whole, $250,000,000 and (b) with respect to each Issuer, (i) the amount set forth opposite such Issuer’s name below:

Issuer	Letter Of Credit Sublimit
Wells Fargo	$25,000,000
Bank of America, N.A.	$25,000,000
Barclays Bank PLC	$25,000,000
Citibank, N.A.	$25,000,000
JPMorgan Chase Bank, N.A.	$25,000,000
MUFG Bank, Ltd.	$25,000,000
Regions Bank	$25,000,000
Sumitomo Mitsui Banking Corporation	$25,000,000
Truist Bank	$25,000,000
U.S. Bank National Association	$25,000,000

or (ii) in the case of any other Issuer, such amount as may be agreed among such Issuer, the Parent Borrower and the Administrative Agent; provided, however, that the aggregate Letter of Credit Sublimits for all Issuers pursuant to this clause (b) shall not exceed the Letter of Credit Sublimit for the Issuers taken as a whole in clause (a) of this definition.
“Letter of Credit Undrawn Amounts”: with respect to each Borrower at any time, the aggregate undrawn face amount of all Letters of Credit Issued for the account of such Borrower and outstanding at such time.
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing).
“Loan”: any loan (including Revolving Loans and Swingline Loans) made by any Lender pursuant to this Agreement.
“Loan Documents”: this Agreement, the Revolving Credit Notes, the Swingline Notes, the Guaranty, the Fee Letters, each Letter of Credit Reimbursement Agreement and each other agreement, document, instrument or certificate executed by any Borrower or any other Loan Party in connection with any of the foregoing which the Administrative Agent and the Parent Borrower designate as a “Loan Document”.
“Loan Parties”: each of the Borrowers and the Guarantor.
“Material Adverse Effect”: a material adverse effect on (a) the business, assets, liabilities, operations or condition (financial or otherwise) of the Guarantor and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or any other Loan Document, or (c) the ability of the Administrative Agent, the Lenders or the Issuers to enforce this Agreement or any other Loan Document.
“Material Project”: any capital expansion project of the Guarantor or any of its Subsidiaries or any Unconsolidated Joint Venture, in connection with which multi-year customer contracts reasonably satisfactory to the Administrative Agent have been entered into prior to the commencement of construction and the aggregate capital cost of which exceeds $20,000,000.

“Minimum Collateral Amount”: at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 102% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuers in their sole discretion.
“Moody’s”: Moody’s Investors Services, Inc.
“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Non-Consenting Lender”: as defined in Section 2.17(c).
“Non-Defaulting Lender”: at any time, a Lender that is not a Defaulting Lender.
“Non-U.S. Lender”: each Lender or Issuer (or the Administrative Agent) that is a Non-U.S. Person.
“Non-U.S. Person”: any Person that is not a Domestic Person.
“non-Wholly Owned Subsidiary”: any Subsidiary of a Person that is not a Wholly Owned Subsidiary of such Person.
“Note”: any Revolving Credit Note or Swingline Note.
“Notice Date”: as defined in Section 2.17(a).
“Notice of Borrowing”: as defined in Section 2.2(a).
“Notice of Conversion or Continuation”: as defined in Section 2.10(a).
“Notice of Extension”: as defined in Section 2.17(a).
“Obligations”: the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and the Letter of Credit Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Letter of Credit Obligations and all other obligations and liabilities of the Borrowers to the Administrative Agent, to any Issuer or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent, to any Issuer or to any Lender that are required to be paid by the Borrowers pursuant hereto) or otherwise, and all obligations of the Borrowers under any Loan Document to provide cash collateral for any Letter of Credit Obligation. Unless otherwise specified in any Loan Document, the Obligations shall be several but not joint obligations of each Borrower.
“Other Taxes”: as defined in Section 2.15(b).
“Outbound Investment Rules”: the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S.

Executive Order 14105 of August 9, 2023, or any similar law or regulation, and as codified at 31 C.F.R. § 850.101 et seq.
“Overnight Rate”: for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent Borrower”: as defined in the preamble hereto.
“Parent Company”: with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the Voting Stock of such Lender.
“Participant and Special Purpose Vehicle Register”: as defined in Section 10.2(f).
“Patriot Act”: the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.).
“Payment Recipient”: as defined in Section 9.10(a) (Erroneous Payments).
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).
“Periodic Term SOFR Determination Day”: as defined in the definition of Term SOFR.
“Permitted Investor”: Loews Corporation, a Delaware corporation, and its Wholly Owned Subsidiaries.
“Person”: an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan that is covered by Title IV of ERISA or Section 412 of the Code and in respect of which the Parent Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
“Proposed Extended Maturity Date”: as defined in Section 2.17(a).
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Offering”: the first underwritten public offering by an IPO Company of its Capital Stock after the Effective Date pursuant to a registration statement filed with the SEC in accordance with the Securities Exchange Act of 1933, as amended, with gross proceeds in excess of $50,000,000.
“Purchasing Lender”: as defined in Section 10.7 (Sharing of Payments, Etc.).
“QFC Credit Support”: as defined in Section 10.25 (Acknowledgement Regarding Any Supported QFCs).

“Qualified Acquisition”: any acquisition by the Parent Borrower or any of its Subsidiaries of all or substantially all of the assets or Capital Stock of any Person or any operating division thereof, or the merger of any Person with or into the Parent Borrower or any Subsidiary of the Parent Borrower (and, in the case of a merger with any Borrower, with such Borrower being the surviving corporation), subject to the satisfaction of each of the following conditions:
(a)the Administrative Agent shall have received at least 10 days’ prior written notice of such proposed acquisition, which notice shall include, without limitation, a reasonably detailed description of such proposed acquisition;
(b)such proposed acquisition shall only involve those assets of a business of the type engaged in by the Parent Borrower and its Subsidiaries as of December 31, 2024 and reasonable extensions thereof (including, without limitation, gas storage, gas gathering and processing, liquids transportation and storage, and gas and liquids marketing);
(c)such proposed acquisition shall be consensual and shall have been approved by such Person’s Board of Directors;
(d)the aggregate purchase price for such proposed acquisition, together with all other acquisitions in any rolling 12-month period that satisfies the requirements of a “Qualified Acquisition” (other than this clause (d)), shall be not less than $100,000,000;
(e)on or prior to the date of such proposed acquisition, the Administrative Agent shall have received copies of the acquisition agreement, related Contractual Obligations and instruments and such other financial information, financial analysis, documentation or other information relating to such proposed acquisition as the Administrative Agent or any Lender shall reasonably request;
(f)at the time of such proposed acquisition and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing, (ii) the Guarantor shall be in pro forma compliance with the financial covenant contained in Article V (after giving effect to the proviso in Article V), in each case determined as of the last day of the most recently ended Fiscal Quarter of the Guarantor for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (c), as applicable, and (iii) all representations and warranties contained in Article III and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects); and
(g)the Parent Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer certifying compliance with each of the foregoing and containing all supporting information necessary for determining such compliance.
“Ratable Portion” or (other than in the expression “equally and ratably”) “ratably”: with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

“Recipient”: (a) the Administrative Agent, (b) any Lender and (c) any Issuer, as applicable.
“Register”: as defined in Section 2.6(b).
“Reimbursement Date”: as defined in Section 2.3(h) (Letters of Credit).
“Reimbursement Obligations”: with respect to each Borrower, as and when matured, the obligation of such Borrower to pay, on the date payment is made or scheduled to be made to the beneficiary under each Letter of Credit (or at such other date as may be specified herein or in the applicable Letter of Credit Reimbursement Agreement), and in Dollars, all amounts of each draft and other request for payments drawn under Letters of Credit Issued for the account of such Borrower, and all other matured reimbursement or repayment obligations of such Borrower to any Issuer with respect to amounts drawn under Letters of Credit Issued for the account of such Borrower.
“Relevant Governmental Body”: the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. § 4043.
“Required Lenders”: at any time, the holders of more than 50% of the aggregate amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, more than 50% of the aggregate Revolving Credit Outstandings.
“Requirement of Law”: as to any Person, the Constituent Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president, chief financial officer or other principal executive officer of any Borrower or the Guarantor (or of their respective general partners), as applicable, but in any event, with respect to financial matters, the chief financial officer of any Borrower or the Guarantor (or of their respective general partners), as applicable.
“Restricted Payment”: (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interests in the Parent Borrower or any Subsidiary, or any option, warrant or other right to acquire any such equity interests in the Parent Borrower or any Subsidiary and (b) any payment or prepayment of principal or interest on, or redemption, repurchase, defeasance or other acquisition or retirement for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, with respect to any Excluded Subordinated Debt. The term “Restricted Payment” shall not include the making of any Investment by the Parent Borrower or any Subsidiary in any other Person.
“Revolving Credit Commitment”: with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule I (Revolving Credit Commitments) under the caption “Revolving Credit Commitment,” as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be increased by any Revolving Credit Commitment Increase or reduced pursuant to this Agreement. The aggregate amount of Revolving Credit Commitments on the Effective Date is $1,000,000,000.
“Revolving Credit Commitment Increase”: as defined in Section 2.1(b) (Incremental Credit Extensions).
“Revolving Credit Note”: a promissory note of the Borrowers payable to any Lender in a principal amount equal to the amount of such Lender’s Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Loans owing to such Lender.
“Revolving Credit Outstandings”: with respect to each Borrower, the sum of (a) the principal amount of the Revolving Loans made to such Borrower outstanding at such time, (b) such Borrower’s Letter of Credit Obligations outstanding at such time and (c) the principal amount of the Swingline Loans made to such Borrower outstanding at such time.
“Revolving Credit Sublimit”: initially, with respect to each Borrower, the amount set forth opposite such Borrower’s name below:

Borrower	Revolving Credit Sublimit
Parent Borrower	$600,000,000
Texas Gas	$400,000,000
Gulf South	$0

The Parent Borrower may adjust the Revolving Credit Sublimit for each Borrower from time to time upon 3 Business Days’ prior written notice to the Administrative Agent; provided, however, that, except as otherwise provided in the following proviso in connection with a Revolving Credit Commitment Increase, (a) the Parent Borrower’s Revolving Credit Sublimit shall not exceed $1,000,000,000, (b) Texas Gas’ Revolving Credit Sublimit shall not exceed $1,000,000,000, (c) Gulf South’s Revolving Credit Sublimit shall not exceed $1,000,000,000, (d)

each Additional Borrower’s Revolving Credit Sublimit shall not exceed $400,000,000 and (e) the aggregate Revolving Credit Sublimits for all Borrowers shall equal the then effective Revolving Credit Commitments; provided, further, that each Revolving Credit Commitment Increase shall increase the maximum Revolving Credit Sublimit for each Borrower in the preceding proviso ratably in accordance with their respective maximum Revolving Credit Sublimits immediately prior to such Revolving Credit Commitment Increase.
“Revolving Credit Termination Date”: the earliest of (a) the latest Scheduled Maturity Date, (b) the date of termination of all of the Revolving Credit Commitments pursuant to Section 2.5(a) (Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans) and (c) the date on which the Obligations become due and payable pursuant to Section 8.1.
“Revolving Loan”: as defined in Section 2.1(a) (The Revolving Credit Commitments).
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, His Majesty’s Treasury, or other relevant sanctions authority
“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions.
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).
“Scheduled Maturity Date”: as to each Lender, the later of (a) November 10, 2030 and (b) the then current Extended Maturity Date for such Lender, if applicable; provided that if such later date is not a Business Day, the Scheduled Maturity Date shall be the immediately preceding Business Day.
“SEC”: the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).
“Security”: any Capital Stock, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.
“Selling Lender”: as defined in Section 10.7 (Sharing of Payments, Etc.).
“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“SMIR Loan”: Swingline Loans for which the applicable rate of interest is based upon the SOFR Market Index Rate.
“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan”: Revolving Loans for which the applicable rate of interest is based upon Term SOFR (other than Base Rate Loans computed pursuant to clause (c) of the definition of “Base Rate”).
“SOFR Market Index Rate”: for any day, the daily floating rate of interest per annum equal to Term SOFR for a one-month tenor on such date of determination, or, if such date is not a U.S. Government Securities Business Day, then the immediately preceding U.S. Government Securities Business Day or if such rate is not available for any reason, a comparable or successor rate that is approved by the Administrative Agent. Notwithstanding the foregoing, if the SOFR Market Index Rate shall be less than zero for any determination, such rate shall be deemed to be zero for purposes of such determination.
“Solvent”: with respect to any Person, as of any date of determination, (a) the amount of the “present fair saleable value” of the assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.
“Special Purpose Vehicle”: any special purpose funding vehicle identified as such in writing by any Lender to the Administrative Agent.
“S&P”: S&P Global Ratings, a division of S&P Global Inc., or any successor thereof which is a nationally recognized statistical rating organization.
“Standby Letter of Credit”: any letter of credit issued to support an obligation of a Person and which may be drawn on only upon the failure of such Person to perform such obligation or other contingency.

“Subordinated Loans”: any Indebtedness that is subordinated to the payment in full of the Obligations on terms and conditions satisfactory to the Administrative Agent.
“Subsidiary”: as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.
“Subsidiary Borrowers”: each Borrower other than the Parent Borrower.
“Substitute Institution”: as defined in Section 2.16(a).
“Substitution Notice”: as defined in Section 2.16(a).
“Supported QFC”: as defined in Section 10.25 (Acknowledgement Regarding Any Supported QFCs).
“Swingline Lender”: Wells Fargo Bank, N.A., in its capacity as the lender of Swingline Loans hereunder.
“Swingline Loan”: a Loan made pursuant to Section 2.4.
“Swingline Loan Request”: as defined in Section 2.4(b).
“Swingline Loan Sublimit”: as of any date of determination, the lesser of (a) $100,000,000, and (b) the unused Revolving Credit Commitment of the Swingline Lender in its capacity as a Lender on such date of determination.
“Swingline Note”: a promissory note of the Borrowers payable to the Swingline Lender in a principal amount equal to the maximum Swingline Loan Sublimit evidencing the aggregate Indebtedness of the Borrowers to such Swingline Lender resulting from the Swingline Loans owing to such Swingline Lender.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”:
(h)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m.

(New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(i)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor for such determination.
“Term SOFR Administrator”: CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate”: the forward-looking term rate based on SOFR.
“Texas Gas”: as defined in the preamble hereto.
“Type”: as to any Loan, its nature as a Base Rate Loan, a SOFR Loan or a SMIR Loan.
“UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unconsolidated Joint Venture”: any Joint Venture which is not a Subsidiary of the Parent Borrower or its Subsidiaries.
“United States”: the United States of America.
“Unused Commitment Fee”: as defined in Section 2.11(a).
“U.S. Government Securities Business Day”: any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that for purposes of notice requirements in Sections 2.2, 2.7, and 2.10, in each case, such day is also a Business Day.
“U.S. Lender”: each Lender or Issuer (or the Administrative Agent) that is a Domestic Person.
“U.S. Person”: any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any Person in the United States.
“U.S. Special Resolution Regimes”: as defined in Section 10.25 (Acknowledgement Regarding Any Supported QFCs).
“Voting Stock”: Capital Stock of any Person having ordinary power to vote in the election of members of the Board of Directors, managers, trustees or other controlling Persons, of such Person, or its managing member or general partner (or managing general partner if there is more than one general partner) (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).
“Wells Fargo”: as defined in the preamble hereto.
“Wholly Owned Subsidiary”: as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.
“Wholly Owned Domestic Subsidiary”: any Wholly Owned Subsidiary of the Parent Borrower organized under the law of any state of the United States of America or the District of Columbia.

“Write-down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2.Other Definitional Provisions.
(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(c)The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(d)All calculations of financial ratios set forth in Article V shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater.
(e)The terms “Lender”, “Issuer” and “Administrative Agent” shall include, without limitation, their respective successors.
(f)Upon the appointment of any successor Administrative Agent pursuant to Section 9.7, references to Wells Fargo in Section 9.4 and to Wells Fargo in the definition of Base Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.
Section 1.3.Accounting Terms and Principles.
(a)Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto (including for purpose of measuring compliance with Article V) shall, unless expressly otherwise provided herein, be made in conformity with GAAP.
(b)If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Guarantor with the agreement of the Guarantor’s independent certified public accountants and results in a change in any of the calculations required by Sections 5 or 7 that would not have resulted had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change such that the criteria for evaluating compliance with such covenants by the Parent Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Sections 5 or 7 shall be given effect until such provisions are amended to reflect such changes in GAAP.
(c)Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Effective Date and any similar lease entered into after the Effective Date by such Person shall be accounted for as obligations relating to an operating lease and not as Finance Lease Obligations.
Section 1.4.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation, or liability of any Person becomes the asset, right, obligation, or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.
Section 1.5.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor, or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark prior to its discontinuance or unavailability or (b) the effect, implementation, or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor, or replacement rate (including any Benchmark Replacement), or any relevant adjustments thereto, and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources, or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof, or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement and shall have no liability to any Borrower, any Lender, or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental, or consequential damages, costs, losses, or expenses (whether in tort, contract, or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Article II

AMOUNT AND TERMS OF COMMITMENTS
Section 2.1.The Commitments.
(a)The Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans in Dollars (each a “Revolving Loan”) to the Borrowers from time to time on any Business Day during the period from the Effective Date until the Revolving Credit Termination Date in an aggregate principal amount at any time outstanding for all such loans by such Lender not to exceed such Lender’s Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan in excess of such Lender’s Ratable Portion of the Available Credit; provided, further, that after giving effect to such Revolving Loan, (i) each Borrower’s Revolving Credit Outstandings shall not exceed its Revolving Credit Sublimit and (ii) the aggregate Revolving Credit Outstandings shall not exceed the then effective Revolving Credit Commitments. Within the limits of the Revolving Credit Commitment of each Lender, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.
(b)Incremental Credit Extensions. (i) The Borrowers may from time to time after the Effective Date request one or more increases in the Revolving Credit Commitments (each, a “Revolving Credit Commitment Increase”); provided, however, that (A) the aggregate amount of all Revolving Credit Commitment Increases shall not exceed $500,000,000, (B) the aggregate amount of Revolving Credit Commitments shall not exceed $1,500,000,000 at any time and (C) each Revolving Credit Commitment Increase shall be in an amount not less than $20,000,000. Nothing in this Agreement shall be construed to obligate the Administrative Agent, any other Agent, any Arranger or any Lender to negotiate for (whether or not in good faith), solicit, provide or commit to provide any Revolving Credit Commitment Increase. The Administrative Agent shall promptly notify each Lender of each proposed Revolving Credit Commitment Increase. Each such Lender (and each of their Affiliates and Approved Funds) may, in its sole discretion, commit to participate in such Revolving Credit Commitment Increase by forwarding its commitment therefor to the Administrative Agent in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall, after consultation with the Parent Borrower, allocate, but in amounts not to exceed for each such Lender the commitment received from such Lender, Affiliate or Approved Fund, the Revolving Credit Commitment Increase commitments to be made as part of such Revolving Credit Commitment Increase to the Lenders from which it has received such written commitments. If the Administrative Agent does not receive enough commitments from existing Lenders or their Affiliates or Approved Funds, it may, after consultation with the Parent Borrower, allocate to Eligible Assignees any excess of the proposed amount of such Revolving Credit Commitment Increase agreed with the Parent Borrower over the aggregate amounts of the commitments received from existing Lenders or their Affiliates or Approved Funds. Each Revolving Credit Commitment Increase shall become effective on a date agreed by the Parent Borrower and the Administrative Agent (each, an “Incremental Credit Extension Date”), which shall be in any case on the date of satisfaction of the conditions precedent set forth in Section 4.4. The Administrative Agent shall notify the Lenders and the Parent Borrower, on or before 1:00 p.m., New York City time, on the Business Day following an Incremental Credit Extension Date of the effectiveness of a Revolving Credit Commitment Increase and shall record in the Register all applicable additional information in respect of such Revolving Credit Commitment Increase. (ii) (A) The commitments under each Revolving Credit Commitment Increase shall be deemed for all purposes part of the Revolving Credit Commitments, (B) each Lender or Eligible Assignee participating in such Revolving

Credit Commitment Increase shall become a Lender with respect to the Revolving Credit Commitments and all matters relating thereto and (C) the commitments under each Revolving Credit Commitment Increase shall have the same terms and conditions as the Revolving Credit Commitments. On the Incremental Credit Extension Date for any Revolving Credit Commitment Increase, each Lender or Eligible Assignee participating in such Revolving Credit Commitment Increase shall purchase and assume from each existing Lender having Revolving Loans outstanding on such Incremental Credit Extension Date, without recourse or warranty and pursuant to an Assignment and Acceptance, an undivided interest and participation, to the extent of such Lender’s Ratable Portion of the new Revolving Credit Commitments (after giving effect to such Revolving Credit Commitment Increase), in the aggregate outstanding Revolving Loans, so as to ensure that, on the Incremental Credit Extension Date after giving effect to such Revolving Credit Commitment Increase, each Lender is owed only its Ratable Portion of the Revolving Loans on such Incremental Credit Extension Date. On each Incremental Credit Extension Date, Schedule I hereof shall be amended and restated by the Administrative Agent and the Parent Borrower (notwithstanding anything in Section 10.1 to the contrary) to set forth all Lenders and their respective Revolving Credit Commitments and Scheduled Maturity Dates after giving effect to such Revolving Credit Commitment Increase.
Section 2.2.Borrowing Procedures.
(a)Each Borrowing shall be made on notice given by the applicable Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the Business Day of the proposed Borrowing, in the case of a Borrowing of Base Rate Loans and (ii) three U.S. Government Securities Business Days prior to the date of the proposed Borrowing, in the case of a Borrowing of SOFR Loans. Each such notice shall be in substantially the form of Exhibit A (Form of Notice of Borrowing) (a “Notice of Borrowing”), specifying (A) the date of such proposed Borrowing, (B) the aggregate amount of such proposed Borrowing, (C) whether any portion of the proposed Borrowing will be of Base Rate Loans or SOFR Loans and (D) for each SOFR Loan, the initial Interest Period or periods thereof. Loans shall be made as Base Rate Loans unless, subject to Section 2.13 (Special Provisions Governing SOFR Loans), the Notice of Borrowing specifies that all or a portion thereof shall be SOFR Loans. Each Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
(b)The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent’s receipt of a Notice of Borrowing and, if SOFR Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.13(a) (Determination of Interest Rate). Each Lender shall, (x) before 2:00 p.m. (New York time) on the date of the proposed Borrowing of Base Rate Loans and (y) before 11:00 a.m. (New York time) on the date of the proposed Borrowing of SOFR Loans, make available to the Administrative Agent at its address referred to in Section 10.8 (Notices, Etc.), in immediately available funds, such Lender’s Ratable Portion of such proposed Borrowing. Upon fulfillment (or due waiver in accordance with Section 10.1) (i) on the Effective Date, of the applicable conditions set forth in Section 4.1 (Conditions to Effectiveness) and (ii) at any time (including the Effective Date), of the applicable conditions set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit), and after the Administrative Agent’s receipt of such funds, the Administrative Agent shall make such funds available to the applicable Borrower.
(c)Unless the Administrative Agent shall have received notice from a Lender prior to the date (in the case of a SOFR Loan) or no later than 12:00 p.m. (New York time) on the date (in the case of a Base Rate Loan) of any proposed Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing (or any portion thereof), the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Overnight Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such corresponding amount so repaid shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement. If such Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrowers.
(d)The failure of any Defaulting Lender to make on the date specified any Loan or any payment required by it, including any payment in respect of its participation in Swingline Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Defaulting Lender to make a Loan or payment required under this Agreement.
Section 2.3.Letters of Credit.
(a)On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to Issue at the request of each Borrower and for the account of such Borrower one or more Letters of Credit from time to time on any Business Day during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and 30 days prior to such Issuer’s Scheduled Maturity Date; provided, however, that no Issuer shall be under any obligation to Issue (and, upon the occurrence of any of the events described in clauses (ii), (iii), (iv), (v) and (vi)(A) below, shall not Issue) any Letter of Credit upon the occurrence of any of the following:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from Issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense that was not applicable, in effect or known to such Issuer as of the date of this Agreement and that such Issuer in good faith deems material to it;
(ii)such Issuer shall have received any written notice of the type described in clause (d) below;
(iii)after giving effect to the Issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate Revolving Credit Commitments at such time;
(iv)after giving effect to the Issuance of such Letter of Credit, (A) the applicable Borrower’s Revolving Credit Outstandings would exceed its Revolving Credit Sublimit, (B) the Letter of Credit Obligations outstanding with respect to such Issuer would exceed such Issuer’s Letter of Credit Sublimit or (C) the aggregate Letter of Credit Obligations of all Borrowers would exceed the Letter of Credit Sublimit of all Issuers taken as a whole;
(v)such Letter of Credit is requested to be denominated in any currency other than Dollars;
(vi)(A) any fees due in connection with a requested Issuance have not been paid, (B) such Letter of Credit is requested to be Issued in a form that is not acceptable to such Issuer or (C) the Issuer for such Letter of Credit shall not have received, in form and substance reasonably acceptable to it and, if applicable, duly executed by the applicable Borrower, applications, agreements and other documentation (collectively, a “Letter of Credit Reimbursement Agreement”) such Issuer generally employs in the ordinary course of its business for the Issuance of letters of credit of the type of such Letter of Credit;
(vii)any Lender is a Defaulting Lender, unless such Issuer is satisfied that it will have no Fronting Exposure after issuing such Letter of Credit;
(viii)such Letter of Credit is not a Standby Letter of Credit;
(ix)the issuance of such Letter of Credit would violate one or more policies of such Issuer applicable to letters of credit generally;
(x)the proceeds of such Letter of Credit which would be made available to any Person (x) to fund any activity or business of or with any Sanctioned Person, or in any Sanctioned Country or (y) in any manner that would result in a violation of any Sanctions by any party to this Agreement;
(xi)An Issuer shall be under no obligation to amend any Letter of Credit if (x) such Issuer would have no obligation at such time to Issue the Letter of Credit in its amended form under the terms hereof or (y) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
None of the Lenders (other than the Issuers in their capacity as such) shall have any obligation to Issue any Letter of Credit.
(b)In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof or (ii) be less than five days prior to the latest Scheduled Maturity Date; provided, however, that any Letter of Credit with a term less than or equal to one year may provide for the extension thereof for additional periods less than or equal to one year, as long as (x) on or before the expiration of each such term and each such period, the applicable Borrower and the Issuer of such Letter or Credit shall have the option to prevent such extension and (y) neither the Issuer of such Letter of Credit nor the applicable Borrower shall permit any such extension of the expiration date of any Letter of Credit beyond the date set forth in clause (ii) above.
(c)In connection with the Issuance of each Letter of Credit, the applicable Borrower shall give the relevant Issuer and the Administrative Agent at least three Business Days’ prior written notice, in substantially the form of Exhibit H (Form of Letter of Credit Request) (or in such other written or electronic form as is acceptable to the Issuer), of the requested Issuance of such Letter of Credit (a “Letter of Credit Request”). Such notice shall be irrevocable and shall specify (i) the Issuer of such Letter of Credit, (ii) the face amount of the Letter of Credit requested (which shall not be less than $1,000,000), (iii) the date of Issuance of such requested Letter of Credit (which date shall be a Business Day), (iv) the date on which such Letter of Credit is to expire (which date shall be a Business Day), and (v) in the case of an issuance, the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York time) on the second Business Day prior to the requested Issuance of such Letter of Credit.
(d)Subject to the satisfaction of the conditions set forth in this Section 2.3, the relevant Issuer shall, on the requested date, Issue a Letter of Credit on behalf of the applicable Borrower in accordance with such Issuer’s usual and customary business practices. No Issuer shall Issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 4.2 (Conditions Precedent to Each Extension of Credit) or clause (a) above (other than those conditions set forth in clauses (a)(i), (a)(vi)(B) and (C) above and, to the extent such clause relates to fees owing to the Issuer of such Letter of Credit and its Affiliates, clause (a)(vi)(A) above) are not on such date satisfied or duly waived and ending when such conditions are satisfied or duly waived. No Issuer shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit) have been satisfied in connection with the Issuance of any Letter of Credit.
(e)Each Borrower agrees that, if requested by the Issuer of any Letter of Credit, it shall execute a Letter of Credit Reimbursement Agreement in respect to any Letter of Credit Issued hereunder. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement or to the extent any Letter of Credit Reimbursement Agreement purports to add defaults or events of default or provide for the grant of security not contemplated by this Agreement, the terms of this Agreement shall govern.
(f)Each Issuer shall comply with the following:
(i)give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing), which writing may be a telecopy, of the Issuance of any Letter of Credit Issued by it, of all drawings under any Letter of Credit Issued by it and of the payment (or the failure to pay when due) by the applicable Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit to each Lender);
(ii)upon the request of any Lender, furnish to such Lender copies of any Letter of Credit Reimbursement Agreement to which such Issuer is a party and such other documentation as may reasonably be requested by such Lender; and
(iii)no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Lender requesting the same) and the Parent Borrower a schedule of Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations, in each case outstanding at the end of each month, and any information requested by the Parent Borrower or the Administrative Agent relating thereto.
(g)Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Ratable Portion, in such Letter of Credit and the obligations of the applicable Borrower with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.
(h)Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account no later than the date that is the next succeeding Business Day after such Borrower receives written notice from such Issuer that payment has been made under such Letter of Credit (the “Reimbursement Date”), irrespective of any claim, set-off, defense or other right that such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the applicable Borrower shall not have repaid such amount to such Issuer pursuant to this clause (h) or any such payment by such Borrower is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed (i) from the date on which such Reimbursement Obligation arose to the Reimbursement Date, at the rate of interest applicable during such period to Revolving Loans that are Base Rate Loans and (ii) from the Reimbursement Date until the date of repayment in full, at the rate of interest applicable during such period to past due Revolving Loans that are Base Rate Loans, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Lender’s Ratable Portion of such payment in immediately available Dollars. If the Administrative Agent so notifies such Lender prior to 11:00 a.m. (New York time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, except during the continuance of a Default or Event of Default under Section 8.1(f) (Events of Default) and notwithstanding whether or not the conditions precedent set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit) shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive), be deemed to have made a Revolving Loan to the applicable Borrower in the principal amount of such payment. Whenever any Issuer receives from the applicable Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Lender pursuant to this clause (h), such Issuer shall pay over to the Administrative Agent any amount received in respect of such Reimbursement Obligation and, upon receipt of such amount, the Administrative Agent shall promptly pay over to each Lender, in immediately available funds, an amount equal to such Lender’s Ratable Portion of the amount of such payment adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Reimbursement Obligation.
(i)If and to the extent such Lender shall not have so made its Ratable Portion of the amount of the payment required by clause (h) above available to the Administrative Agent for the account of such Issuer, such Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand any such unpaid amount together with interest thereon, for the first Business Day after payment was first due at the Overnight Rate and, thereafter, until such amount is repaid to the Administrative Agent for the account of such Issuer, at a rate per annum equal to the rate applicable to Base Rate Loans under the Facility.
(j)Each Borrower’s obligation to pay each Reimbursement Obligation and the obligations of the Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of any of the following:

(i)any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii)any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;
(iii)the existence of any claim, set off, defense or other right that such Borrower, any other Loan Party, any other party guaranteeing, or otherwise obligated with, such Borrower, any Subsidiary of a Loan Party or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, any Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi)any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.3, constitute a legal or equitable discharge of such Borrower’s obligations hereunder.
Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment or order), shall not result in any liability of such Issuer to any Borrower or any Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever, and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.
Section 2.4.Swingline Loans.
(a)On the terms and subject to the conditions contained in this Agreement, the Swingline Lender agrees to make Swingline Loans to the Borrowers from time to time on any

Business Day during the period from the Effective Date until the Revolving Credit Termination Date, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans for all Borrowers exceeding the Swingline Loan Sublimit, (ii) any Borrower’s Revolving Credit Outstandings exceeding its Revolving Credit Sublimit, and (iii) the aggregate Revolving Credit Outstandings exceeding the then effective Revolving Credit Commitments; provided, that the Swingline Lender shall not be required to make a Swingline Loan (x) to refinance an outstanding Swingline Loan or (y) so long as any Lender is a Defaulting Lender, unless the Swingline Lender is satisfied that it will have no Fronting Exposure after making such Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.
(b)To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be substantially the form of Exhibit I (Form of Swingline Loan Request) (a “Swingline Loan Request”), be irrevocable and shall specify (i) the requested date (which shall be a Business Day or, in the case of a SMIR Loan, a U.S. Government Securities Business Day) of the Swingline Loan, (ii) the amount of the requested Swingline Loan and (iii) whether such Swingline Loan is to be a Base Rate Loan or a SMIR Loan. If no election as to the Type of Swingline Loan is specified, then the requested Swingline Loan shall be a Base Rate Loan. Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $100,000. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from such Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit or wire transfer of funds, as applicable, to an account of such Borrower designated by such Borrower in writing to the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of a Reimbursement Obligation to the extent permitted by Section 2.12(h), by remittance to the applicable Issuer) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
(c)The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s Ratable Portion of such Swingline Loan or Loans. Each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Ratable Portion of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds to the Administrative Agent, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Parent Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other party on behalf of any Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent, and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative

Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve any Borrower of any default in the payment thereof.
Section 2.5.Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans.
(a)The Parent Borrower may, upon at least three Business Days’ prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be (i) in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) permanent and irrevocable. Each partial reduction shall reduce the Revolving Credit Sublimit of each Borrower ratably. In addition, all outstanding Revolving Credit Commitments shall terminate on the Revolving Credit Termination Date.
(b)Each Borrower promises to repay (i) to the Administrative Agent for the account of each Lender the entire unpaid principal amount of the Revolving Loans made to such Borrower on the Scheduled Maturity Date for each Lender, or earlier if otherwise required by the terms hereof and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of (A) the Scheduled Maturity Date for the Swingline Lender and (B) 14 days following the date such Swingline Loan is made, or earlier if otherwise required by the terms hereof.
Section 2.6.Evidence of Debt.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)(i) The Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain at its address referred to in Section 10.8 (Notices, Etc.) a record of ownership (the “Register”) in which the Administrative Agent agrees to register by book entry the Administrative Agent’s, each Lender’s and each Issuer’s interest in each Loan, each Letter of Credit and each Reimbursement Obligation and in the right to receive any payments hereunder and any assignment of any such interest or rights. In addition, the Administrative Agent, acting as agent of the Borrowers solely for this purpose and for tax purposes, shall establish and maintain accounts in the Register in accordance with its usual practice in which it shall record (A) the names and addresses of the Lenders, (B) the Revolving Credit Commitments of each Lender from time to time, (C) the amount of each Loan made and, if a SOFR Loan, the Interest Period applicable thereto, (D) the amount of any drawn Letters of Credit, (E) the amount of any principal or interest due and payable, and paid, by the Borrowers to, or for the account of, each Lender hereunder, (F) the amount that is due and payable, and paid, by the Borrowers to, or for the account of, each Issuer, including the amount of Letter of Credit Obligations (specifying the amount of any Reimbursement Obligations) due and payable to an Issuer, and (G) the amount of any sum received by the Administrative Agent hereunder from the Borrowers, whether such sum constitutes principal or interest (and the type of Loan to which it applies), fees, expenses or other amounts due under the Loan Documents and each Lender’s and Issuer’s, as the case may be, share thereof, if applicable.

(i)Notwithstanding anything to the contrary contained in this Agreement, the Loans (including the Notes evidencing such Loans) and the drawn Letters of Credit are registered obligations and the right, title, and interest of the Lenders and the Issuers and their assignees in and to such Loans or drawn Letters of Credit, as the case may be, shall be transferable only upon notation of such transfer in the Register. A Note shall only evidence the Lender’s or a registered assignee’s right, title and interest in and to the related Loan, and in no event is any such Note to be considered a bearer instrument or obligation. This Section 2.6(b) and Section 10.2 (Assignments and Participations) shall be construed so that the Loans and drawn Letters of Credit are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (or any successor provisions of the Code or such regulations).
(c)The entries made in the Register and in the accounts therein maintained pursuant to clauses (a) and (b) above shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms. In addition, the Loan Parties, the Administrative Agent, the Lenders and the Issuers shall treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. Information contained in the Register with respect to any Lender or Issuer shall be available for inspection by the Borrowers, the Administrative Agent, such Lender or such Issuer at any reasonable time and from time to time upon reasonable prior notice.
(d)Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers shall promptly execute and deliver, as applicable, (i) a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Loans of such Lender, substantially in the form of Exhibit E-1 (Form of Revolving Credit Note) and (ii) a Swingline Note or Swingline Notes to such Swingline Lender evidencing any Swingline Loans of such Swingline Lender, substantially in the form of Exhibit E-2 (Form of Swingline Note).
Section 2.7.Optional Prepayments. Each Borrower may prepay the outstanding principal amount of the Loans made to such Borrower in whole or in part at any time on notice given by the applicable Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) (i) on the Business Day of the proposed prepayment, in the case of Base Rate Loans and (ii) three U.S. Government Securities Business Days prior to the date of the proposed prepayment, in the case of SOFR Loans; provided, however, that if any prepayment of any SOFR Loan is made by such Borrower other than on the last day of an Interest Period for such Loan, such Borrower shall also pay any amount owing pursuant to Section 2.13(f) (Breakage Costs). Partial prepayments of Loans (other than Swingline Loans) shall be in an aggregate principal amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
Section 2.8.Mandatory Prepayments.
(a)If at any time, the aggregate principal amount of any Borrower’s Revolving Credit Outstandings exceeds such Borrower’s Revolving Credit Sublimit at such time, such Borrower shall forthwith prepay first, the Swingline Loans and then the Revolving Loans made to such Borrower then outstanding in an aggregate amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swingline Loans and Revolving Loans made to such Borrower, such Borrower shall provide cash collateral for its then outstanding Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) in an amount equal to 105% of such excess.

(b)If at any time, the aggregate principal amount of Revolving Credit Outstandings exceeds the aggregate Revolving Credit Commitments at such time, each Borrower shall forthwith prepay first, the Swingline Loans and then the Revolving Loans made to such Borrower then outstanding in an aggregate amount equal to (i) the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by such Borrower by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing by all Borrowers multiplied by (ii) the aggregate amount of such excess. If any such excess remains after repayment in full of the aggregate outstanding Swingline Loans and Revolving Loans, each Borrower shall provide cash collateral for its then outstanding Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit) in an amount equal to 105% of (A) the percentage obtained by dividing the aggregate outstanding amount of the Letter of Credit Obligations owing by such Borrower by the aggregate outstanding amount of the Letter of Credit Obligations owing by all Borrowers multiplied by (B) the aggregate amount of such excess.
(c)If at any time, the aggregate principal amount of outstanding Swingline Loans exceeds the Swingline Loan Sublimit at such time, each Borrower shall forthwith prepay the Swingline Loans in an aggregate amount equal to such excess.
Section 2.9.Interest.
(a)Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:
(i)if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time and (B) the Applicable Margin for Loans that are Base Rate Loans;
(ii)if a SOFR Loan, at a rate per annum equal to the sum of (A) Term SOFR determined for the applicable Interest Period and (B) the Applicable Margin in effect from time to time during such Interest Period; and
(iii)if a SMIR Loan, at a rate per annum equal to the sum of (A) the SOFR Market Index Rate as in effect from time to time and (B) the Applicable Margin for SOFR Loans.
(b)Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swingline Loans) shall be payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan, (ii) interest accrued on each SOFR Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan (and, if such Interest Period has a duration of more than three months, on each date during such Interest Period occurring every three months from the first day of such Interest Period), (B) upon the payment or prepayment thereof in full or in part, (C) upon any conversion of any SOFR Loan prior to the end of the Interest Period therefor, and (D) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such SOFR Loan, (iii) interest accrued on each Swingline Loan shall be payable in arrears on the first Business Day of the immediately succeeding calendar quarter and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c)Default Interest. Notwithstanding the rates of interest specified in clause (a) above or elsewhere herein, automatically and effective immediately upon the occurrence of an Event of Default specified in Section 8.1(a) or Section 8.1(f) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations, in each case that are overdue and payable, shall bear interest at a rate that is 2% per annum in excess of the rate of interest applicable to such Loans or other Obligations from time to time. Such interest shall be payable on the date that would otherwise be applicable to such interest pursuant to clause (b) above or otherwise on demand.
(d)Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Parent Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Parent Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.10.Conversion/Continuation Option.
(a)Each Borrower may elect (i) at any time on any Business Day to convert Base Rate Loans (other than Swingline Loans) or any portion thereof to SOFR Loans and (ii) at the end of any applicable Interest Period, to convert SOFR Loans or any portion thereof into Base Rate Loans or to continue such SOFR Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the SOFR Loans for each Interest Period must be in the amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with such Lender’s Ratable Portion. Each such election shall be in substantially the form of Exhibit F (a “Notice of Conversion or Continuation”) and shall be made by the Parent Borrower giving the Administrative Agent at least three U.S. Government Securities Business Days’ prior written notice specifying (w) whether the Parent Borrower is requesting such conversion or continuation on behalf of itself or for another Borrower (and if on behalf of another Borrower, the identity of such Borrower), (x) the amount and type of Loan being converted or continued, (y) in the case of a conversion to or a continuation of SOFR Loans, the applicable Interest Period and (z) in the case of a conversion, the date of such conversion.
(b)The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to SOFR Loans and no continuation in whole or in part of SOFR Loans upon the expiration of any applicable Interest Period shall be permitted, and all SMIR Loans shall be converted into Base Rate Loans, at any time at which (A) a Default or an Event of Default shall have occurred and be continuing or (B) the continuation of, or conversion into, a SOFR Loan would violate any provision of Section 2.13(b) or (c) (Special Provisions Governing SOFR Loans). If, within the time period required under the terms of this Section 2.10, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Parent Borrower containing a permitted election to continue any SOFR Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans shall be automatically converted to Base Rate Loans. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loan. If any Borrower requests a conversion to, or continuation of, a SOFR Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a SOFR Loan. Each Notice of Conversion or Continuation shall be irrevocable.
Section 2.11.Fees.
(a)Unused Commitment Fee. Each Borrower agrees to pay in immediately available Dollars to the Administrative Agent for the account of each Lender an unused commitment fee on such Borrower’s Applicable Percentage of the daily amount by which the Revolving Credit Commitment of such Lender exceeds such Lender’s Ratable Portion of the sum of (i) the aggregate outstanding principal amount of Revolving Loans on such day and (ii) the aggregate outstanding amount of the Letter of Credit Obligations on such day (the “Unused Commitment Fee”) at the Applicable Unused Commitment Fee Rate. All Unused Commitment Fees shall be payable in arrears (w) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the Effective Date, (x) on the Revolving Credit Termination Date, (y) on each Lender’s Scheduled Maturity Date and (z) on the date on which all outstanding Loans are paid in full and all Letter of Credit Obligations have been cash collateralized in an amount equal to 105% of such Letter of Credit Obligations in the manner set forth in Section 8.2 (Actions in Respect of Letters of Credit).
(b)Letter of Credit Fees. Each Borrower agrees to pay the following amounts with respect to Letters of Credit issued by any Issuer for the account of such Borrower:
(i)to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee equal to 0.15% per annum of the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit, (B) on each Lender’s Scheduled Maturity Date and (C) on the Revolving Credit Termination Date;
(ii)to the Administrative Agent for the ratable benefit of the Lenders, with respect to each Letter of Credit, a fee accruing in Dollars at a rate per annum equal to the Applicable Margin for Revolving Loans that are SOFR Loans on the maximum undrawn face amount of such Letter of Credit, payable in arrears (A) on the first Business Day of each calendar quarter, commencing on the first such Business Day following the issuance of such Letter of Credit, (B) on each Lender’s Scheduled Maturity Date and (C) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default specified in (x) Section 8.1(a) with respect to any amounts due and payable under this Section 2.11(b) or (y) Section 8.1(f), such fee shall automatically and effective immediately be increased by two percent per annum (instead of, and not in addition to, any increase pursuant to Section 2.9(c) (Default Interest)) and shall be payable on demand; and
(iii)to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer’s standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.
(c)Additional Fees. The Parent Borrower has agreed to pay to the Administrative Agent and the Arrangers additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

Section 2.12.Payments and Computations.
(a)Each Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York time) on the day when due, in Dollars, to the Administrative Agent at its address referred to in Section 10.8 (Notices, Etc.) in immediately available funds without set-off or counterclaim. The Administrative Agent shall promptly thereafter cause to be distributed in immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in clause (f) for the account of their respective applicable lending offices; provided, however, that amounts payable pursuant to Sections 2.14 (Capital Adequacy), 2.15 (Taxes) or 2.13(e) or (f) (Special Provisions Governing SOFR Loans) shall be paid only to the affected Lender or Lenders and amounts payable with respect to Swingline Loans shall be paid only to the Swingline Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York time) shall be deemed to be received on the next Business Day.
(b)All computations of interest in respect of interest at the Base Rate (other than pursuant to clause (c) of the definition thereof) shall be made by the Administrative Agent on the basis of a 365/366-day year and actual days elapsed; all other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of a rate of interest hereunder shall be conclusive and binding for all purposes, absent manifest error.
(c)Each payment by the Borrowers of any Loan, Reimbursement Obligation (including interest or fees in respect thereof) and each reimbursement of various costs, expenses or other Obligation shall be made in Dollars.
(d)Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any SOFR Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. All repayments of any Loans shall be applied as follows: first, to repay such Loans outstanding as Base Rate Loans and then, to repay such Loans outstanding as SOFR Loans, with those SOFR Loans having earlier expiring Interest Periods being repaid prior to those having later expiring Interest Periods.
(e)Unless the Administrative Agent shall have received notice from the applicable Borrower to the Lenders prior to the date on which any payment is due hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that such Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon (at the Overnight Rate for the first Business Day and thereafter, at the rate applicable to Base Rate Loans) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.
(f)Except for payments and other amounts received by the Administrative Agent and applied in accordance with the provisions of clause (g) below, all payments and any other amounts received by the Administrative Agent from or for the benefit of each Borrower shall be applied as follows: first, to pay principal of, and interest on, any portion of the Loans the Administrative Agent may have advanced to such Borrower pursuant to the express provisions of this Agreement on behalf of any Lender, for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower, second, to pay all other Obligations of such Borrower then due and payable and third, as such Borrower so designates. Payments in respect of Swingline Loans received by the Administrative Agent shall be distributed to the Swingline Lender, payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender’s Ratable Portion of the Revolving Credit Commitments and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders as are entitled thereto and, for such payments allocated to the Lenders, in proportion to their respective Ratable Portions.
(g)Each Borrower hereby irrevocably waives the right to direct the application of any and all payments in respect of the Obligations after the occurrence and during the continuance of an Event of Default and agrees that, notwithstanding the provisions of clause (f) above, the Administrative Agent may, and, upon either (A) the written direction of the Required Lenders or (B) the acceleration of the Obligations pursuant to Section 8.1, shall, apply all payments in respect of any Obligations of such Borrower in the following order:
(i)first, to pay interest on and then principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or such Borrower;
(ii)second, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Administrative Agent;
(iii)third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;
(iv)fourth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;
(v)fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;
(vi)sixth, to pay or prepay principal amounts on the Swingline Loans;
(vii)seventh, to pay or prepay principal amounts on all other Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts in the manner described in Section 8.2 (Actions in Respect of Letters of Credit), ratably to the aggregate principal amount of such Loans, Reimbursement Obligations and Letter of Credit Undrawn Amounts; and
(viii)eighth, to the ratable payment of all other Obligations;
provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any Obligation described in any of clauses (i) through (viii) above, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligation ratably, based on the proportion of the Administrative Agent’s and each Lender’s or Issuer’s interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses (i) through (viii) above may at any time and from time to time be changed by the agreement of the Administrative

Agent and each Lender and Issuer directly affected thereby without necessity of notice to or consent of or approval by the Borrowers or by any other Person.
(h)At the option of the Administrative Agent, Reimbursement Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans may be paid from the proceeds of Swingline Loans or Revolving Loans. Each Borrower hereby authorizes the Swingline Lender to make such Swingline Loans pursuant to Section 2.4 (Swingline Loans) and the Lenders to make such Revolving Loans pursuant to Section 2.2(a) (Borrowing Procedures) from time to time in the amounts of any and all Reimbursement Obligations, interest, fees, expenses and other sums payable by it in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Swingline Loans and Revolving Loans and to distribute the proceeds of such Swingline Loans and Revolving Loans to pay such amounts. Each Borrower agrees that all such Swingline Loans and Revolving Loans so made shall be deemed to have been requested by it (irrespective of the satisfaction of the conditions in Section 4.2 (Conditions Precedent to Each Extension of Credit), which conditions the Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.
Section 2.13.Special Provisions Governing SOFR Loans.
(a)Determination of Interest Rate. Term SOFR for each Interest Period for SOFR Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of “Term SOFR.” The Administrative Agent’s determination shall be presumed to be correct absent manifest error and shall be binding on the Borrowers.
(b)Circumstances Affecting SOFR Availability. Subject to clause (d) below, in connection with any request for a SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period or (ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Parent Borrower. Upon notice thereof by the Administrative Agent to the Parent Borrower, any obligation of the Lenders to make SOFR Loans or SMIR Loans, and any right of the Borrowers to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein, (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period, and (C) any outstanding affected SMIR Loans will be deemed to have been converted into Base Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13(f).

(c)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective lending offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective lending offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Parent Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Parent Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans, and any right of the Borrowers to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the applicable Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.13(f).
(d)Benchmark Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Parent Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(d)(i) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption, or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time (in consultation with the Parent Borrower) and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption, or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Parent Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(d)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision, or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(d), including any determination with respect to a tenor, rate, or adjustment or of the occurrence or non-occurrence of an event, circumstance, or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(d).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Parent Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) a Borrower may revoke any pending request for a borrowing of, conversion to, or continuation of SOFR Loans to be made, converted, or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans, (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period, and (C) any outstanding SMIR Loans will be deemed to have been converted to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(e)Increased Costs. If at any time any Lender determines that a Change in Law shall (i) have the effect of increasing the cost (other than with respect to Taxes) to such Lender of agreeing to make or making, funding, continuing, converting into or maintaining any SOFR Loans or (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Taxes described in clauses (a)(ii) and (b) through (d) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Parent Borrower and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error. The Borrowers shall not be required to compensate a Lender pursuant to this Section 2.13(e) for any increased costs incurred more than 90 days prior to the date that such Lender notifies the Parent Borrower of the Change in Law giving rise to such increased costs and of such Lender’s intention to claim compensation therefor; provided, however, that if the Change in Law giving rise to such increased costs is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).
(f)Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.9 (Interest), each Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender’s SOFR Loans to such Borrower but excluding any loss of the Applicable Margin on the relevant Loans) that such Lender may sustain (i) if for any reason (other than solely by reason of such Lender being a Defaulting Lender) a proposed Borrowing, conversion into or continuation of SOFR Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by or on behalf of such Borrower or in a telephonic request by or on behalf of it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.10 (Conversion/Continuation Option), (ii) if for any reason any SOFR Loan is prepaid (including mandatorily pursuant to Section 2.8) on a date that is not the last day of the applicable Interest Period, (iii) if for any reason any SOFR Loan is converted to a Base Rate Loan prior to the end of the Interest Period for such SOFR Loan, including, without limitation, as a result of any of the events indicated in clause (d) above, (iv) as a consequence of any failure by such Borrower to repay SOFR Loans when required by the terms hereof, (v) if for any reason any SOFR Loan is not prepaid on the date specified in the applicable notice of prepayment or (vi) as a consequence of a substitution of such Lender pursuant to Section 2.16 (Substitution of Lenders) on a date that is not the last day of the applicable Interest Period. The Lender making demand for such compensation shall deliver to the Parent Borrower concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be prima facie evidence as to the amount of compensation due to such Lender, absent manifest error.
Section 2.14.Capital Adequacy. If at any time any Lender or Issuer determines that a Change in Law regarding capital adequacy or liquidity requirements shall have the effect of reducing the rate of return on such Lender’s or Issuer’s (or any corporation controlling such Lender’s or Issuer’s) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender, Issuer or such corporation could have achieved but for such Change in Law, then, upon demand from time to time by such Lender or Issuer (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender or Issuer, from time to time as specified by such Lender or Issuer, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Parent Borrower and the Administrative Agent by such Lender or Issuer shall be conclusive and binding for all purposes absent manifest error. The Borrowers shall not be required to compensate a Lender or Issuer pursuant to this Section 2.14 for any reduced rate of return incurred more than 90 days prior to the date that such Lender or Issuer notifies the Parent Borrower of the Change in Law giving rise to such reduced rate of return and of such Lender’s or Issuer’s intention to claim compensation therefor; provided, however, that if the Change in Law giving rise to such reduction is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof (to the extent that such period of retroactive effect is not already included in such 90-day period).

Section 2.15.Taxes.
(a)Except as otherwise provided in this Section 2.15, any and all payments by any Loan Party under each Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes. If any Taxes shall be required by applicable law to be deducted from or in respect of any sum payable under any Loan Document to any Recipient, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax or Other Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(b)In addition, each Loan Party agrees to pay any present or future stamp, court or documentary, intangible, recording, filing or similar Taxes of any Governmental Authority, in each case arising from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document, except any such Taxes (i) that are imposed on the Recipient as a result of a present or former connection between such Recipient and the jurisdiction of the Governmental Authority imposing such Tax or any taxing authority thereof or therein and (ii) that are imposed with respect to an assignment (other than a substitution made pursuant to Section 2.16 (Substitution of Lenders)) (collectively, “Other Taxes”).
(c)Each Loan Party shall, jointly and severally, indemnify each Recipient for the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes and Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.15) payable or paid by such Recipient, or required to be withheld or deducted from a payment to such Recipient, and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Recipient makes written demand therefor.
(d)Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes by any Loan Party, the Parent Borrower shall furnish to the Administrative Agent, at its address referred to in Section 10.8 (Notices, Etc.), the original or a certified copy of a receipt evidencing payment thereof or such other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Without prejudice to the survival of any other agreement of any Loan Party hereunder or under the Guaranty, the agreements and obligations of such Loan Party contained in this Section 2.15 shall survive the payment in full of the Obligations.
(f)Each Recipient that is entitled to an exemption from U.S. withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall (v) on or prior to the Effective Date in the case of each Recipient that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which a Lender becomes a Lender, on or prior to the date a successor Issuer becomes an Issuer or the date a successor Administrative Agent becomes the Administrative Agent hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Parent Borrower and the Administrative Agent, and (z) from time to time thereafter if reasonably requested by the Parent Borrower or the Administrative Agent, provide the Administrative Agent and the Parent Borrower such properly completed and executed documentation reasonably requested by the

Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Parent Borrower or the Administrative Agent as will enable the Parent Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (i) and (ii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing, each Lender shall provide the Parent Borrower or the Administrative Agent with a completed copy of whichever of the following is applicable:
(i)In the case of a Non-U.S. Lender: (A) IRS Form W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business) or any successor form, (B) IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, (or any successor form) claiming exemption from or reduction of U.S. withholding tax under an income tax treaty ((x) with respect to payments of interest under any Loan Document, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty) or any successor form, (C) in the case of a Non-U.S. Lender claiming the portfolio interest exemption under Sections 871(h) or 881(c) of the Code, IRS Form W-8BEN or IRS Form W-8BEN-E, whichever is applicable, (or any successor form) and a certificate, reasonably acceptable to the Administrative Agent, certifying that the Non-U.S. Lender meets the requirements of Section 881(c)(3) or Section 871(h)(3), as applicable.
(ii)Each U.S. Lender shall (v) on or prior to the Effective Date in the case of each U.S. Lender that is a signatory hereto, (w) on or prior to the date of the Assignment and Acceptance pursuant to which such U.S. Lender becomes a Lender or an Issuer (or in the case of an Administrative Agent, on or prior to the date the Administrative Agent becomes the Administrative Agent hereunder), (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it to the Parent Borrower and the Administrative Agent, and (z) from time to time if requested by the Parent Borrower or the Administrative Agent, provide the Administrative Agent and the Parent Borrower with two completed originals of Form W-9 (certifying that such U.S. Lender is entitled to an exemption from U.S. backup withholding tax) or any successor form.
(iii)A Non-U.S. Lender also shall provide, to the extent it is legally entitled to do so, any other applicable form, certificate or document prescribed by the IRS, and reasonably requested by the Parent Borrower or the Administrative Agent, certifying as to such Non-U.S. Lender’s entitlement to exemption from U.S. withholding tax or a reduced rate of such with respect to payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Parent Borrower and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to U.S. withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Loan Parties or the Administrative Agent, as applicable, shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate in accordance with the provisions of Section 2.15(a) hereof.
(g)If a payment made to a Recipient under any Loan Document would be subject to U.S. withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withholding from such payment. Solely for the purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)Any Lender claiming any additional amounts payable pursuant to this Section 2.15 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its applicable lending office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(i)If any Lender, Issuer or the Administrative Agent, as determined in its reasonable discretion, ever receives any refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party, or with respect to which any Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 2.15 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund ), net of all out-of-pocket expenses of such Lender, Issuer or the Administrative Agent and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund ); provided that such Loan Party, upon the request of such Lender, Issuer or the Administrative Agent, agrees to repay the amount paid over to the Loan Party, to such Lender, Issuer or the Administrative Agent in the event the Lender, Issuer or the Administrative Agent is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Lender, Issuer or the Administrative Agent to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to any Loan Party or any other Person. Notwithstanding anything to the contrary in this paragraph (i), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (i) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.
(j)For purposes of this Section, the term “applicable law” includes FATCA.
Section 2.16.Substitution of Lenders.
(a)In the event that (i)(A) any Lender makes a claim under Sections 2.13(e) (Increased Costs) or 2.14 (Capital Adequacy), (B) it becomes illegal for any Lender to continue to fund or make any SOFR Loan and such Lender notifies the Parent Borrower pursuant to Section 2.13(c) (Laws Affecting SOFR Loan Availability), (C) any Loan Party is required to make any payment pursuant to Section 2.15 (Taxes) that is attributable to a particular Lender, (D)

any Lender becomes a Defaulting Lender, (E) any Lender fails to approve an amendment, waiver or other modification to this Agreement that requires the approval of all Lenders (or all affected Lenders) and at least the Required Lenders have approved such amendment, waiver or other modification, or (F) any Lender is a Non-Consenting Lender, (ii) in the case of clause (i)(A) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Required Lenders under this Agreement and (iii) in the case of clause (i)(A),(B) and (C) above, Lenders holding at least 75% of the Revolving Credit Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an “Affected Lender”), then the Parent Borrower may substitute any Affected Lender with any Eligible Assignee acceptable to the Administrative Agent (a “Substitute Institution”) hereunder, after delivery of a written notice (a “Substitution Notice”) by the Parent Borrower to the Administrative Agent and the Affected Lender within a reasonable time (in any case not to exceed 90 days) following the occurrence of any of the events described in clause (i) above that the Parent Borrower intends to make such substitution; provided, however, that, (x) if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Parent Borrower within 30 days of each other, then the Parent Borrower may substitute all, but not (except to the extent the Parent Borrower has already substituted one of such Affected Lenders before the Parent Borrower’s receipt of the other Affected Lenders’ claim) less than all, Lenders making such claims, (y) in the case of clause (i)(A) above, such substitution would result in a reduction in the compensation or payments thereafter, and (z) in the case of clause (i)(E), such Substitute Institution shall have consented to the applicable waiver, amendment or other modification.
(b)If the Substitution Notice was properly issued under this Section 2.16, the Affected Lender shall sell, and the Substitute Institution shall purchase, all rights and claims of such Affected Lender under the Loan Documents and the Substitute Institution shall assume, and the Affected Lender shall be relieved of, the Affected Lender’s Revolving Credit Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (which pursuant to Section 10.5 (Limitation of Liability), do not include exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Such purchase and sale (and the corresponding assignment of all rights and claims hereunder) shall be recorded in the Register maintained by the Administrative Agent and shall be effective on (and not earlier than) the later of (i) the receipt by the Affected Lender of its Ratable Portion of the Revolving Credit Outstandings, together with any other Obligations owing to it, (ii) the receipt by the Administrative Agent of an agreement in form and substance satisfactory to it and the Parent Borrower whereby the Substitute Institution shall agree to be bound by the terms hereof and (iii) the payment in full to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date. Upon the effectiveness of such sale, purchase and assumption, the Substitute Institution shall become a “Lender” hereunder for all purposes of this Agreement having a Revolving Credit Commitment in the amount of such Affected Lender’s Revolving Credit Commitment assumed by it and such Revolving Credit Commitment of the Affected Lender shall be terminated; provided, however, that all indemnities under the Loan Documents shall continue in favor of such Affected Lender with respect to the period prior to the time that the Substitute Institution replaces the Affected Lender.
(c)Each Lender agrees that, if it becomes an Affected Lender and its rights and claims are assigned hereunder to a Substitute Institution pursuant to this Section 2.16, it shall execute and deliver to the Administrative Agent an Assignment and Acceptance to evidence such assignment, together with any Note (if such Loans are evidenced by a Note) evidencing the Loans subject to such Assignment and Acceptance; provided, however, that the failure of any

Affected Lender to execute an Assignment and Acceptance shall not render such assignment invalid.
Section 2.17.Extensions of Scheduled Maturity Date; Removal of Lenders.
(a)Subject to the terms and provisions of this Section 2.17, the Parent Borrower may, from time to time, request, by written notice to the Administrative Agent (a “Notice of Extension”) given not later than 45 days prior to the then effective Scheduled Maturity Date for the applicable Lenders, that each Lender extend such Lender’s then effective Scheduled Maturity Date (the “Existing Maturity Date”) (i) by one year, (ii) for such additional number of days which would cause its Existing Maturity Date to be the latest Scheduled Maturity Date then in effect, or (iii) for such additional number of days which would cause its Scheduled Maturity Date to be one year after the latest Scheduled Maturity Date then in effect (such Lender’s proposed extended Scheduled Maturity Date, the “Proposed Extended Maturity Date”), in each case effective on the Extension Closing Date. The Administrative Agent will promptly notify the Lenders of the contents of each such Notice of Extension (the date on which the Administrative Agent provides such notice to the Lenders, the “Notice Date”). After the Effective Date, the Parent Borrower may exercise an extension under this Section 2.17 no more than twice during the tenor of this Agreement; provided that no Catch-Up Extension or Assignment Extension shall be subject to such limitation. Notwithstanding anything herein to the contrary, no Proposed Extended Maturity Date or Extended Maturity Date shall be a date later than five years from the applicable Extension Closing Date.
(b)Each Notice of Extension shall (i) be irrevocable, (ii) constitute a representation by the Parent Borrower that (A) no Event of Default or Default has occurred and is continuing on and as of the date the Parent Borrower provides such Notice of Extension, and (B) the representations and warranties contained in the Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the date the Parent Borrower provides such Notice of Extension, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date, except that the representations and warranties contained in Section 3.1 shall be deemed to refer to the audited financial statements of the Loan Parties most recently delivered to the Administrative Agent in accordance with this Agreement) and (iii) be subject to the satisfaction of the conditions precedent set forth in this Section 2.17.
(c)In the event a Notice of Extension is given to the Administrative Agent and the Administrative Agent notifies a Lender of the contents thereof as provided in Section 2.17(a), such Lender shall, on or before the day that is 20 days following the Notice Date, advise the Administrative Agent in writing whether or not such Lender consents, in its sole and absolute discretion, to the extension requested thereby, and if any Lender fails so to advise the Administrative Agent prior to the expiration of such 20 day period, such Lender shall be deemed to have not consented to such extension. Each Lender that determines not to so extend its Scheduled Maturity Date shall be referred to herein as a “Non-Consenting Lender”. Each Lender that determines to extend its Scheduled Maturity Date shall be referred to herein as a “Consenting Lender”.
(d)The Parent Borrower shall have the right, on or before the Extension Closing Date and pursuant to Section 2.16, to replace each Non-Consenting Lender with, and, if applicable, add as a “Lender” under this Agreement in place thereof, one or more Substitute Institutions that will agree to such later Scheduled Maturity Date as requested in the applicable Extension Notice (each, an “Additional Commitment Lender”), each of which Additional Commitment Lenders shall have entered into an Assignment and Acceptance pursuant to which such Additional Commitment Lender shall, subject to the satisfaction of the conditions precedent set forth in this Section 2.17 and effective as of the Extension Closing Date, undertake the Revolving Credit Commitment and Ratable Portion of the participation obligations with respect to the outstanding Letter of Credit Obligations and Swingline Loans of and the Ratable Portion of the Revolving Credit Outstandings owed to such Non-Consenting Lender (and, if any such Additional Commitment Lender is already a Lender, such Revolving Credit Commitment, participation obligations, and Revolving Credit Outstandings shall be in addition to such Lender’s Revolving Credit Commitment, participation obligations, and Revolving Credit Outstandings hereunder on such date). Each assignment effected pursuant to this Section 2.17(d) shall otherwise comply with Section 10.2.
(e)If (and only if) the total of the Revolving Credit Commitments of the Lenders that have agreed to extend their Existing Maturity Date and the additional Revolving Credit Commitments of the Additional Commitment Lenders shall be more than 50% of the aggregate amount of the Revolving Credit Commitments in effect immediately prior to the Extension Closing Date, then, subject to the satisfaction of the conditions precedent set forth in this Section 2.17 (the first date on which such necessary consent required pursuant to this clause (e) is obtained and the conditions precedent specified in this Section 2.17 are satisfied with respect to the applicable extension, the “Extension Closing Date”) and effective as of the Extension Closing Date, the Scheduled Maturity Date of each Consenting Lender and of each Additional Commitment Lender shall be extended to the applicable Extended Maturity Date and each Additional Commitment Lender, if applicable, shall thereupon become a Lender for all purposes of this Agreement. In addition, notwithstanding anything to the contrary contained herein, at any time on or prior to the Scheduled Maturity Date of a Non-Consenting Lender, (i) the Parent Borrower and such Non-Consenting Lender may agree in writing that such Non-Consenting Lender shall become a Consenting Lender with a Scheduled Maturity Date the same as that of the Consenting Lenders in respect of the applicable extension as to which such Non-Consenting Lender declined to consent (a “Catch-Up Extension”) and (ii) if, not in connection with any Notice of Extension, any Non-Consenting Lender assigns its rights and obligations under this Agreement pursuant to Section 10.2, then the Eligible Assignee party to the applicable Assignment and Acceptance, in its sole and absolute discretion, and the Parent Borrower may agree in writing that the Scheduled Maturity Date of the interests acquired by such Eligible Assignee pursuant to such Assignment and Acceptance shall be the latest Scheduled Maturity Date then in effect under this Agreement (an “Assignment Extension”); provided that in the case of the foregoing clauses (i) and (ii) the Parent Borrower shall have provided to the Administrative Agent (A) prior written notice of such agreement and (B) an executed copy of such written agreement, it being understood that no documentation described in clause (f) below shall be required to be delivered by the Borrowers to the Administrative Agent or the Lenders as a whole for purposes of such extension other than as required in the preceding clauses (A) and (B).
(f)Notwithstanding the foregoing, the extension of the Scheduled Maturity Date pursuant to this Section 2.17 shall not be effective with respect to any Lender unless: (i) no Default or Event of Default shall have occurred and be continuing on the Extension Closing Date both immediately before and immediately after giving effect thereto, (ii) the representations and warranties contained in the Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the Extension Closing Date, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date, except that the representations and warranties contained in Section 3.1 shall be deemed to refer to the audited financial statements of the Loan Parties most recently delivered to the

Administrative Agent in accordance with this Agreement), (iii) the receipt by the Administrative Agent of such evidence of appropriate authorization on the part of each Loan Party, BGL, and the General Partner with respect to such extension as the Administrative Agent may reasonably request, (iv) the receipt by the Administrative Agent of such officer’s certificates, certificates of good standing, and legal opinions with respect to such extension as the Administrative Agent may reasonably request, and (v) the Borrowers shall prepay any Loans outstanding on the Extension Closing Date (and pay any additional amounts required pursuant to Section 2.13(f)) to the extent necessary to keep the Revolving Credit Outstandings ratable with any revised Ratable Portions of the respective Lenders effective as of such date. Notwithstanding any provision contained herein to the contrary, on the Scheduled Maturity Date (without giving effect to any extension) of each Non-Consenting Lender, the Borrowers shall repay any Revolving Credit Outstandings on such date (and pay any additional amounts required pursuant to Section 2.13(f)) and any other Obligations owing to such Non-Consenting Lender to each such Non-Consenting Lender and the Revolving Credit Commitments of the Non-Consenting Lenders shall be terminated. The aggregate Revolving Credit Commitments shall automatically reduce on each Scheduled Maturity Date by an amount equal to the Revolving Credit Commitments of each Non-Consenting Lender whose Revolving Credit Commitment terminates on such date.
(g)If any Lender’s Scheduled Maturity Date is extended in accordance with this Section 2.17, on (i) the Extension Closing Date, (ii) in the case of an Assignment Extension, the effective date of the applicable Assignment and Acceptance, or (iii) in the case of a Catch-Up Extension, the effective date set forth in the applicable agreement, Schedule I hereof shall be amended and restated by the Administrative Agent and the Parent Borrower (notwithstanding anything in Section 10.1 to the contrary) to set forth all Lenders and their respective Revolving Credit Commitments and Scheduled Maturity Dates after giving effect to such extension.
(h)If the Scheduled Maturity Date for any Lender has been extended, then on the applicable Existing Maturity Date, each Consenting Lender and each Additional Commitment Lender shall automatically be deemed to have purchased participations in each Letter of Credit, the related Letter of Credit Obligations, and each Swingline Loan equal to such Consenting Lender’s Ratable Portion thereof after giving effect to the departure of the Non-Consenting Lenders and the elimination of their Revolving Credit Commitments, but only to the extent that (i) the conditions set forth in Section 4.2 (Conditions Precedent to Each Extension of Credit) are satisfied at the time of such reallocation (and, unless the Parent Borrower has otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (ii) such reallocation does not cause the aggregate Revolving Credit Outstandings owing to any Lender whose Revolving Credit Commitment does not terminate on such Existing Maturity Date to exceed such Lender’s Revolving Credit Commitment. If the reallocation described in this Section 2.17(h) cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to the Administrative Agent, the Lenders, or any Issuer hereunder or under applicable law, (A) first, prepay Swingline Loans in an amount equal to the participation obligation with respect to the Swingline Loans of each Lender whose Revolving Credit Commitment terminates on such Existing Maturity Date but was not so reallocated and (B) second, Cash Collateralize the Letter of Credit Obligations in an amount equal to the participation obligation with respect to the Letter of Credit Obligations (plus all related fees and expenses with respect to such Letters of Credit then outstanding over their remaining terms) that was attributable to each Lender whose Revolving Credit Commitment terminates on such Existing Maturity Date but was not so reallocated.
Section 2.18.Additional Borrowers.
(a)Subject to the terms and provisions of this Section 2.18(a), the Parent Borrower may designate any Wholly Owned Domestic Subsidiary reasonably satisfactory to the

Administrative Agent as a Borrower under this Agreement and the other Loan Documents (each, an “Additional Borrower”) by delivery of a written notice to the Administrative Agent. The Administrative Agent will promptly, and in any event within five Business Days of the receipt of any such notice, notify the Lenders of the contents of each such notice. Designation of any Wholly Owned Domestic Subsidiary of the Parent Borrower as an Additional Borrower shall be effective upon satisfaction of each of the following conditions:
(i)the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed);
(ii)delivery to the Administrative Agent of an executed Additional Borrower Joinder Agreement with respect to such Additional Borrower;
(iii)delivery of each executed Note as may be requested by any Lender in connection therewith;
(iv)at least five (5) days prior to the effective date of such designation, delivery to the Administrative Agent of a certificate of such Additional Borrower substantially in the form of Exhibit B (Form of Closing Certificate) (or otherwise in form acceptable to the Administrative Agent), with (A) a copy of the certificate of limited partnership (or equivalent) of such Additional Borrower, certified as of a recent date by the jurisdiction in which such Additional Borrower is organized, together with a certificate attesting to the good standing of such Additional Borrower, (B) a certification by the Secretary or Assistant Secretary of such Additional Borrower (or general partner thereof) of the names and true signatures of each officer of such Additional Borrower (or general partner thereof) that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Additional Borrower, (C) the limited partnership agreement (or equivalent) of such Additional Borrower as in effect on the date of such certification, (D) the resolutions and consent of such Additional Borrower’s (or general partner thereof’s) Board of Directors approving and authorizing the execution, delivery and performance of the Additional Borrower Joinder Agreement and the other Loan Documents to which it is respectively a party and (E) a certification that there has been no change to the certificate of limited partnership (or equivalent) of such Additional Borrower delivered pursuant to clause (i) above;
(v)delivery to the Administrative Agent of a certification given by the chief financial officer of such Additional Borrower in his capacity as such (and not in his individual capacity), in form and substance reasonably satisfactory to the Administrative Agent, attesting to the solvency of such Additional Borrower after giving effect to the transactions contemplated by this Agreement and the Additional Borrower Joinder Agreement;
(vi)delivery to each Lender, to the extent requested, of (A) all information regarding such Wholly Owned Domestic Subsidiary that such Lender is required to obtain, verify and record in accordance with the Patriot Act, including the name and address of such Wholly Owned Domestic Subsidiary and other information that will allow such Lender to identify such Wholly Owned Domestic Subsidiary and (B) all documentation and other information regarding such Wholly Owned Domestic Subsidiary required by bank regulatory authorities under any “know your customer” rules and regulations applicable to such Lender or the Beneficial Ownership Regulation;
(vii)delivery to the Administrative Agent of a certificate of a Responsible Officer of the Parent Borrower certifying that (A) no Event of Default or Default has occurred and is continuing on and as of the date of such designation and (B) the representations and warranties contained in Article III are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the date of such designation, as though made on and as of such date (unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date; and
(viii)delivery to the Administrative Agent of (A) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flow of such Additional Borrower for the most recent Fiscal Year ended at least 90 days prior to the date such Additional Borrower becomes a Borrower hereunder and (B) the unaudited consolidated balance sheet and related unaudited consolidated statements of income and cash flow of such Additional Borrower for each Fiscal Quarter thereafter ended at least 45 days prior to the date such Additional Borrower becomes a Borrower hereunder.
(b)Upon the designation of a Wholly Owned Domestic Subsidiary of the Parent Borrower as an Additional Borrower and the satisfaction of the conditions listed in clause (a) above, such Wholly Owned Domestic Subsidiary shall thereupon become an Additional Borrower hereunder and shall be (1) entitled to all rights and benefits of a Borrower hereunder and under each of the other Loan Documents and (2) subject to all obligations of a Borrower hereunder and under the other Loan Documents.
(c)The Parent Borrower may designate that any existing Borrower (other than the Parent Borrower, Texas Gas, or Gulf South) shall no longer be a Borrower by delivery of a written notice to the Administrative Agent; provided, however, that (i) such Borrower does not have any Loans, Letter of Credit Obligations (with all Letters of Credit previously issued for the account of such Borrower having expired or been terminated and all such Letters of Credit having been returned to the applicable Issuer) or other Obligations outstanding and (ii) such Borrower’s Revolving Credit Sublimit has been allocated to the other Borrowers pursuant to the definition of “Revolving Credit Sublimit”.
Section 2.19.The Administrative Borrower. Each Subsidiary Borrower hereby appoints the Parent Borrower as the administrative Borrower hereunder, and the Parent Borrower shall act under this Agreement as the agent, attorney-in-fact and legal representative of such Subsidiary Borrower for all purposes, including receiving account statements and other notices and communications to such Subsidiary Borrower from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any certificate, report, information or any notice or communication made or given by the Parent Borrower, whether in its own name or on behalf of a Subsidiary Borrower, and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any Subsidiary Borrower as to the binding effect on it of any such notice or request.
Section 2.20.Cash Collateral.
(a)At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.21(a)(iii) (Defaulting Lender) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(b)The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Issuers, and agrees to maintain, a first priority security interest in all Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Obligations, to be applied pursuant to clause (c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuers as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.20 (Cash Collateral) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.21 (Defaulting Lender) the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.
Section 2.21.Defaulting Lender.
(a)Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.1(c) (Amendments, Waivers, Etc.).
(ii)Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 (Events of Default) or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.6 (Right of Set-off) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or Swingline Lender hereunder; third, to Cash Collateralize the Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.20 (Cash Collateral); fourth, as the Parent Borrower may request (so long as no Default or Event of Default has occurred and is continuing), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize such Defaulting Lender’s Ratable Portion of Letter of Credit Obligations with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Non-Defaulting Lenders or the Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Non-Defaulting Lender or Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 (Conditions Precedent to each Extension of Credit) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments without giving effect to clause (i) above. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.21(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Ratable Portions (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause any Non-Defaulting Lender’s Ratable Portion of the aggregate Revolving Credit Outstandings to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.24 (Acknowledgement and Consent to Bail-In of Affected Financial Institutions), no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(iv)If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.20 (Cash Collateral).
(b)Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to (i) Section 2.11(a) (and the Borrowers shall not be required to pay any such fee pursuant to Section 2.11(a) that otherwise would have been payable to such Defaulting Lender) or (ii) Section 2.11(b)(ii) (except to the extent such Defaulting Lender has provided Cash Collateral for its Ratable Portion of outstanding Letter of Credit Obligations), in each case, without prejudice to the rights of Non-Defaulting Lenders in respect of such fees; provided that (x) to the extent that all or any portion of such Defaulting Lender’s Ratable Portion of Letter of Credit Obligations are reallocated to the Non- Defaulting Lenders pursuant to Section 2.21(a)(iii), such fees pursuant to Section 2.11(b)(ii) that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such Non-Defaulting Lenders, pro rata in accordance with their respective Revolving Credit Commitments, and (y) to the extent that all or any portion of such Defaulting Lender’s Ratable Portion of Letter of Credit Obligations then outstanding cannot be so reallocated, such fees pursuant to Section

2.11(b)(ii) will instead accrue for the benefit of and be payable to the applicable Issuers as their respective interests appear.
(c)The Parent Borrower may terminate the unused amount of the Revolving Credit Commitment of any Lender that is a Defaulting Lender upon not less than three Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.21(a)(ii) will apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, any Issuer, the Swingline Lender or any Lender may have against such Defaulting Lender.
(d)If the Parent Borrower, the Administrative Agent and the Issuers agree in writing in their discretion that a Lender is no longer a Defaulting Lender, as the case may be, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause each Lender’s Letter of Credit Obligations, Revolving Loans and outstanding Swingline Loans to be based upon its Ratable Portion, whereupon such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Article III

REPRESENTATIONS AND WARRANTIES
To induce the Agents, the Lenders and the Issuers to enter into this Agreement and to make the Loans and Issue or participate in the Letters of Credit, the Guarantor and each Borrower hereby represent and warrant to each Agent, each Lender and each Issuer that:
Section 3.1.Financial Condition. The audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as of December 31, 2024 and the related audited consolidated statements of income and of cash flows for the fiscal year ended on such date reported on by and accompanied by an unqualified report from Deloitte & Touche LLP, present fairly the consolidated financial condition of the Guarantor and its consolidated Subsidiaries as at such date and the consolidated results of its operations and its consolidated cash flows for the period then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).
Section 3.2.No Change. Since December 31, 2024 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Section 3.3.Corporate Existence; Compliance with Law. Each of the Guarantor, the Borrowers and their respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the limited partnership, limited liability company, corporate or other power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign limited partnership, limited liability company, corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except, in the case of clauses (c) and (d), to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.4.Limited Partnership Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the limited partnership (or equivalent) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, with respect to the Borrowers, to borrow hereunder. Each of the Loan Parties has taken all necessary limited partnership (or equivalent) or other necessary action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, with respect to the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or the execution, delivery, validity or enforceability of this Agreement or any of the other Loan Documents, except consents, authorizations, filings and notices described in Schedule 3.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the performance of this Agreement or any of the other Loan Documents, except routine consents, authorizations, filings and notices required to be made in the ordinary course of business. This Agreement has been, and, upon execution, each Loan Document shall have been, duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document that is an agreement or instrument upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
Section 3.5.No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any material Contractual Obligation of the Guarantor, the Borrowers or their respective Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation.
Section 3.6.No Material Litigation. Except as set forth on Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of any Borrower, threatened by or against any Borrower or any Borrower Affiliate, or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.
Section 3.7.No Default. No Default or Event of Default has occurred and is continuing.
Section 3.8.Ownership of Property; Liens. Each of the Guarantor, the Borrowers and each of their respective Subsidiaries has title in fee simple to, or a valid leasehold interest in, or a right of way or easement in all real property used or necessary for, and material to, the conduct of its business, and good title to, or a valid leasehold interest in, all its other Property used or necessary for, and material to, the conduct of its business, and none of such Property is subject to any Lien except as permitted by Section 7.2.
Section 3.9.Taxes. Each of the Guarantor, the Borrowers and each of their respective Subsidiaries has filed or caused to be filed all Federal, state and local income and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other Taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Guarantor, the Borrowers and their respective Subsidiaries or any amount the failure to pay could not reasonably be expected to have a Material Adverse Effect); and no Tax Lien (other than a Tax Lien described in Section 7.2(a)) has been filed, and, to the knowledge of any Borrower, no claim is being asserted, with respect to any such Tax, fee or other charge.
Section 3.10.ERISA. Neither a Reportable Event nor an “accumulated funding deficiency” (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code, except any such failures to comply that could not reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred under Section 4041(c) or Section 4042 of ERISA, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount that could reasonably be expected to have a Material Adverse Effect. Neither the Parent Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Parent Borrower nor any Commonly Controlled Entity would become subject to any liability that could reasonably be expected to have a Material Adverse Effect if the Parent Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.
Section 3.11.Use of Proceeds. The proceeds of the Loans shall be used solely (a) to refinance all Indebtedness and other obligations (if any) outstanding under the Existing Credit Agreement, (b) for the payment of transaction costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and (c) for general partnership (or equivalent) purposes, including acquisitions, capital expenditures and payment of distributions. The proceeds of the Letters of Credit shall be used solely for general partnership (or equivalent) purposes.
Section 3.12.Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:
(a)Each of the Guarantor, the Borrowers and each of their respective Subsidiaries: (i) is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws; (ii) holds all Environmental Permits (each of which is in full force and effect) required for any of its current or intended operations or for any property owned, leased, or otherwise operated by it; and (iii) is, and within the period of all applicable statutes of limitation has been, in compliance with all of its Environmental Permits.
(b)There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Guarantor, the Borrowers or any of their respective Subsidiaries is, or to the knowledge of any Borrower will be, named as a party that is pending or, to the knowledge of any Borrower, threatened.
Section 3.13.Accuracy of Information, etc. No statement or information (other than the projections and pro forma financial information referred to in the following sentence) contained in this Agreement, any other Loan Document or any other material document or certificate furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of the Guarantor, any Borrower or any of their respective Subsidiaries for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (as modified or supplemented by other information so furnished on or before the time this representation is made or deemed made with respect thereto), contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
Section 3.14.Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Effective Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the applicable Borrower, and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Loan Party is Solvent.
Section 3.15.Subsidiaries; Borrower Information.
(a)Set forth on Schedule 3.15(a) is a complete and accurate list showing, as of the Effective Date, all Subsidiaries of the Guarantor and the Parent Borrower. Schedule 3.15(a) sets forth as of the Effective Date the name and jurisdiction of organization of each such Subsidiary, and as to each such Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party. As of the Effective Date, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Guarantor, the Borrowers or any of their respective Subsidiaries, except as disclosed on Schedule 3.15(a).
(b)Schedule 3.15(b) sets forth as of the Effective Date the name, address of principal place of business and tax identification number of each Borrower.
Section 3.16.Margin Regulations. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Loan will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 3.17.Investment Company Act. None of the Guarantor, any Borrower or any of their respective Subsidiaries is an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
Section 3.18.Insurance. All policies of insurance of any kind or nature of the Parent Borrower or any of its Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers’ compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by businesses of the size and character of such Person.
Section 3.19.Anti-Corruption Laws, Sanctions and Outbound Investment Rules, Etc.
(a)None of (i) the Guarantor, the Borrowers, their respective Subsidiaries or any of their respective directors or officers or, to the knowledge of any Borrower, (ii) any employee, Affiliate, agent or representative of the Guarantor, the Borrowers or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby is a Sanctioned Person or currently the subject or target of any Sanctions. The Guarantor, the Borrowers and their respective Subsidiaries have been and are in compliance with the Patriot Act, anti-money laundering laws, Anti-Corruption Laws and applicable Sanctions and, to the extent requested by any Lender, have provided such information to the Lenders as required by Section 10.19 (Patriot Act Notice).
(b)None of the Guarantor, the Borrowers, nor any of their respective Subsidiaries (i) is a “covered foreign person” as that term is used in the Outbound Investment Rules or (ii) currently engages, or has any present intention to engage in the future, directly or indirectly, in (A) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (B) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Guarantor, such Borrower or such Subsidiary were a U.S. Person or (C) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.
Section 3.20.Affected Financial Institution. No Loan Party nor any Subsidiary thereof is an Affected Financial Institution.
Article IV

CONDITIONS PRECEDENT
Section 4.1.Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction (or due waiver in accordance with Section 10.1 (Amendments, Waivers, Etc.)), prior to or concurrently with the Effective Date, of the following conditions precedent:
(a)Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Guarantor, the Initial Borrowers and the Lenders, (ii) for the account of each Lender requesting the same, a Note of the Borrowers conforming to the requirements set forth herein and (iii) the Guaranty, executed and delivered by a duly authorized officer of the Guarantor.
(b)Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented

(including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), on or before the Effective Date.
(c)Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party dated the Effective Date, substantially in the form of Exhibit B (Form of Closing Certificate) (or otherwise in form acceptable to the Administrative Agent), with (i) a copy of the certificate of limited partnership (or equivalent) of such Loan Party, certified as of a recent date by the Secretary of State of the State of Delaware, together with a certificate of such official attesting to the good standing of such Loan Party, (ii) a certification by the Secretary or Assistant Secretary of such Loan Party (or general partner thereof) of the names and true signatures of each officer of such Loan Party (or general partner thereof) that has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (iii) the limited partnership agreement (or equivalent) of such Loan Party as in effect on the date of such certification, (iv) the resolutions and consent of such Loan Party’s (or general partner thereof’s) Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is respectively a party and (v) a certification that there has been no change to the certificate of limited partnership (or equivalent) of such Loan Party delivered pursuant to clause (i) above.
(d)Secretary’s Certificate. The Administrative Agent shall have received a secretary’s certificate of each of the BGL and the General Partner dated the Effective Date, with certified copies of (i) the certificate of formation or certificate of limited partnership (or equivalent) of such Person, certified as of a recent date by the Secretary of State of the state of organization of such Person, and (ii) the limited liability company agreement or limited partnership agreement (or equivalent) of such Person as in effect on the date of such certification.
(e)Solvency Certificate. The Administrative Agent and the Lenders shall have received a certification given by the chief financial officer of each Initial Borrower in his capacity as such (and not in his individual capacity), dated the Effective Date, in form and substance satisfactory to the Administrative Agent, attesting to the solvency of the Initial Borrowers and the Guarantor after giving effect to the transactions contemplated hereby.
(f)Legal Opinions. The Administrative Agent shall have received the legal opinions of (i) Herbert Smith Freehills Kramer (US) LLP, counsel to the Loan Parties, substantially in form and substance that are customary and reasonably acceptable to the Administrative Agent and (ii) Mercy Kamps, General Counsel of BGL, substantially in form and substance that are customary and reasonably acceptable to the Administrative Agent.
(g)Financial Statements. The Administrative Agent shall have received copies of the audited consolidated balance sheets of the Guarantor and its consolidated Subsidiaries, as at the end of the year ended December 31, 2024, and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing (all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein)).
(h)Officer’s Certificate. The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent Borrower to the effect that the condition set forth in Section 4.2(b) (Conditions Precedent to Each Extension of Credit) has been satisfied.

(i)Approvals. All governmental and third party approvals necessary in connection with this Agreement and the transactions contemplated hereby shall have been obtained and be in full force and effect.
(j)Refinancing of Existing Credit Agreement. All Existing Revolving Loans and all accrued and unpaid interest, fees, expenses and other obligations under the Existing Credit Agreement shall have been paid in full.
Section 4.2.Conditions Precedent to Each Extension of Credit. The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to Issue any Letter of Credit is subject to the satisfaction (or due waiver in accordance with Section 10.1 (Amendments, Waivers, Etc.)) of each of the following conditions precedent:
(a)Request for Borrowing or Issuance of Letter of Credit. With respect to any Revolving Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing, with respect to any Swingline Loan, the Administrative Agent shall have received a duly executed Swingline Loan Request, and, with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.
(b)Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or Issuance, both before and after giving effect thereto and, in the case of any Loan, to the application of the proceeds thereof:
(i)the representations and warranties set forth in Article III (Representations and Warranties) and in the other Loan Documents shall be true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of any such date with the same effect as though made on and as of such date, except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date and (B) the representations and warranties set forth in Sections 3.2 and 3.6 shall be made on and as of the Effective Date only;
(ii)no Default or Event of Default shall have occurred and be continuing; and
(iii)each Borrower’s Revolving Credit Outstandings shall not exceed such Borrower’s Revolving Credit Sublimit and the aggregate Revolving Credit Outstandings shall not exceed the then effective Revolving Credit Commitments.
(c)No Legal Impediments. The making of the Loans or the Issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or Issuance of such Letter of Credit and is not enjoined, temporarily, preliminarily or permanently.
Each submission by the applicable Borrower to the Administrative Agent of a Notice of Borrowing or a Swingline Loan Request and the acceptance by such Borrower of the proceeds of each Loan requested therein, and each submission by the applicable Borrower to an Issuer of a Letter of Credit Request, and the Issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by such Borrower as to the matters specified in clause (b) above on the date of the making of such Loan or the Issuance of such Letter of Credit.
Section 4.3.Determinations of Initial Borrowing Conditions. For purposes of determining compliance with the conditions specified in Section 4.1 (Conditions to Effectiveness), each Lender shall be deemed to have consented to, approved, accepted or be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s Ratable Portion of such Borrowing.
Section 4.4.Conditions Precedent to Each Incremental Credit Extension Date. Each Revolving Credit Commitment Increase shall not become effective until the satisfaction of all of the following conditions precedent:
(a)The Administrative Agent shall have received on or prior to the Incremental Credit Extension Date each of the following, each dated as of such Incremental Credit Extension Date unless otherwise indicated or agreed to by the Administrative Agent and each in form and substance satisfactory to the Administrative Agent:
(i)written commitments duly executed by existing Lenders (or their Affiliates or Approved Funds) or Eligible Assignees in an aggregate amount equal to the amount of the proposed Revolving Credit Commitment Increase (as agreed between the Parent Borrower and the Administrative Agent but in any case not to exceed, in the aggregate, the maximum amount set forth in Section 2.1(b)) and, in the case of each such Eligible Assignee that is not an existing Lender, an assumption agreement in form and substance satisfactory to the Administrative Agent and duly executed by the Parent Borrower, the Administrative Agent and such Eligible Assignee;
(ii)an amendment to this Agreement (including to Schedule I), effective as of such Incremental Credit Extension Date and executed by the Borrowers and the Administrative Agent, to the extent necessary to implement the terms and conditions of such Revolving Credit Commitment Increase as agreed by the Parent Borrower and the Administrative Agent;
(iii)certified copies of resolutions of the Board of Directors of each Loan Party approving the consummation of such Revolving Credit Commitment Increase and the execution, delivery and performance of the corresponding amendments to this Agreement and the other documents to be executed in connection therewith;
(iv)a favorable opinion of counsel for each Loan Party, addressed to the Administrative Agent and the Lenders and in form and substance and from counsel reasonably satisfactory to the Administrative Agent; and
(v)such other documents as any Lender participating in such Revolving Credit Commitment Increase may require as a condition to its commitment therein.
(b)There shall have been paid to the Administrative Agent, for the account of itself and the Lenders, as applicable, all fees and expenses (including reasonable fees and expenses of counsel) due and payable on or before such Incremental Credit Extension Date.

(c)The conditions precedent set forth in Section 4.2(b) shall have been satisfied both before and after giving effect to such Revolving Credit Commitment Increase.
(d)Such Revolving Credit Commitment Increase shall have been made on the terms and conditions set forth in Section 2.1(b).
Article V

FINANCIAL COVENANT
Each of the Guarantor and the Borrowers hereby agrees that so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, the Guarantor shall maintain on the last day of each Fiscal Quarter a Consolidated Leverage Ratio of not more than 5.00 to 1.00; provided, however, that the Guarantor shall be permitted to maintain a Consolidated Leverage Ratio of not more than 5.50 to 1.00 on the last day of (i) the Fiscal Quarter in which the consummation of a Qualified Acquisition by it or its Subsidiaries occurs (the “Acquisition Quarter”) and (ii) the three consecutive Fiscal Quarters following the Acquisition Quarter.
Article VI

AFFIRMATIVE COVENANTS
Each of the Guarantor and the Borrowers hereby agrees that so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, the Guarantor and the Borrowers shall and shall cause each of their respective Subsidiaries to:
Section 6.1.Financial Statements. Furnish to the Administrative Agent and each Lender:
(a)as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Guarantor, a copy of the audited consolidated balance sheet of the Guarantor and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;
(b)as soon as available, but in any event within 90 days after the end of each Fiscal Year of each Borrower, a copy of the unaudited consolidated balance sheet of each such Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, certified by a Responsible Officer of such Borrower as being fairly stated in all material respects (subject to normal year-end audit adjustments); and
(c)as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each Fiscal Year of each of the Guarantor and the

Borrowers, the unaudited consolidated balance sheet of (i) the Guarantor and its consolidated Subsidiaries and (ii) each Borrower and its consolidated Subsidiaries, each as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer of the Guarantor and the Borrowers, as applicable, as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes);
all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).
Section 6.2.Certificates; Other Information. Furnish to the Administrative Agent and each Lender, or, in the case of clause (e) below, to the relevant Lender:
(a)concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);
(b)concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer of the Parent Borrower stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) a compliance certificate of a Responsible Officer of the Parent Borrower containing all information and calculations necessary for determining compliance by the Guarantor with Article V of this Agreement as of the last day of the Fiscal Quarter or Fiscal Year of the Guarantor;
(c)within five days after the same are sent, copies of all financial statements and reports that the Guarantor, any Borrower or any of their respective Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Guarantor, any Borrower or any of their respective Subsidiaries, may make to, or file with, the SEC;
(d)as soon as possible and in any event within ten days of obtaining knowledge thereof, notice of any development, event, or condition that, individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in a Material Adverse Effect; and
(e)promptly, such additional financial and other information as any Lender may from time to time reasonably request.
Section 6.3.Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Parent Borrower or its Subsidiaries, as the case may be, or the failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.
Section 6.4.Conduct of Business and Maintenance of Existence, etc. (a) (i) Preserve, renew and keep in full force and effect its corporate or other existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (i) and (ii) above, as otherwise permitted by Section 7.5 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.5.Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts (subject to customary deductibles) and against at least such risks (but including in any event public liability and business interruption) as are usually insured against in the same general area by companies of similar size engaged in the same or a similar business.
Section 6.6.Inspection of Property; Books and Records; Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity in all material respects with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) upon reasonable prior notice, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records, at the Borrowers’ expense and at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Guarantor, the Borrowers and their respective Subsidiaries with officers and employees of the Guarantor, the Borrowers and their respective Subsidiaries and with their independent certified public accountants.
Section 6.7.Notices. Promptly give notice to the Administrative Agent and each Lender of:
(a)the occurrence of any Default or Event of Default, as soon as possible and in any event, within 5 Business Days after any Borrower knows or has reason to know thereof;
(b)any (i) default or event of default under any Contractual Obligation of the Guarantor, any Borrower or any of their respective Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Guarantor, any Borrower or any of their respective Subsidiaries and any Governmental Authority, that, in either case, if not cured, could reasonably be expected to have a Material Adverse Effect; and
(c)the following events, as soon as possible and in any event within 30 days after any Borrower knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Parent Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Parent Borrower setting forth details of the occurrence referred to therein and stating what action the Guarantor, the relevant Borrower or the relevant Subsidiary proposes to take with respect thereto.
Section 6.8.Environmental Laws. Comply with all applicable Environmental Laws, and obtain and comply with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to so comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 6.9.Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, all lawful governmental claims, Taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of the Parent Borrower or the appropriate Subsidiary in conformity with GAAP or where the failure to pay could not reasonably be expected to have a Material Adverse Effect.
Section 6.10.Use of Proceeds. Use the entire amount of the proceeds of the Loans and Letters of Credit as provided in Section 3.11 (Use of Proceeds).
Section 6.11.Compliance with Anti-Corruption Laws; Anti-Money Laundering Laws; Sanctions; and Beneficial Ownership Regulation.
(a)Maintain in effect and enforce reasonable policies and procedures designed to ensure compliance by the Borrowers and their Subsidiaries and their respective directors, officers, employees, agents, and Affiliates with Anti-Corruption Laws, anti-money laundering laws, and applicable Sanctions.
(b)Notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation).
(c)Promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation.
Article VII

NEGATIVE COVENANTS
Each of the Guarantor and the Borrowers hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or any other amount is owing to any Lender, any Issuer or the Administrative Agent hereunder, the Guarantor and the Borrowers shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

Section 7.1.Limitations on Indebtedness. Permit the Parent Borrower or any of the Parent Borrower’s Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for the following:
(a)Indebtedness of the Parent Borrower and the Parent Borrower’s Subsidiaries outstanding on the Effective Date and listed on Schedule 7.1;
(b)Indebtedness arising from intercompany loans among the Parent Borrower and its Subsidiaries;
(c)Indebtedness arising from intercompany loans owing by the Parent Borrower to the Guarantor;
(d)additional Indebtedness of any Borrower if, at the time of incurring such Indebtedness and after giving effect thereto, (i) the Guarantor shall be in pro forma compliance with the financial covenant in Article V, in each case determined as of the last day of the most recently ended Fiscal Quarter of the Guarantor for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (c), as applicable, and (ii) no Default or Event of Default shall have occurred and be continuing;
(e)Indebtedness of any Person that becomes a Subsidiary of any Borrower (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transactions pursuant to which such Subsidiary became a Subsidiary of any Borrower) that is outstanding at the time such Person becomes a Subsidiary of any Borrower if, at the time such Person becomes a Subsidiary of any Borrower, and after giving effect to the incurrence of such Indebtedness, (i) the Guarantor shall be in pro forma compliance with the financial covenant in Article V, in each case determined as of the last day of the most recently ended Fiscal Quarter of the Guarantor for which financial statements have been delivered to the Administrative Agent pursuant to Sections 6.1(a) or (c), as applicable, and (ii) no Default or Event of Default shall have occurred and be continuing; and
(f)Indebtedness consisting of Finance Lease Obligations and purchase money Indebtedness of the Parent Borrower and the Parent Borrower’s Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding, including any Indebtedness incurred to extend, renew or refinance such Indebtedness, provided that the principal amount thereof shall not be increased and such refinancing Indebtedness shall not be secured by any collateral other than collateral securing such refinanced Indebtedness.
Section 7.2.Limitations upon Liens. Create, incur, assume or suffer to exist any Lien upon any its Property, whether now owned or hereafter acquired, except for the following:
(a)Liens with respect to the payment of Taxes, assessments or governmental charges in each case that are not yet due or that are being contested in good faith by appropriate proceedings and, if being contested, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;
(b)Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other similar Liens, in each case (i) imposed by law or arising in the ordinary course of business, (ii) for amounts not yet due or that are being contested in good faith by appropriate proceedings and (iii) if being contested, with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c)deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;
(d)encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way (including for pipeline purposes), utility easements, building restrictions, oil and gas leases, mineral reservations, mineral conveyances, mineral interests, water rights and other similar encumbrances on the use of real property not materially detracting from the value of such real property or not materially interfering with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(e)encumbrances arising under leases or subleases of real property that do not, in the aggregate, materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;
(f)financing statements with respect to a lessor’s rights in and to personal property leased to such Person in the ordinary course of such Person’s business other than through a Finance Lease;
(g)Liens arising out of judgments and decrees not resulting in an Event of Default under Section 8.1(h);
(h)Liens arising by virtue of any statutory or common law provision relating to (i) banker’s liens, rights of set-off or similar rights and (ii) Liens of depository or collecting banks on items in collection and any accompanying documents or the proceeds thereof;
(i)licenses or sublicenses of intellectual property granted in the ordinary course of business;
(j)Liens on securities that are the subject of repurchase agreements constituting Cash Equivalent investments;
(k)Liens securing Indebtedness incurred pursuant to Section 7.1(f); provided, that (x) such Liens shall be created within 120 days after the acquisition of the assets financed by such Indebtedness and (y) such Liens do not at any time encumber any Property of the Parent Borrower or any Parent Borrower’s Subsidiary other than the Property financed by such Indebtedness and the proceeds thereof; provided, further, that individual financings of equipment provided by one lender may be cross-collateralized to other financings of equipment provided by such lender; and
(l)any other Lien if, at the time of, and after giving effect to, the creation or assumption of such Lien, the aggregate amount of all Indebtedness of the Guarantor, the Parent Borrower and their respective Subsidiaries secured by all such Liens do not exceed 10% of the Consolidated Net Tangible Assets of the Guarantor and its Subsidiaries.
Section 7.3.[Reserved.]
Section 7.4.Limitation on Sale and Lease-Back Transactions. Enter into any arrangement with any Person providing for the leasing by the Parent Borrower or any of its Subsidiaries of real or personal property which has been or is to be sold or transferred by the Parent Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Parent Borrower or such Subsidiary (each a “Sale and Lease-Back Transactions”), except the Parent Borrower and its Subsidiaries may enter into, create, assume and suffer to exist Sale and Lease-Back Transactions if at the time of, and after giving effect to, such Sale and Lease-Back Transaction, the aggregate fair market value of all properties covered by Sale and Lease-Back Transactions does not exceed $100,000,000.
Section 7.5.Fundamental Changes. With respect to the Guarantor, the Parent Borrower and each Subsidiary Borrower only, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, (i) the Parent Borrower or a Subsidiary Borrower may merge or consolidate with or into any Person in a transaction in which the Parent Borrower or a Subsidiary Borrower, as applicable, is the surviving Person, (ii) a Subsidiary Borrower may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to the Parent Borrower or a Subsidiary Borrower, or (iii) a Subsidiary Borrower may liquidate or dissolve into the Parent Borrower or a Subsidiary Borrower, as applicable. Furthermore, no Borrower shall reorganize (through merger or otherwise) in a jurisdiction outside of the United States of America.
Section 7.6.Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except for the following:
(a)with respect to any Fiscal Quarter of the Parent Borrower, (i) the Parent Borrower may declare and pay dividends or distributions to the Guarantor and (ii) subject to satisfaction of the Excluded Subordinated Debt Payment Conditions, the Guarantor and any Borrower may make any Restricted Payment with respect to Excluded Subordinated Debt owing to any Person other than the Permitted Investor, in each case, within 60 days following the end of such Fiscal Quarter in an aggregate amount not to exceed the Available Cash for such Fiscal Quarter;
(b)the Parent Borrower may declare and pay dividends or distributions with respect to its Capital Stock payable solely in additional shares of its Capital Stock (other than any Capital Stock with preferential rights or a stated liquidation or similar amount);
(c)the Parent Borrower may repurchase Capital Stock issued after the Effective Date funded with proceeds from the issuance of additional Capital Stock or the incurrence of Indebtedness permitted hereunder;
(d)the Parent Borrower’s Subsidiaries may make Restricted Payments in respect of their Capital Stock ratably to the holders of such Capital Stock;
(e)subject to satisfaction of the Excluded Subordinated Debt Payment Conditions, the Guarantor and any Borrower may make any Restricted Payment with respect to Excluded Subordinated Debt owing to any Permitted Investor; and
(f)(i) subject to satisfaction of the Excluded Subordinated Debt Payment Conditions, the Guarantor and any Borrower may make any Restricted Payment with respect to Excluded Subordinated Debt owing to any Person other than the Permitted Investor and (ii) the Parent Borrower may make any other Restricted Payments; provided, however, that the aggregate amount of all Restricted Payments made pursuant to this clause (f) since the Effective Date shall not exceed $100,000,000;

provided, however, that the Restricted Payments described in clauses (a), (b), (c), (e) or (f) above shall not be permitted if an Event of Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom.
Section 7.7.Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Parent Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Parent Borrower or any other Subsidiary of the Parent Borrower, (b) make Investments in the Parent Borrower or any other Subsidiary of the Parent Borrower or (c) transfer any of its assets to the Parent Borrower or any other Subsidiary, except for (i) such encumbrances or restrictions existing under or by reason of any restrictions existing under the Loan Documents and (ii) encumbrances or restrictions contained in, or existing by reasons of, any agreement or instrument (A) relating to property existing at the time of the acquisition thereof, so long as the encumbrance or restriction relates only to the property so acquired, (B) relating to any Indebtedness of any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Parent Borrower or a Subsidiary or became a Subsidiary, which encumbrance or restriction is not applicable to any Person, or any properties or assets of any Person, other than such Subsidiary or the properties or assets of such Subsidiary and is not created in contemplation thereof, (C) effecting a renewal, extension, or refinancing (or successive extensions, renewals or refinancings) of Indebtedness issued under an agreement referred to in clauses (A) or (B) above, so long as the encumbrances or restrictions contained in any such renewal, extension, or refinancing agreement are not materially more restrictive than the encumbrances or restrictions contained in the original agreement, (D) constituting restrictions on the sale or other disposition of any property as a result of a Lien on such property permitted hereunder, (E) with respect to clause (c) above only, constituting provisions contained in agreements or instruments relating to Indebtedness permitted hereunder that prohibit the transfer of all or substantially all of the assets of the obligor under that agreement or instrument unless the transferee assumes the obligations of the obligor under such agreement or instrument or such assets may be transferred subject to such prohibition, (F) constituting any encumbrance or restriction with respect to property under an agreement that has been entered into for the disposition of such property, provided that such disposition is otherwise permitted hereunder and (G) constituting any encumbrance or restriction contained in the Constituent Documents of any Subsidiary that subjects the payment of dividends or the making of other distributions to the discretion of the Board of Directors of such Subsidiary or permits dividends or distributions only to the extent of available cash (as defined in such Constituent Document).
Section 7.8.Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Parent Borrower or a Wholly Owned Subsidiary of the Parent Borrower), except for the following:
(a)any transaction that is (i) otherwise permitted under this Agreement and (ii) upon fair and reasonable terms no less favorable to the Guarantor, the Parent Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate;
(b)so long as no Event of Default shall have occurred and be continuing at the time such transaction is entered into, any transaction that is (i) otherwise permitted under this Agreement and (ii) not material to the Guarantor, the Parent Borrower and its Subsidiaries taken as a whole (without any requirement that such transaction be upon fair and reasonable terms no less favorable to the Guarantor, the Parent Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate);
(c)Restricted Payments permitted by Section 7.6;
(d)the payment of dividends and distributions by the Guarantor to any Affiliate of the Guarantor that holds partnership interests in the Guarantor;
(e)the transactions set forth on Schedule 7.8; and
(f)the issuance by the Guarantor of Capital Stock to any Affiliate (other than to a Borrower or to any other Subsidiary of the Guarantor) or the receipt by the Guarantor of any equity or capital contributions from an Affiliate (other than from a Borrower or from any other Subsidiary of the Guarantor).
Section 7.9.Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary of the Parent Borrower, except for those businesses in which the Parent Borrower, its Subsidiaries and their Joint Ventures are engaged in as of December 31, 2024 and reasonable extensions thereof (including, without limitation, gas storage, gas gathering and processing, liquids transportation and storage, and gas and liquids marketing).
Section 7.10.Accounting Changes; Fiscal Year. Change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year or Fiscal Quarters, except with the consent of the Administrative Agent; provided, however, that the Borrowers shall enter into such amendments to this Agreement as the Administrative Agent shall request to reflect such change in its Fiscal Year or Fiscal Quarters, as applicable, such that the applicable provisions of this Agreement affected by such change shall have the same effect (or, in any case, be substantively no less favorable to the Lenders, in the determination of the Administrative Agent) after giving effect thereto as if such change were not made.
Section 7.11.Limitation on Modification of Constituent Documents. Not modify or amend its Constituent Documents, except for modifications and amendments that (a) could not reasonably be expected to have a Material Adverse Effect and (b) do not materially affect the interests of the Administrative Agent and the Lenders under the Loan Documents.
Section 7.12.Anti-Corruption Laws; Anti-Money Laundering Laws; and Sanctions. Request or use, the proceeds of any Loans or Letters of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or anti-money laundering laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or with or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 7.13.Limitations Regarding Outbound Investment Rules. (a) Be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Guarantor, such Borrower or such Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or the Lenders to be in violation of the Outbound Investment Rules or cause the Administrative Agent or the Lenders to be legally prohibited by the Outbound Investment Rules from performing under this Agreement.

Article VIII

EVENTS OF DEFAULT
Section 8.1.Events of Default. If any of the following events shall occur and be continuing:
(a)Any Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or any Borrower shall fail to pay any interest on any Loan or any Reimbursement Obligation, or any other amount payable hereunder (including any amount required to be provided as cash collateral) or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or
(c)Any Loan Party shall default in the observance or performance of any agreement contained in Article V, Section 6.4(a) (with respect to the Guarantor’s and each Borrower’s existence only), Section 6.7(a), Section 6.10 or Article VII to be performed by it; or
(d)Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement to be performed by it or any other Loan Document (other than as provided in clauses (a) through (c) of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a Responsible Officer of the Guarantor or any Borrower becomes aware of such failure and (ii) the date on which written notice thereof shall have been given to the Parent Borrower by the Administrative Agent or any Lender; or
(e)(i) Any Borrower or any Borrower Affiliate shall fail to make any payment on any Indebtedness of such Borrower or any such Borrower Affiliate (other than the Obligations) or any Guarantee Obligation in respect of Indebtedness of any other Person, and, in each case, such failure relates to Indebtedness having a principal amount of $50,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues beyond any period of grace provided with respect thereto, (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to accelerate the maturity of such Indebtedness, (iii) any other event shall occur (other than default in the observance of reporting and notice covenants) or condition shall exist under any agreement or instrument relating to any such Indebtedness, if the effect of such event or condition is to permit the acceleration of the maturity of such Indebtedness or (iv) any such Indebtedness shall become or be declared to be due and payable, or be required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
(f)(i) Any Borrower or any Borrower Affiliate shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Borrower or any Borrower Affiliate shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Borrower or any Borrower Affiliate any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Borrower or any Borrower Affiliate any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Borrower or any Borrower Affiliate shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Borrower or any Borrower Affiliate shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or
(g)(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which has not been corrected within the taxable period as defined in §4975 of the Code, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Parent Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or
(h)One or more judgments or decrees shall be entered against any Borrower or any Borrower Affiliate involving for the Borrowers and the Borrower Affiliates taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $25,000,000 or more (or in the case of a non-monetary judgment, having a Material Adverse Effect), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or
(i)Any Change of Control shall occur; or
(j)Any material provision of any Loan Document after delivery thereof shall for any reason fail or cease to be valid and binding on, or enforceable against, any Loan Party thereto, or any Loan Party shall so state in writing;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above, automatically the Revolving Credit Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate, and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Parent Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of Letter of Credit Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.
Section 8.2.Actions in Respect of Letters of Credit. At any time (i) upon the Revolving Credit Termination Date, (ii) after the Revolving Credit Termination Date when the aggregate funds on deposit in the Cash Collateral Account shall be less than 105% of the Letter of Credit Obligations and (iii) as may be required by Section 2.8 (Mandatory Prepayments) or Section 2.21 (Defaulting Lender), each Borrower shall pay to the Administrative Agent in immediately available funds at the Administrative Agent’s office referred to in Section 10.8 (Notices, Etc.), for deposit in the Cash Collateral Account, the amount required that, after such payment, the aggregate funds on deposit in the Cash Collateral Account equals or exceeds 105% of the sum of all of such Borrower’s outstanding Letter of Credit Obligations. The Administrative Agent may, from time to time after funds are deposited in the Cash Collateral Account, apply funds then held in the Cash Collateral Account to the payment of any amounts, in accordance with Section 2.12(f) (Payments and Computations), as shall have become or shall become due and payable by such Borrower to the Issuers or Lenders in respect of such Borrower’s Letter of Credit Obligations. The Administrative Agent shall promptly give written notice of any such application; provided, however, that the failure to give such written notice shall not invalidate any such application.
Article IX

THE AGENTS
Section 9.1.Authorization and Action.
(a)Each Lender and each Issuer hereby appoints Wells Fargo as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents.
(b)As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all Issuers; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.
(c)In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuers except to the limited extent provided in 2.6(b), and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Obligation. The Administrative Agent may perform any of its duties under any Loan Document by or through its agents or employees.
Section 9.2.Administrative Agent’s Reliance, Etc. None of the Administrative Agent, any of its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 10.2 (Assignments and Participations), (b) may rely on the Register to the extent set forth in Section 2.6 (Evidence of Debt), (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Guarantor, the Borrowers or any of the Borrowers’ Subsidiaries in or in connection with this Agreement or any other Loan Document, (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any term, covenant or condition of this Agreement or any other Loan Document, as to the financial condition of any Loan Party or as to the existence or possible existence of any Default or Event of Default, (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto and (g) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which writing may be a telecopy or electronic mail) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.
Section 9.3.Posting of Approved Electronic Communications.
(a)Each of the Lenders, the Issuers, the Borrowers and the Guarantor agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders and the Issuers by posting such Approved Electronic Communications on SyndTrak Online or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(b)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single- user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, the Issuer, the Borrowers and the Guarantor acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each of the Lenders, the Issuers, the Borrowers and the Guarantor hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(c)THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (THE “AGENT AFFILIATES”) WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC PLATFORM OR THE APPROVED ELECTRONIC COMMUNICATIONS.
(d)Each of the Lenders, the Issuers, the Borrowers and the Guarantor agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
Section 9.4.The Administrative Agent Individually. With respect to its Ratable Portion, Wells Fargo shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include, without limitation, the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders. Wells Fargo and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, any Loan Party as if Wells Fargo were not acting as the Administrative Agent.
Section 9.5.Lender Credit Decision. Each Lender and each Issuer expressly acknowledges that none of the Administrative Agent, the Arrangers or any of their respective Related Parties (as defined below) has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Guarantor, the Borrowers and their Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender or any Issuer as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuer expressly acknowledges, represents and warrants to the Administrative Agent and the Arrangers that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender or Issuer for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Guarantor, the Borrowers and their Subsidiaries, all applicable bank or other regulatory applicable laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuer also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or Issuer or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Guarantor, the Borrowers and their Subsidiaries and (ii) it will not assert any claim in contravention of this Section 9.5. For purposes hereof, “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
Section 9.6.Indemnification. Each Lender severally agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender’s aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including (i) Indemnified Taxes attributable to such Lender to the extent any Loan Party has not already indemnified the Administrative Agent (without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to the Lender’s failure to comply with Section 2.15(f) or (g), (iii) any Excluded Taxes attributable to such Lender, (iv) any Taxes relating to a Lender’s failure to maintain a Participant and Special Purpose Vehicle Register in accordance with the provisions hereof and (v) fees, expenses and disbursements of financial and legal advisors) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or such Affiliate’s gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees, expenses and disbursements of financial and legal advisors) incurred by the Administrative

Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.
Section 9.7.Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Parent Borrower (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Section 9 as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents. If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Parent Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Parent Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
Section 9.8.The Arrangers; the Co-Syndication Agents. None of the Arrangers or the Co-Syndication Agents, in their respective capacities as such, shall have any duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.
Section 9.9.Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement;
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer, and perform the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement, (C) the entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement; or
(iv)such other representation, warranty, and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty, and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger, and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that none of the Administrative Agent, any Arranger, and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of, and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments, and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document, or any documents related hereto or thereto).
Section 9.10.Erroneous Payments.
(a)Each Lender, each Issuer, and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuer (or Affiliate thereof) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender or Issuer (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment, or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment, or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment, or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment, or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.10(a), whether received as a payment, prepayment, or repayment of principal, interest, fees, distribution, or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense, or right of set-off or recoupment with respect to any demand, claim, or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment, at par, of the full face amount of the portion of its Loans (but not its Revolving Credit Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Revolving Credit Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender, at par, without any requirement for payment or other consideration. The parties hereto acknowledge and agree that

(1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.2, and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net, and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 9.10 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge, or other satisfaction of any Obligations owed by any Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from a Borrower or any other Loan Party for the purpose of making a payment on the Obligations, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 9.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 9.10 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Article X

MISCELLANEOUS
Section 10.1.Amendments, Waivers, Etc.
(a)No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and (x) in the case of any such waiver or consent, signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other amendment, by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender directly affected thereby, in addition to the Required Lenders (or the Administrative Agent with the consent thereof), do any of the following:
(i)waive any condition specified in Section 4.1 (Conditions to Effectiveness) or Section 4.2 (Conditions Precedent to Each Extension of Credit), except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Required Lenders and, in the case of the conditions specified in Section 4.1 (Conditions to Effectiveness), subject to the provisions of Section 4.3 (Determination of Initial Borrowing Conditions);
(ii)increase the Revolving Credit Commitment of such Lender or subject such Lender to any additional obligation;
(iii)extend the scheduled final maturity of any Loan owing to such Lender or the Revolving Credit Termination Date, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal or interest of any such Loan or fees owing to such Lender (it being understood that Section 2.8 (Mandatory Prepayments) does not provide for scheduled dates fixed for payment) or for the reduction of such Lender’s Revolving Credit Commitment;
(iv)reduce, or release any Borrower from its obligations to repay, the principal amount of any Loan or Reimbursement Obligation owing to such Lender (other than by the payment or prepayment thereof);
(v)reduce the rate of interest on any Loan or Reimbursement Obligation outstanding and owing to such Lender or any fee payable hereunder to such Lender;
(vi)postpone any scheduled date fixed for payment of interest or fees owing to such Lender or waive any such payment;
(vii)change the aggregate Ratable Portions of Lenders required for any or all Lenders to take any action hereunder;
(viii)release any Borrower from its payment obligation to such Lender under this Agreement or the Notes owing to such Lender (if any) or release the Guarantor from its obligations under the Guaranty;
(ix)amend Section 2.5(a) (Reduction and Termination of the Revolving Credit Commitments; Repayment of Loans) in a manner that would alter the ratable reduction of Revolving Commitments thereby without the written consent of each Lender directly and adversely affected thereby; or
(x)amend Section 10.7 (Sharing of Payments, Etc.), Section 2.12(g) (Payments and Computations), this Section 10.1 or either definition of the terms “Required Lenders” or “Ratable Portion”;
and provided, further, that (v) the Administrative Agent (and, if applicable, the Parent Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Benchmark Replacement or any Conforming Changes or otherwise effectuate the terms of Section 2.13(d) in accordance with the terms of Section 2.13(d), (w) no amendment, waiver or consent shall, unless in writing and signed by any Special Purpose Vehicle that has been granted an option pursuant to Section 10.2(e) (Assignments and Participations), affect the grant or nature of such option or the right or duties of such Special Purpose Vehicle hereunder, (x) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan

Documents, (y) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuer in addition to the Lenders required above to take such action, affect the rights or duties of such Issuer under this Agreement or the other Loan Documents and (z) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Swingline Lender under this Agreement or the other Loan Documents; and provided, further, that the Administrative Agent may, with the consent of the Parent Borrower, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender or Issuer; and provided, further, that the Borrowers and the Administrative Agent may enter into any amendment contemplated by Section 7.10 without the consent of any Lender.
(b)The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
(c)Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Revolving Credit Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Required Lenders have approved any such amendment or waiver (and the definitions of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Revolving Credit Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender, reduce the amount of principal or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.
(d)Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Parent Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Revolving Credit Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder, and shall have been paid in full all principal, interest, and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) enter into amendments or modifications to this Agreement (including amendments to this Section 10.1) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 2.1(b) (including as applicable, (1) to permit the Revolving Credit Commitment Increases to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include a Revolving Credit Commitment Increase, as applicable, in any determination of (i) Required Lenders or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Revolving Credit Commitment or any increase in any Lender’s Ratable Portion, in each case, without the written consent of such affected Lender.
Section 10.2.Assignments and Participations.
(a)Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees (other than a natural person or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Loans and the Letters of Credit); provided, however, that (i) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, such assignment shall cover the same percentage of such Lender’s Revolving Credit Outstandings and Revolving Credit Commitments, (ii) if any such assignment shall be of the assigning Lender’s Revolving Credit Outstandings, such assignment shall cover a ratable amount of each Borrower’s Revolving Credit Outstandings, (iii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the assignor’s entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Parent Borrower and the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, (iv) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the written consent of the Parent Borrower (which consents shall not be unreasonably withheld or delayed), and (v) with respect to any assignment, such assignments shall be subject to the written consent of the Administrative Agent (which consents shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding any other provision of this Section 10.2, (x) the consent of the Swingline Lender and each Issuer shall be required for any assignment hereunder (which consents shall not be unreasonably withheld or delayed), (y) the consent of the Parent Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing and (z) the Parent Borrower shall be deemed to have consented to any assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof.
(b)The parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender’s Revolving Loans are evidenced by a Revolving Credit Note) subject to such assignment. Upon the execution, delivery, acceptance and recording in the Register of any Assignment and Acceptance and, other than in respect of assignments made pursuant to Section 2.16 (Substitution of Lenders), the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and, if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the Revolving Credit Notes (if any) corresponding to the Loans assigned thereby shall be transferred to such assignee by notation in the Register and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except for those surviving the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an

Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).
(c)The Administrative Agent shall maintain at its address referred to in Section 10.8 (Notices, Etc.) a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in the Register the names and addresses of the Lenders and Issuers and the principal amount of the Loans or Reimbursement Obligation owing to each Lender from time to time and the Revolving Credit Commitments of each Lender. Any assignment pursuant to this Section 10.2 shall not be effective until such assignment is recorded in the Register.
(d)Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record or cause to be recorded the information contained therein in the Register and (iii) give prompt notice thereof to the Parent Borrower. Within five Business Days after the Parent Borrower’s receipt of such notice, the Borrowers, at their own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent new Revolving Credit Notes payable to such assignee in an amount equal to the Revolving Credit Commitments and Revolving Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments or Revolving Loans hereunder, new Revolving Credit Notes payable to the assigning Lender in an amount equal to the Revolving Credit Commitments and Revolving Loans retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit E-1 (Form of Revolving Credit Note).
(e)In addition to the other assignment rights provided in this Section 10.2, each Lender may do each of the following:
(i)grant to a Special Purpose Vehicle the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder and the exercise of such option by any such Special Purpose Vehicle and the making of Loans pursuant thereto shall satisfy (once and to the extent that such Loans are made) the obligation of such Lender to make such Loans thereunder; provided, however, that (x) nothing herein shall constitute a commitment or an offer to commit by such a Special Purpose Vehicle to make Loans hereunder and no such Special Purpose Vehicle shall be liable for any indemnity or other Obligation (other than the making of Loans for which such Special Purpose Vehicle shall have exercised an option, and then only in accordance with the relevant option agreement) and (y) such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain responsible to the other parties for the performance of its obligations under the terms of this Agreement and shall remain the holder of the Obligations for all purposes hereunder; and
(ii)assign, as collateral or otherwise, any of its rights under this Agreement, whether now owned or hereafter acquired (including rights to payments of principal or interest on the Loans), to (A) without notice to or consent of the Administrative Agent or the Borrowers, any Federal Reserve Bank (pursuant to Regulation A of the Federal Reserve Board) and (B) without consent of the Administrative Agent or the Borrowers, (1) any holder of, or trustee for the benefit of, the holders of such Lender’s Securities and (2) any Special Purpose Vehicle to which such Lender has granted an option pursuant to clause (i) above;

provided, however, that no such assignment or grant shall release such Lender from any of its obligations hereunder except as expressly provided in clause (i) above. Each party hereto acknowledges and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any such Special Purpose Vehicle, such party shall not institute against, or join any other Person in instituting against, any Special Purpose Vehicle that has been granted an option pursuant to this clause (e) any bankruptcy, reorganization, insolvency or liquidation proceeding (such agreement shall survive the payment in full of the Obligations). The terms of the designation of, or assignment to, such Special Purpose Vehicle shall not restrict such Lender’s ability to, or grant such Special Purpose Vehicle the right to, consent to any amendment or waiver to this Agreement or any other Loan Document or to the departure by the Borrowers from any provision of this Agreement or any other Loan Document without the consent of such Special Purpose Vehicle except, as long as the Administrative Agent, the Lenders and the Issuers shall continue to, and shall be entitled to continue to, deal solely and directly with such Lender in connection with such Lender’s obligations under this Agreement, to the extent any such consent would reduce the principal amount of, or the rate of interest on, any Obligations, amend this clause (e) or postpone any scheduled date of payment of such principal or interest. Each Special Purpose Vehicle shall be entitled to the benefits of Sections 2.14 (Capital Adequacy) and 2.15 (Taxes) as if it were such Lender (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the Lender granting the option to the Special Purpose Vehicle)); provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under 2.14 (Capital Adequacy) or 2.15 (Taxes) to any such Special Purpose Vehicle and any such Lender any payment in excess of the amount such Borrower would have been obligated to pay to such Lender in respect of such interest if such Special Purpose Vehicle had not been assigned the rights of such Lender hereunder; and provided, further, that such Special Purpose Vehicle shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders.
(f)Each Lender may sell participations to one or more Persons (other than a Defaulting Lender, a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person), any Loan Party or Affiliate thereof) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant’s consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation. In the event of the sale of any participation by any Lender, (w) such Lender’s obligations under the Loan Documents shall remain unchanged, (x) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (y) such Lender shall remain the holder of such Obligations for all purposes of this Agreement and (z) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this

Agreement. Each participant shall be entitled to the benefits of Sections 2.13(e) (Increased Costs), 2.14 (Capital Adequacy) and 2.15 (Taxes) as if it were a Lender (subject to the requirements and limitations therein, including the requirements under Section 2.15(f) (it being understood that the documentation required under Section 2.15(f) shall be delivered to the participating Lender)); provided, however, that anything herein to the contrary notwithstanding, no Borrower shall, at any time, be obligated to make under Section 2.13(e) (Increased Costs), 2.14 (Capital Adequacy) or 2.15 (Taxes) to the participants in the rights and obligations of any Lender (together with such Lender) any payment in excess of the amount such Borrower would have been obligated to pay to such Lender in respect of such interest had such participation not been sold, except to the extent such obligation results from a Change in Law that occurs after the participant acquired the applicable participation, and provided, further, that such participant in the rights and obligations of such Lender shall have no direct right to enforce any of the terms of this Agreement against the Borrowers, the Administrative Agent or the other Lenders. Each Lender that sells a participation agrees, at the Parent Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.16 (Substitution of Lenders) with respect to any participant. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.6 (Right of Set-off) as though it were a Lender; provided that such participant agrees to be subject to Section 10.7 (Sharing of Payments, Etc.) as though it were a Lender. Each Lender that sells a participation or grants an option to a Special Purpose Vehicle shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participant, each Special Purpose Vehicle and the principal amounts (and stated interest) of each participant’s or Special Purpose Vehicle’s interest in the Loans or other obligations under the Loan Documents (the “Participant and Special Purpose Vehicle Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant and Special Purpose Vehicle Register (including the identity of any participant or any information relating to a participant’s or Special Purpose Vehicle’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant and Special Purpose Vehicle Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant and Special Purpose Vehicle Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant and Special Purpose Vehicle Register.
(g)Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Parent Borrower, the Administrative Agent, such Issuer and such Lender, subject to the provisions of Section 2.6(c) (Evidence of Debt) relating to notations of transfer in the Register; provided, however, that each such assignment shall be subject to the prior consent of the Parent Borrower (which consent shall not be unreasonably withheld or delayed); and provided, further, that, notwithstanding the foregoing, the consent of the Parent Borrower shall not be required for any assignment occurring when any Event of Default shall have occurred and be continuing. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 10.2, then, as of the effective date of such cessation, such Issuer’s obligations to Issue Letters of Credit pursuant to Section 2.3 (Letters of Credit) shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.
(h)In connection with any assignment of rights and obligations of any Defaulting Lender under Section 10.2(a), no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuers, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Ratable Portion. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Section 10.3.Costs and Expenses.
(a)Each Borrower agrees, jointly and severally, upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent’s reasonable out-of-pocket audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including the reasonable and documented fees, expenses and disbursements of the Administrative Agent’s counsel, Bracewell LLP, local legal counsel to the Administrative Agent, auditors, accountants, appraisers, printers, insurance and environmental advisors, and other consultants and agents) incurred by the Administrative Agent in connection with any of the following: (i) the Administrative Agent’s audit and investigation of the Parent Borrower and its Subsidiaries in connection with the preparation, negotiation or execution of any Loan Document or the Administrative Agent’s periodic audits of the Parent Borrower or any of its Subsidiaries, as the case may be, (ii) the preparation, negotiation, execution or interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any condition set forth in Article IV (Conditions Precedent)), any Loan Document or any proposal letter or commitment letter issued in connection therewith, or the making of the Loans hereunder, (iii) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent’s rights and responsibilities hereunder and under the other Loan Documents, (iv) the protection, collection or enforcement of any Obligation or the enforcement of any Loan Document, (v) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries, this Agreement or any other Loan Document, (vi) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries, this Agreement or any other Loan Document or (vii) any amendment, consent, waiver, assignment, restatement, or supplement to any Loan Document or the preparation, negotiation and execution of the same; provided, however, that the Borrowers shall not have any liability under subclauses (v) and (vi) of this Section 10.3(a) with respect to any costs and expenses that has resulted from the gross negligence or willful misconduct of the Administrative Agent or the breach by the Administrative Agent of its obligations under this Agreement, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
(b)Each Borrower further agrees, jointly and severally, to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including reasonable and documented legal fees and expenses (including costs of settlement), incurred by the Administrative Agent, such Lenders or such Issuers in connection with any of the following: (i) in enforcing any Loan Document or Obligation or exercising or enforcing any other right or remedy available by reason of an Event of Default, (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out” or in any insolvency or bankruptcy proceeding, (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Parent Borrower’s Subsidiaries and related to or arising out of the transactions contemplated hereby or by any other Loan Document or (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clause (i), (ii) or (iii) above; provided, however, that the Borrowers shall not have any liability under clause (iii) of this Section 10.3(b) to the Administrative Agent, any Lender or any Issuer with respect to any costs and expenses that has resulted from the gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuer, as applicable, or the material breach by the Administrative Agent, such Lender or such Issuer, as applicable, of its obligations under this Agreement, in each case as determined by a court of competent jurisdiction in a final non-appealable judgment or order.
Section 10.4.Indemnities.
(a)Each Borrower agrees, jointly and severally, to indemnify and hold harmless each Agent, each Arranger, each Lender, each Issuer and each of their respective Affiliates, directors, officers, employees, partners, representatives, advisors, attorneys, and agents and each of their respective heirs, successors, and assigns (including those retained in connection with the satisfaction or attempted satisfaction of any condition set forth in Article IV (Conditions Precedent)) (each such Person being an “Indemnitee”) from and against any and all actions, suits, losses, claims, damages, penalties, liabilities, and expenses, of any kind or nature (including reasonable and documented legal fees and expenses of one firm of counsel for all Indemnitees and, if reasonably necessary or advisable in the judgment of the Administrative Agent, one firm of local or regulatory counsel in each appropriate jurisdiction and one firm of special counsel for each relevant specialty, in each case for all Indemnitees and, solely in the case of an actual or perceived conflict of interest (as reasonably identified by an Indemnitee) where the Indemnitee affected by such conflict informs you of such conflict, one additional firm of counsel in each relevant jurisdiction for the affected Indemnitee similarly situated), joint or several, to which such Indemnitee may become subject or that may be incurred by or asserted or awarded against such Indemnitee (including, without limitation, in connection with or relating to any investigation, litigation, or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (ii) the use or the contemplated use of the proceeds of this Facility (including any refusal by any Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), and will reimburse each Indemnitee for all reasonable and documented expenses (including reasonable and documented legal fees and expenses of one firm of counsel for all Indemnitees and, if reasonably necessary or advisable in the judgment of the Administrative Agent, one firm of local or regulatory counsel in each appropriate jurisdiction and one firm of special counsel for each relevant specialty, in each case for all Indemnitees and, solely in the case of an actual or perceived conflict of interest (as reasonably identified by an Indemnitee) where the Indemnitee affected by such conflict informs you of such conflict, one additional firm of counsel in each relevant jurisdiction for the affected Indemnitee similarly situated) on demand as they are incurred in connection with any of the foregoing; provided that no Indemnitee will have any right to indemnification for any of the foregoing to the extent resulting from (A) the gross negligence or willful misconduct of such Indemnitee or the material breach in bad faith of the funding obligations of such Indemnitee under this Agreement, in each case as determined by a court of competent jurisdiction in a final non-appealable judgment or (B) any claim of one or more Indemnitee against one or more other Indemnitees (other than claims against the Administrative Agent, any Issuer, or any Arranger in their capacities as such) and not involving any act or omission of any Loan Party or any of their respective Affiliates or any of their respective directors, officers, employees, partners, representatives, advisors, attorneys, or agents. In the case of an investigation, litigation, or proceeding to which the indemnity in this Section 10.4(a) applies, such indemnity shall be effective whether or not such investigation, litigation, or proceeding is brought by any Loan Party, any of their respective directors, any of its equity holders or creditors, an Indemnitee, or any other Person, whether or not an Indemnitee is otherwise a party thereto. No Loan Party shall, without the prior written consent of each Indemnitee affected thereby, settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee, (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of such Indemnitee, and (z) requires no action on the part of the Indemnitee other than its consent. This Section 10.4(a) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)Each Borrower shall jointly and severally indemnify each Agent, each Arranger, each Lender and each Issuer for, and hold the Agents, the Arrangers, the Lenders and the Issuers harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Agents, the Arrangers, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of the Parent Borrower’s Subsidiaries in connection with the transactions contemplated by this Agreement.
(c)Each Borrower, at the request of any Indemnitee, shall have the obligation to defend against any investigation, litigation or proceeding, in each case contemplated in clause (a) above, and each Borrower, in any event, may participate in the defense thereof with legal counsel of such Borrower’s choice. In the event that such indemnitee requests such Borrower to defend against such investigation, litigation or proceeding, such Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding shall vitiate or in any way impair the Borrowers’ obligation and duty hereunder to indemnify and hold harmless such Indemnitee.
(d)Each Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 10.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person that was at any time an Indemnitee under this Agreement or any other Loan Document.
Section 10.5.Limitation of Liability.
(a)Each Borrower agrees that no Indemnitee shall have any liability (whether in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their respective equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to such Loan Party to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s gross negligence or willful misconduct or the material breach by such Indemnitee of its obligations under this Agreement. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings). Each of the Guarantor and the Borrowers hereby waives, releases and agrees (each for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(b)IN NO EVENT SHALL ANY AGENT AFFILIATE HAVE ANY LIABILITY TO ANY LOAN PARTY, LENDER, ISSUER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT OR CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY OR ANY AGENT AFFILIATE’S TRANSMISSION OF APPROVED ELECTRONIC COMMUNICATIONS THROUGH THE INTERNET OR ANY USE OF THE APPROVED ELECTRONIC PLATFORM, EXCEPT TO THE EXTENT SUCH LIABILITY OF ANY AGENT AFFILIATE IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FORM SUCH AGENT AFFILIATE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 10.6.Right of Set-off. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of any Borrower against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and even though such Obligations may be unmatured; provided that in the event that any Defaulting Lender exercises any such right of set-off, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.21(a)(ii) (Defaulting Lender) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuers, the Swingline Lender and the Lenders. Each Lender agrees promptly to notify the Parent Borrower after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 10.6 are in addition to the other rights and remedies (including other rights of set-off) that such Lender may have.
Section 10.7.Sharing of Payments, Etc.
(a)If any Lender (directly or through an Affiliate thereof) obtains any payment (whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 10.6 (Right of Set-off)) or otherwise) of the Loans owing to it, any interest thereon, fees in respect thereof or amounts due pursuant to Section 10.3 (Costs and Expenses) or 10.4 Indemnities) (other than payments pursuant to Section 2.13 (Special Provisions Governing SOFR Loans), 2.14 (Capital Adequacy) or 2.15 (Taxes) (in each case, whether voluntary, involuntary, through the exercise of any right of set-off (including pursuant to Section 10.6 (Right of Set-off)) or otherwise) in excess of its Ratable Portion of all payments of such Obligations obtained by all the Lenders, such Lender (a “Purchasing Lender”) shall forthwith purchase from the other Lenders (each, a “Selling Lender”) such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.
(b)If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender’s ratable share (according to the proportion of (i) the amount of such Selling Lender’s required repayment in relation to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the Purchasing Lender in respect of the total amount so recovered.
(c)Each Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 10.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.
(d)The provisions of this Section 10.7 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender).
Section 10.8.Notices, Etc.
(a)Addresses for Notices. All notices, demands, requests, consents and other communications provided for in this Agreement shall be given in writing, and addressed to the party to be notified as follows:
(i)if to the Borrowers or the Guarantor:
c/o Boardwalk Pipelines, LP
9 Greenway Plaza, Suite 2800
Houston, Texas 77046
Attention: Steven A. Barkauskas, Senior Vice President and Chief Financial Officer
Telecopy no: (713) 479-1975
E-mail: Steven. Barkauskas@bwpipelines.com
with a copy to:

Loews Corporation
667 Madison Avenue
New York, New York 10021
Attention: Jane Wang
E-mail: jwang@loews.com
and a further copy to:

Herbert Smith Freehills Kramer (US) LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Michael McKay
Telecopy no: (212) 715-8120
E-mail: michael.mckay@hsfkramer.com

(ii)if to any Lender or any Issuer, at its address specified in an administrative questionnaire delivered to the Administrative Agent;
(iii)if to the Swingline Lender:
Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 4500
Dallas, Texas 75202
Attention: Brandon Kast
E-mail: brandon.kast@wellsfargo.com
(iv)if to the Administrative Agent:
Wells Fargo Bank, N.A.
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Mail Code: D1109-019
Attention: Syndication Agency Services
Telecopy No.: (704) 590-2790
E-mail: agencyservices.requests@wellsfargo.com
with a copy to:

Wells Fargo Bank, N.A.
1445 Ross Avenue, Suite 4500
Dallas, Texas 75202
Attention: Brandon Kast
E-mail: brandon.kast@wellsfargo.com
or at such other address as shall be notified in writing (x) in the case of the Borrowers, the Administrative Agent and the Swingline Lender, to the other parties and (y) in the case of all other parties, to the Borrowers and the Administrative Agent.
(b)Effectiveness of Notices. All notices, demands, requests, consents and other communications described in Section 10.8(a) above shall be effective (i) if delivered by hand, including any overnight courier service, upon personal delivery, (ii) if delivered by mail, when deposited in the mails, (iii) if delivered by electronic mail or any other telecommunications device, when transmitted to an electronic mail address (or by another means of electronic delivery) as provided in Section 10.8(a) above; provided such notices, demands, requests, consents and other communications are also promptly delivered by the means referred to in clause (i) or (ii) above, and (iv) if delivered by posting to an Approved Electronic Platform (to the extent permitted by Section 9.3 to be delivered thereunder), an Internet website or a similar telecommunication device requiring a user prior access to such Approved Electronic Platform, website or other device (to the extent permitted by Section 9.3 to be delivered thereunder), when such notice, demand, request, consent and other communication shall have been made generally available on such Approved Electronic Platform, Internet website or similar device to the class of Person being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified that such communication has been posted to the Approved Electronic Platform; provided, however, that notices and communications to the Administrative Agent pursuant to Section 2 (Amount and Terms of Commitments) or Section 9 (The Agents) shall not be effective until received by the Administrative Agent.
(c)Use of Electronic Platform. Notwithstanding Sections 10.8(a) and (b) above (unless the Administrative Agent requests that the provisions of Sections 10.8(a) and (b) above be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to such electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify the Parent Borrower. Nothing in this clause (c) shall prejudice the right of the Administrative Agent, any Lender or any Issuer to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Borrowers effect delivery in such manner.
Section 10.9.No Waiver; Remedies. No failure on the part of any Lender, any Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 10.10.Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Guarantor and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender and Issuer that such Lender or Issuer has executed it and thereafter shall be binding upon and inure solely to the benefit of the Borrowers, the Guarantor, the Administrative Agent and each Lender and Issuer and, in each case, their respective successors and assigns; provided, however, that the Borrowers and the Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders.
Section 10.11.Governing Law. This Agreement, the rights and obligations of the parties hereto and all claims or causes of action arising out of this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 10.12.Submission to Jurisdiction; Service of Process.
(a)Any legal action or proceeding with respect to this Agreement or any other Loan Document shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York, and any appellate courts from any thereof, and, by execution and delivery of this Agreement, each of the Guarantor and the Borrowers hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that if none of such courts can and will exercise jurisdiction, such exclusivity shall not apply. The parties hereto hereby irrevocably waive any objection or immunity, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuers or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Loan Parties or their properties in the courts of any jurisdiction.

(b)Each of the Guarantor and the Borrowers hereby irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Guarantor or such Borrower at its address specified in Section 10.8 (Notices, Etc.). Each of the Guarantor and the Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Nothing contained in this Section 10.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower or any other Loan Party in any other jurisdiction.
(d)If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.
Section 10.13.Waiver of Jury Trial. EACH OF THE AGENTS, THE LENDERS, THE ISSUERS, THE BORROWERS AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
Section 10.14.Marshaling; Payments Set Aside. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Guarantor, any Borrower or any other party or against or in payment of any or all of the Obligations.
Section 10.15.Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto, except when used to reference a section. Any reference to the number of a clause, sub-clause or subsection hereof immediately followed by a reference in parenthesis to the title of the Section containing such clause, sub-clause or subsection is a reference to such clause, sub-clause or subsection and not to the entire Section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such Section, the reference to the title shall govern absent manifest error. If any reference to the number of a Section (but not to any clause, sub-clause or subsection thereof) is followed immediately by a reference in parenthesis to the title of a Section, the title reference shall govern in case of direct conflict absent manifest error.
Section 10.16.Execution in Counterparts; Electronic Execution.
(a)This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission, electronic mail or by posting on the Approved Electronic Platform shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Parent Borrower and the Administrative Agent.

(b)The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document, or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings, or litigation among the Administrative Agent, the Lenders, and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity, and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 10.17.Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between the terms of this Agreement and any other Loan Document, the terms of this Agreement shall govern.
Section 10.18.Confidentiality. Each Lender, each Issuer and the Administrative Agent agree to use all reasonable efforts to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender’s, such Issuer’s or the Administrative Agent’s, as the case may be, customary practices and agrees that it shall only use such information in connection with the transactions contemplated by this Agreement and not disclose any such information other than (a) to such Lender’s, such Issuer’s or the Administrative Agent’s, as the case may be, employees, officers, directors, Affiliates, representatives and agents, including accountants, legal counsel and other advisors, that are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender, such Issuer or the

Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Parent Borrower or any other Loan Party, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by regulatory, governmental or administrative authority (including bank regulators) or auditors or self-regulatory body, (d) to the other parties hereto, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to the CUSIP Service Bureau or any similar organization, (g) to any rating agency or any credit insurer to the extent required in connection with a rating related to this Agreement or insurance or credit risk mitigation coverage under which payments are to be made or may be made by reference to this Agreement, (h) to current or prospective assignees, participants, swap counterparties and Special Purpose Vehicle grantees of any option described in Section 10.2(f) (Assignments and Participations), and to their respective legal or financial advisors, in each case and to the extent such assignees, participants, grantees or counterparties agree to be bound by, and to cause their advisors to comply with, confidentiality obligations at least as restrictive as the provisions of this Section 10.18 and (i) with the consent of any Borrower. Notwithstanding any other provision in this Agreement, the Administrative Agent hereby agrees that the Borrowers (and each of their officers, directors, employees, accountants, attorneys and other advisors) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Facility and the transactions contemplated hereby and all materials of any kind (including opinions and other tax analyses) that are provided to it relating to such U.S. tax treatment and U.S. tax structure. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory, or self-regulatory authority without any notification to any Person.
Section 10.19.Patriot Act Notice. Each Lender subject to the Patriot Act hereby notifies the Borrowers that, pursuant to Section 326 of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, including the name and address of the Borrowers and other information that will allow such Lender to identify the Borrowers in accordance with the Patriot Act.
Section 10.20.Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding and so long as the Revolving Credit Commitments of any Lender have not been terminated. The provisions of Section 2.13(e), Section 2.13(f) and Section 2.14 shall survive payment in full of the Obligations.
Section 10.21.No Fiduciary Duty. The Administrative Agent, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 10.21, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their members and/or their affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Loan Parties, their members or their affiliates, on the other. Each Loan Party acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Loan Parties, their members or their affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Loan Parties, their members or their Affiliates on other matters) or any other obligation to the Loan Parties except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Loan Parties, their management, members, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Loan Parties, in connection with such transaction or the process leading thereto.
Section 10.22.Amendment and Restatement.
(a)On the Effective Date, (i) the Existing Revolving Credit Commitment of any Existing Lender that is not a Lender under this Agreement shall be terminated (and any notice with respect thereto is hereby waived) and (ii) the Existing Revolving Credit Commitment of any Existing Lender that is a Lender under this Agreement shall be amended to the amount set forth on Schedule I.
(b)On the Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect, except to evidence (i) the incurrence by the Parent Borrower of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Effective Date), (ii) the representations and warranties made by the Parent Borrower prior to the Effective Date and (iii) any action or omission performed or required to be performed pursuant to the Existing Credit Agreement prior to the Effective Date (including any failure, prior to the Effective Date, to comply with the covenants contained in the Existing Credit Agreement). The amendments and restatements set forth herein shall not cure any breach thereof or any “Default” or “Event of Default” under and as defined in the Existing Credit Agreement (if any) existing prior to the Effective Date. This Agreement is not in any way intended to constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence payment of all or any portion of such obligations and liabilities.
(c)This amendment and restatement is limited as written and is not a consent to any other amendment, restatement or waiver, whether or not similar and, except as expressly provided herein or in any other Loan Document, all terms and conditions of the Loan Documents remain in full force and effect unless otherwise specifically amended hereby or by any other Loan Document
Section 10.23.Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under applicable law.

Section 10.24.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
    (i)    a reduction in full or in part or cancellation of any such liability;
    (ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
    (iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.25.Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 10.25, the following terms have the following meanings:
(c)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
(d)“Covered Entity” means any of the following:
(e)(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(f)(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(g)(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(h)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(i)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the Effective Date.
BOARDWALK PIPELINES, LP,
as Borrower

By: Boardwalk Operating GP, LLC,
its general partner

By: Boardwalk Pipeline Partners, LP,
its sole member

By: Boardwalk GP, LP,
its general partner

By: Boardwalk GP, LLC,
its general partner

By:
Name:
Title:

TEXAS GAS TRANSMISSION, LLC,
as Borrower

By:
Name:
Title:

GULF SOUTH PIPELINE COMPANY, LLC,
as Borrower

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

BOARDWALK PIPELINE PARTNERS, LP

By: Boardwalk GP, LP,
its general partner

By: Boardwalk GP, LLC,
its general partner

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

WELLS FARGO BANK, N.A.,
as Administrative Agent, a Lender, the Swingline Lender, and an Issuer

By:
Name: Justyn Thomas
Title: Vice President

[signature page to fourth amended and restated revolving credit agreement]

BANK OF AMERICA, N.A.,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:
[signature page to fourth amended and restated revolving credit agreement]

BARCLAYS BANK PLC,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

CITIBANK, N.A.,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

MUFG BANK, LTD.,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

REGIONS BANK,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

SUMITOMO MITSUI BANKING CORPORATION,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

TRUIST BANK,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

U.S. BANK NATIONAL ASSOCIATION,
as Co-Syndication Agent, a Lender and an Issuer

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

COBANK, ACB,
as a Lender

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

COMERICA BANK,
as a Lender

By:
Name:
Title:

[signature page to fourth amended and restated revolving credit agreement]

SCHEDULE I
REVOLVING CREDIT COMMITMENTS

Lender	Revolving Credit Commitment	Scheduled Maturity Date
Wells Fargo Bank, N.A.	$88,000,000.00	November 10, 2030
Bank of America, N.A.	$88,000,000.00	November 10, 2030
Barclays Bank PLC	$88,000,000.00	November 10, 2030
Citibank, N.A.	$88,000,000.00	November 10, 2030
JPMorgan Chase Bank, N.A.	$88,000,000.00	November 10, 2030
MUFG Bank, Ltd.	$88,000,000.00	November 10, 2030
Regions Bank	$88,000,000.00	November 10, 2030
Sumitomo Mitsui Banking Corporation	$88,000,000.00	November 10, 2030
Truist Bank	$88,000,000.00	November 10, 2030
U.S. Bank National Association	$88,000,000.00	November 10, 2030
CoBank, ACB	$70,000,000.00	November 10, 2030
Comerica Bank	$50,000,000.00	November 10, 2030
TOTAL	$1,000,000,000.00

Schedule I

SCHEDULE 3.4
CONSENTS, AUTHORIZATIONS, FILINGS AND NOTICES
None.

SCHEDULE 3.6
LITIGATION
None.

SCHEDULE 3.15(a)
SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Owner: Percentage of Capital Stock Owned
Gulf South Pipeline Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Pipelines, LP
Texas Gas Transmission, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Pipelines, LP
Boardwalk Storage Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Pipelines, LP
Boardwalk Midstream, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Pipelines, LP
Boardwalk Field Services, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Midstream, LLC
Boardwalk Texas Intrastate, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Midstream, LLC
Boardwalk Louisiana Gas Transmission, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Midstream, LLC
Boardwalk Resources Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Midstream, LLC
Boardwalk Louisiana Midstream, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Resources Company, LLC
Boardwalk Petrochemical Pipeline, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Resources Company, LLC
Boardwalk Ethane Pipeline Holdco, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Resources Company, LLC
Boardwalk Bayou Ethane Pipeline, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Ethane Pipeline Holdco, LLC
Boardwalk Purity Pipelines Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Ethane Pipeline Holdco, LLC
Boardwalk Ethane Pipeline Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Ethane Pipeline Holdco, LLC
Boardwalk Gulf Coast Transportation Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Ethane Pipeline Holdco, LLC
Boardwalk NGL Marketing Company, LLC	Delaware limited liability Company	100% of membership interests owned by Boardwalk Ethane Pipeline Holdco, LLC

SCHEDULE 3.15(B)
BORROWER INFORMATION
Boardwalk Pipelines, LP
9 Greenway Plaza, Suite 2800, Houston, TX 77046
I.R.S Employer Identification Number: 20-3265614
Texas Gas Transmission, LLC
9 Greenway Plaza, Suite 2800, Houston, TX 77046
I.R.S Employer Identification Number: 20-3265614
Gulf South Pipeline Company, LP
9 Greenway Plaza, Suite 2800, Houston, TX 77046
I.R.S Employer Identification Number: 20-3265614

SCHEDULE 7.1
INDEBTEDNESS
Indenture dated July 15, 1997, between Texas Gas Transmission Corporation (now known as Texas Gas Transmission, LLC) and The Bank of New York, as Trustee – $100.0 million aggregate principal amount outstanding of 7.25% Debentures due 2027.
Indenture dated August 21, 2009, by and among Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee – $350.0 million aggregate principal amount outstanding of 5.75% Notes due 2019, as amended by the First Supplemental Indenture, dated August 21, 2009, by and among Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee; the Second Supplemental Indenture, dated November 8, 2012, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $300.0 million aggregate principal amount of 3.375% Notes due 2023; the Third Supplemental Indenture, dated April 18, 2013, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee; the Fourth Supplemental Indenture, dated November 26, 2014, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee; pursuant to which Boardwalk Pipelines, LP issued an additional $600.0 million aggregate principal amount of 4.95% Notes due 2024; the Fifth Supplemental Indenture to the indenture dated August 21, 2009, dated May 16, 2016, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $550.0 million aggregate principal amount of 5.95% Notes due 2026; the Sixth Supplemental Indenture, dated January 12, 2017, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $500.0 million aggregate principal amount of 4.45% Notes due 2027; the Seventh Supplemental Indenture, dated May 3, 2019, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $500.0 million aggregate principal amount of 4.80% Notes due 2029; the Eighth Supplemental Indenture, dated August 11, 2020, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $500.0 million aggregate principal amount of 3.40% Notes due 2031; the Ninth Supplemental Indenture, dated February 16, 2022, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $500.0 million aggregate principal amount of 3.60% Notes due 2032; the Tenth Supplemental Indenture, dated February 15, 2024, between Boardwalk Pipelines, LP, as issuer, Boardwalk Pipeline Partners, LP as guarantor, and The Bank of New York Mellon Trust

Company, N.A., as Trustee, pursuant to which Boardwalk Pipelines, LP issued an additional $600.0 million aggregate principal amount of 5.625% Notes due 2034.

SCHEDULE 7.8
AFFILIATE TRANSACTIONS
None.

EXHIBIT A
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF NOTICE OF BORROWING
Wells Fargo Bank, N.A.
as Administrative Agent under the
Credit Agreement referred to below
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
______________, 20__
Attention: Agency Services
Re:    [Boardwalk Pipelines, LP] [Texas Gas Transmission, LLC] [Gulf South Pipeline Company, LP] (the “Borrower”)
Reference is made to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.2 (Borrowing Procedures) of the Credit Agreement that the undersigned hereby requests a Borrowing of Revolving Loans under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.2 (Borrowing Procedures) of the Credit Agreement:
(a)The date of the Proposed Borrowing is _____________, 20__ (the “Funding Date”).
(b)The aggregate amount of the Proposed Borrowing is $_____, of which amount [$_____ consists of Base Rate Loans] [and $_____ consists of SOFR Loans having an initial Interest Period of [one] [three] [six] month[s]].
The undersigned hereby certifies that the following statements shall be true on the Funding Date both before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom:

(i)the representations and warranties set forth in Section 3 (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects), except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date and (B) the representations and warranties set forth in Sections 3.2 and 3.6 of the Credit Agreement shall be made on and as of the Effective Date only;
(ii)no Default or Event of Default has occurred and is continuing; and
(iii)the Borrower’s Revolving Credit Outstandings do not exceed such Borrower’s Revolving Credit Sublimit, the aggregate Revolving Credit Outstandings do not exceed the then effective Revolving Credit Commitments, and no Lender’s Ratable Portion of the aggregate Revolving Credit Outstandings exceeds the amount of such Lender’s Revolving Credit Commitment.
[Signature Pages Follow]

[BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:]
[TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:]
[GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:]

EXHIBIT B
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF CLOSING CERTIFICATE
OF
[BOARDWALK PIPELINES, LP] [TEXAS GAS TRANSMISSION, LLC] [GULF SOUTH PIPELINE COMPANY, LP] [BOARDWALK PIPELINE PARTNERS, LP]
Pursuant to Section 4.1(c) of the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC, and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto, the undersigned hereby certifies, in his capacity as Chief Financial Officer of [the MLP] [Boardwalk Pipelines, LP] [Gulf South Pipeline Company, LP] [Texas Gas Transmission, LLC] and not individually, as follows:
Capitalized terms used herein, but not defined herein, have the meanings given to those terms in the Credit Agreement.
The representations and warranties set forth in Section 3 of the Credit Agreement and the other Loan Documents are true and correct, in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects), on and as of the date hereof, with the same effect as if made on the date hereof except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct, in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects), as of such earlier date;1
No Default or Event of Default has occurred and is continuing as of the date hereof;2
As of the date hereof, each Borrower’s Revolving Credit Outstandings shall not exceed such Borrower’s Revolving Credit Sublimit and the aggregate Revolving Credit Outstandings shall not exceed the then effective Revolving Credit Commitments;3
1 To be provided by Boardwalk Pipelines, LP only.
2 To be provided by Boardwalk Pipelines, LP only.
3 To be provided by Boardwalk Pipelines, LP only.

[__________] is, and at all times since the date of the Credit Agreement set forth above has been, the duly elected and qualified [_______________] of [________] and his signature set forth in paragraph (d) below is his true and genuine signature.
The undersigned Secretary of [_________] hereby certifies, in his capacity as such and not individually, as follows:
Attached hereto as Exhibit I is a correct and complete copy of resolutions duly adopted by the board of directors of [_____] [by unanimous written consent] dated as of _____________ authorizing (i) the execution, delivery and performance of the Credit Agreement by [________] and the Notes by [________], (ii) the borrowings contemplated under the Credit Agreement and (iii) the transactions contemplated by the Credit Agreement; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only [limited liability company] proceedings of [BGL] now in force relating to or affecting the matters referred to therein;
Attached hereto as Exhibit II is the [limited partnership agreement] [limited liability company agreement] of [the MLP] [Boardwalk Pipelines, LP] [Gulf South Pipeline Company, LP] [Texas Gas Transmission, LLC] and the same has not been amended, repealed, modified or restated;
Attached hereto as Exhibit III is the Certificate of Formation, certified by the Secretary of State of the State of Delaware, and the Certificate of Good Standing of [the MLP] [Boardwalk Pipelines, LP] [Gulf South Pipeline Company, LP] [Texas Gas Transmission, LLC] and the same have not been amended, repealed, modified or restated;
The following person is now a duly elected and qualified officer of [BGL] holding the office indicated next to his name below, and such officer is empowered to act for and on behalf of [BGL] in connection with all matters related to [the MLP] [Boardwalk Pipelines, LP] [Gulf South Pipeline Company, LP] [Texas Gas Transmission, LLC], including the execution, delivery and performance of the Credit Agreement and all documents related thereto, and such officer has held such office with [BGL] at all times since the date of the Credit Agreement set forth above to and including the date hereof, and the signature appearing opposite his name below is the true and genuine signature of such officer:

Name	Office	Signature

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned has hereunto set his name on behalf of [the MLP] [Boardwalk Pipelines, LP] [Gulf South Pipeline Company, LP] [Texas Gas Transmission, LLC], and not individually.
Date:    November [___], 2025
[BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC, its
general partner
By: BOARDWALK PIPELINE
PARTNERS, LP, its managing member
By: BOARDWALK GP, LP, its
general partner
By: BOARDWALK GP, LLC, its
general partner

By:
Name:
Title:    ]
[TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:    ]
[GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:    ]
[BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP, its general partner
[SIGNATURE PAGE TO CLOSING CERTIFICATE]

By:
Name:
Title:    ]

[SIGNATURE PAGE TO CLOSING CERTIFICATE]

[SIGNATURE PAGE TO CLOSING CERTIFICATE]

EXHIBIT I

EXHIBIT II

EXHIBIT III

1

EXHIBIT D
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement (including the payment of any assignment fee to the Administrative Agent to the extent required by the Credit Agreement), as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
[Assignor [is] [is not] a Defaulting Lender]
2.    Assignee:    ______________________________

[for the Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]
3.    Borrowers:    Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP
4.    Administrative Agent:    Wells Fargo Bank, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    The Fourth Amended and Restated Credit Agreement dated as of November 10, 2025, among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto
6.    Assigned Interest:

Assignor	Assignee	Aggregate Amount of Revolving Commitment/Revolving Loans for all Lenders	Amount of Revolving Commitment/ Revolving Loans Assigned	Percentage Assigned of Revolving Commitment/ Revolving Loans[4]	CUSIP Number
		$	$	%

[7.    Trade Date:    _________________]5

4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR6
[NAME OF ASSIGNOR]
By:
Title:
ASSIGNEE7
[NAME OF ASSIGNEE]
By:
Title:

6 Add additional signature blocks as needed.
7 Add additional signature blocks as needed.

Consented to and Accepted:
WELLS FARGO BANK, N.A., as
[Administrative Agent and]8 Swingline Lender
By:
Title:
Consented to:
[●] as
Issuer
By:
Title:
[Consented to:]9
[BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner]
By:
Title:

8 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
9 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.2(Assignments and Participations) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1(Financial Statements) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan

Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption, the rights and obligations of the parties hereto and all claims or causes of action arising out of this Assignment and Assumption shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

EXHIBIT E-1
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF REVOLVING CREDIT NOTE
Lender: [NAME OF LENDER]    New York, New York
Principal Amount: [$__________]    November 10, 2025
FOR VALUE RECEIVED, each of the undersigned, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP (collectively, the “Borrowers”), hereby promises to pay to the Lender set forth above (the “Lender”) the aggregate unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement referred to below) of the Lender to such Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.
Each Borrower promises to pay interest on the unpaid principal amount of the Revolving Loans to such Borrower from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in Dollars to Wells Fargo Bank, N.A., as Administrative Agent, in immediately available funds, at the address for notices specified in the Credit Agreement.
This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), and the other agents party thereto. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.
The Credit Agreement, among other things, (a) provides for the making of Revolving Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Revolving Loans being evidenced by this Revolving Credit Note, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Revolving Credit Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
This Revolving Credit Note is entitled to the benefits of the Guaranty.
E-1-1

Demand, diligence, presentment, protest and notice of non-payment are hereby waived by each Borrower.
This Revolving Credit Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Unless otherwise specified in any Loan Document, the Obligations (including, without limitation, the obligations of each Borrower under this Revolving Credit Note) shall be several but not joint obligations of each Borrower.
[Signature Pages Follow]
E-1-2

IN WITNESS WHEREOF, each Borrower has caused this Revolving Credit Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.
BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:
GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:
[Signature Page To Revolving Credit Note]

EXHIBIT E-2
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF SWINGLINE NOTE
Swingline Lender: Wells Fargo Bank, N.A.    New York, New York
Principal Amount:$100,000,000    November 10, 2025
FOR VALUE RECEIVED, each of the undersigned, Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP (collectively, the “Borrowers”), hereby promises to pay to the Lender set forth above (the “Lender”) the aggregate unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement referred to below) of the Lender to such Borrower, payable at such times, and in such amounts, as are specified in the Credit Agreement.
Each Borrower promises to pay interest on the unpaid principal amount of the Swingline Loans to such Borrower from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.
Both principal and interest are payable in Dollars to Wells Fargo Bank, N.A., as Administrative Agent, in immediately available funds, at the address for notices specified in the Credit Agreement.
This Swingline Note is one of the Swingline Notes referred to in, and is entitled to the benefits of, the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), and the other agents party thereto. Capitalized terms used herein and not defined herein are used herein as defined in the Credit Agreement.
The Credit Agreement, among other things, (a) provides for the making of Swingline Loans by the Lender to the Borrowers in an aggregate amount not to exceed at any time outstanding the Principal Amount set forth above, the indebtedness of the Borrowers resulting from such Swingline Loans being evidenced by this Swingline Note, and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Swingline Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions therein specified.
This Swingline Note is entitled to the benefits of the Guaranty.
E-2-1

Demand, diligence, presentment, protest and notice of non-payment are hereby waived by each Borrower.
This Swingline Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Unless otherwise specified in any Loan Document, the Obligations (including, without limitation, the obligations of each Borrower under this Swingline Note) shall be several but not joint obligations of each Borrower.
[Signature Pages Follow]
E-2-2

IN WITNESS WHEREOF, each Borrower has caused this Swingline Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.
BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:
GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:
[Signature Page to Swingline Note]

EXHIBIT F
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF NOTICE OF CONVERSION OR CONTINUATION
Wells Fargo Bank, N.A.
as Administrative Agent under the
Credit Agreement referred to below
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
______________, 20__
Attention: Agency Services
Re:    [Boardwalk Pipelines, LP] [Texas Gas Transmission, LLC] [Gulf South Pipeline Company, LP] (the “Borrower”)
Reference is made to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Parent Borrower hereby gives you notice, irrevocably, pursuant to Section 2.10(a) (Conversion/Continuation Option) of the Credit Agreement that the undersigned, on behalf of the Borrower, hereby requests a [conversion] [continuation] on     _____________, 20 of $__________ in principal amount of presently outstanding Revolving Loans of the Borrower that are [Base Rate Loans] [SOFR Loans] having an Interest Period ending on ___________, 20 [to] [as] [Base Rate] [SOFR] Loans. [The Interest Period for such amount requested to be converted to or continued as SOFR Loans is [[one] [three] [six] month[s]].
F-1

In connection herewith, the undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof.
BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:

F-2

EXHIBIT G
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF GUARANTY
(SEE ATTACHED.)

EXECUTION VERSION
FOURTH AMENDED AND RESTATED GUARANTY
FOURTH AMENDED AND RESTATED GUARANTY, dated as of November 10, 2025 (this “Guaranty”), by Boardwalk Pipeline Partners, LP (the “Guarantor”) in favor of the Administrative Agent, each Lender, each Issuer and each of their Affiliates, to the extent such Affiliate is a holder of an Obligation (as each such term is defined in the Credit Agreement referred to below) (each, a “Guarantied Party” and, collectively, the “Guarantied Parties”).
W I T N E S S E T H:
WHEREAS, pursuant to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement), among Boardwalk Pipelines, LP (the “Parent Borrower”), Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, the Guarantor, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers (in such capacity, the “Administrative Agent”), and the other agents party thereto, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
WHEREAS, as of the date hereof, the Guarantor is the sole limited partner of the Parent Borrower and the indirect parent of the Subsidiary Borrowers;
WHEREAS, the Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Borrowers under the Credit Agreement; and
WHEREAS, a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement is that the Guarantor shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1    Guaranty
(a)    To induce the Lenders to make the Loans and the Issuers to issue Letters of Credit, the Guarantor hereby absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Obligations of each Borrower, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against the Borrowers, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under any Debtor Relief Law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.
(b)    The Guarantor further agrees that, if any payment made by the Borrowers or any other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, then, to the extent of such payment or repayment, the Guarantor’s liability hereunder shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor in respect of the amount of such payment.
Section 2    Authorization; Other Agreements
The Guarantied Parties are hereby authorized, without notice to, or demand upon, the Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of the Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:
(a)    supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;
(b)    waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Obligation s, or any part thereof, or any other instrument or agreement in respect of the Obligations (including the other Loan Documents) now or hereafter executed by the Borrowers and delivered to the Guarantied Parties or any of them;
(c)    accept partial payments on the Obligations;
(d)    receive, take and hold security or collateral for the payment of the Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such security or collateral;

(e)    settle, release, compromise, collect or otherwise liquidate the Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Obligations or any part of them or any other guaranty therefor, in any manner;
(f)    add, release or substitute any one or more other guarantors, makers or endorsers of the Obligations (including, without limitation, any Additional Borrower) or any part of them and otherwise deal with the Borrowers or any other guarantor, maker or endorser;
(g)    apply to the Obligations any payment or recovery from the Borrowers, from any other guarantor, maker or endorser of the Obligations or any part of them or
(y)    from the Guarantor in such order as provided herein, in each case whether such Obligations are secured or unsecured or guaranteed or not guaranteed by others;
(h)    apply to the Obligations any payment or recovery from the Guarantor of the Obligations or any sum realized from security furnished by the Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to the Obligations; and
(i)    refund (to the extent legally obligated to do so) at any time any payment received by any Guarantied Party in respect of any Obligation, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Guarantor hereunder in respect of the amount so refunded; even if any right of reimbursement or subrogation or other right or remedy of the Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Obligations that impairs any subrogation, reimbursement or other right of the Guarantor).
Section 3    Guaranty Absolute and Unconditional
The Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:
(a)    the invalidity or unenforceability of any of the Borrowers’ obligations under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any other guaranty of the Obligations or any part of them;
(b)    the absence of any attempt to collect the Obligations or any part of them from the Borrowers or other action to enforce the same;

(c)    any Guarantied Party’s election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(d)    any borrowing or grant of a Lien by the Borrowers, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state or foreign law;
(e)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of any Guarantied Party’s claim (or claims) for repayment of the Obligations;
(f)    any use of cash collateral under Section 363 of the Bankruptcy Code;
(g)    any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;
(h)    any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrowers, the Guarantor or any of their respective Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;
(i)    failure by any Guarantied Party to file or enforce a claim against the Borrowers or their estate in any bankruptcy or insolvency case or proceeding;
(j)    any action taken by any Guarantied Party if such action is authorized hereby or by any other Loan Document;
(k)    any change in the corporate existence or structure of the Borrowers or any other Loan Party;
(l)    any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor or any other Person against any Guarantied Party;
(m)    any Requirement of Law affecting any term of the Guarantor’s obligations under this Guaranty; or
(n)    any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Obligations.
Section 4    Waivers
The Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance and any other notice in respect of the Obligations or any part of them, and any defense arising by reason of any disability or other defense of the Borrowers. The Guarantor shall not, until the Obligations are irrevocably paid in full and the Revolving Credit Commitments have been terminated, assert any claim or counterclaim it may have against the Borrowers or set off any of its obligations to the Borrowers against any obligations of the Borrowers to it. In connection with the foregoing, the Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.
Section 5    Reliance
The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any endorser and other guarantor of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that no Guarantied Party shall have any duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to the Guarantor.
Section 6    Waiver of Subrogation and Contribution Rights
Until the Obligations have been irrevocably paid in full and the Revolving Credit Commitments have been terminated, the Guarantor shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against the Borrowers or any right of reimbursement or contribution or similar right against the Borrowers by reason of this Guaranty or by any payment made by the Guarantor in respect of the Obligations.
Section 7    Default; Remedies
The obligations of the Guarantor hereunder are independent of and separate from the Obligations. If any Obligation is not paid when due, or upon any Event of Default hereunder or upon any default by the Borrowers as provided in any other instrument or document evidencing all or any part of the Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Obligations then due, without first proceeding against the Borrowers or any other guarantor of the Obligations, or joining the Borrowers or any other guarantor in any proceeding against the Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Obligations have been irrevocably paid in full), without notice to the Guarantor, appropriate and apply toward the payment of the Obligations (a) any indebtedness due or to become due from any Guarantied Party to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

Section 8    Irrevocability
This Guaranty shall be irrevocable as to the Obligations (or any part thereof) until the Revolving Credit Commitments have been terminated and all monetary Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled. Upon such cancellation and at the written request of the Guarantor or its successors or assigns, and at the cost and expense of the Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.
Section 9    Setoff
Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (a) any Indebtedness due or to become due from such Guarantied Party or Affiliate to the Guarantor and (b) any moneys, credits or other property belonging to the Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.
Section 10     No Marshalling
The Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Obligations.
Section 11     Enforcement; Waivers; Amendments
(a)    No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Obligations or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Borrowers, the Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act (except by a written instrument pursuant to Section 11(b)) or knowledge of any Guarantied Party, or its respective agents, officers or employees. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party’s rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Borrowers to a Guarantied Party shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.
(b)    None of the terms or provisions of this Guaranty may be waived, amended, supplemented or modified except in accordance with Section 10.1 of the Credit Agreement.
Section 12     Successors and Assigns
This Guaranty shall be binding upon the Guarantor and upon the successors and assigns of the Guarantor and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Borrowers and to the Guarantor shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantor and the Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.
Section 13     Governing Law
This Guaranty, the rights and obligations of the parties hereto and all claims and causes of action arising out of this Guaranty shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 14     Submission to Jurisdiction; Service of Process
(a)    Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York, and any appellate courts from any thereof, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that if none of such courts can and will exercise jurisdiction, such exclusivity shall not apply. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b)    The Guarantor hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of America arising out of or in connection with this Guaranty or any other Loan Document by the mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to the Guarantor care of the Parent Borrower at the Parent Borrower’s address specified in Section 10.8 (Notices, Etc.) of the Credit Agreement. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)    Nothing contained in this Section 14 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.
Section 15     Certain Terms
The following rules of interpretation shall apply to this Guaranty: (a) the terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term “including” means “including without limitation” except when used in the computation of time periods.
Section 16     Waiver of Jury Trial
EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT.
Section 17     Notices
Any notice or other communication herein required or permitted shall be given as provided in Section 10.8 (Notices, Etc.) of the Credit Agreement and, in the case of the Guarantor, in care of the Parent Borrower.
Section 18     Severability
Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
Section 19     Costs and Expenses
In accordance with the provisions of Section 10.3 (Costs and Expenses) of the Credit Agreement, the Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against the Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.
Section 20     Waiver of Consequential Damages

THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.
Section 21     Entire Agreement
This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantor, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
Section 22     Counterparts
This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document.
Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart.
Section 23     Amendment and Restatement
This Guaranty amends and restates in its entirety the Third Amended and Restated Guaranty, dated as of May 26, 2015 (the “Existing Guaranty”), by the Guarantor in favor of the Administrative Agent. This Guaranty is not intended to constitute a novation of the obligations and liabilities existing under the Existing Guaranty or evidence of payment of all or any portion of such obligations and liabilities.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.
BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED GUARANTY]

ACKNOWLEDGED AND AGREED
as of the date first above written:
WELLS FARGO BANK, N.A.
as Administrative Agent
By: ___________________________
Name: Justyn Thomas
Title: Vice President
[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED GUARANTY]

EXHIBIT H
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
FORM OF LETTER OF CREDIT REQUEST

[NAME OF ISSUER], as an Issuer
under the Credit Agreement referred to below

WELLS FARGO BANK, N.A.
as Administrative Agent under the
Credit Agreement referred to below
1525 West W.T. Harris Blvd. Charlotte, NC 28262

______________, 20__
Attention: Agency Services
Re:    [BOARDWALK PIPELINES, LP] [TEXAS GAS TRANSMISSION, LLC] [GULF SOUTH PIPELINE COMPANY, LP] (the “Borrower”)
Reference is made to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.3(c) (Letters of Credit) of the Credit Agreement that the undersigned requests the issuance of a Letter of Credit by [Name of Issuer] in the form of a Standby Letter of Credit for the benefit of [Name of Beneficiary], in the amount of [$__________], to be issued on _________ __ , 20__ (the “Issue Date”) and having an expiration date of _________ __ , 20__.
The form of the requested Letter of Credit is attached hereto as Annex I.
The undersigned hereby certifies that the following statements shall be true on the Issue Date both before and after giving effect thereto:
(c)    the representations and warranties set forth in Section 3 (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified
H-1

by materiality, in all respects), except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date and (B) the representations and warranties set forth in Sections 3.2 and 3.6 of the Credit Agreement shall be made on and as of the Effective Date only;
(d)    no Default or Event of Default has occurred and is continuing; and
(c)    the Borrower’s Revolving Credit Outstandings does not exceed such Borrower’s Revolving Credit Sublimit and the aggregate Revolving Credit Outstandings does not exceed the then effective Revolving Credit Commitments.
H-2

BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:
GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:
[SIGNATURE PAGE TO LETTER OF CREDIT REQUEST]

Annex I
Form of Letter of Credit
H-1-I

EXHIBIT I
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

FORM OF SWINGLINE LOAN REQUEST

______________, 20__
WELLS FARGO BANK, N.A.
as Administrative Agent under the
Credit Agreement referred to below
1525 West W.T. Harris Blvd.
Charlotte, NC 28262

Attention: Agency Services
Re:    [BOARDWALK PIPELINES, LP] [TEXAS GAS TRANSMISSION, LLC] [GULF SOUTH PIPELINE COMPANY, LP] (the “Borrower”)
Reference is made to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto. Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Credit Agreement.
The Borrower hereby gives you notice, irrevocably, pursuant to Section 2.4(b) (Swingline Loans) of the Credit Agreement that the undersigned hereby requests that the Swingline Lender make Swingline Loans available to the Borrower under the Credit Agreement and, in that connection therewith, sets forth below the information relating to such Swingline Loans (the “Proposed Advance”) as required by Section 2.4(c) (Swingline Loans) of the Credit Agreement:
A.    The date of the Proposed Advance is ___________ __, ____ the “Funding Date”).
B.    The aggregate amount of the Proposed Advance is $ ______________, of which amount [$____________ consists of Base Rate Loans][and $ ______________ consists of SMIR Loans].

The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Funding Date both before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom:
(i)    the representations and warranties set forth in Section 3 (Representations and Warranties) of the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the Funding Date with the same effect as though made on and as of such date, except (A) to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such date, and (B) the representations and warranties set forth in Sections 3.2 and 3.6 of the Credit Agreement shall be made on and as of the Effective Date only;
(ii)    no Default or Event of Default has occurred and is continuing on the Funding Date; and
(iii)    the Borrower’s Revolving Credit Outstandings do not exceed such Borrower’s Revolving Credit Sublimit, the aggregate Revolving Credit Outstandings do not exceed the then effective Revolving Credit Commitments, no Lender’s Ratable Portion of the aggregate Revolving Credit Outstandings exceeds the amount of such Lender’s Revolving Credit Commitment, and the aggregate principal amount of outstanding Swingline Loans for all Borrowers does not exceed the Swingline Loan Sublimit.
[SIGNATURE PAGES FOLLOW]

BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
TEXAS GAS TRANSMISSION, LLC
By:
Name:
Title:
GULF SOUTH PIPELINE COMPANY, LP
By: GS PIPELINE COMPANY, LLC,
its general partner
By:
Name:
Title:

EXHIBIT J
TO
FOURTH AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

FORM OF ADDITIONAL BORROWER JOINDER AGREEMENT
This ADDITIONAL BORROWER JOINDER AGREEMENT, dated as of __________ __ , 20__ (this “Joinder Agreement”), among [__________] (the “Additional Borrower”), Boardwalk Pipelines, LP (the “Parent Borrower”), Boardwalk Pipeline Partners, LP (the “MLP”) and Wells Fargo Bank, N.A., as Administrative Agent, is delivered pursuant to Section 2.18 (Additional Borrowers) of the Credit Agreement (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.
W I T N E S S E T H:
WHEREAS, reference is made to the Fourth Amended and Restated Revolving Credit Agreement, dated as of November 10, 2025 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Boardwalk Pipelines, LP, Texas Gas Transmission, LLC and Gulf South Pipeline Company, LP, as Borrowers, Boardwalk Pipeline Partners, LP, the Lenders and Issuers party thereto, Wells Fargo Bank, N.A., as administrative agent for the Lenders and Issuers, and the other agents party thereto;
WHEREAS, pursuant to Section 2.18 (Additional Borrowers) of the Credit Agreement, it is the intention of the parties hereto that [______________] shall become an Additional Borrower under the Credit Agreement;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1    Joinder
(a)    The Additional Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and all other documents deemed necessary for it to enter into this Joinder Agreement, and acknowledges and agrees, by executing and delivering this Joinder Agreement, to (a) join and become a party to the Credit Agreement as a Borrower; (ii) be bound by all covenants, agreements, representations, warranties, indemnities, acknowledgments and other obligations of a Borrower under the Credit Agreement and under each of the other Loan Documents, in each case, with the same force and effect as if originally named as a Borrower therein; and (iii) perform all obligations and duties required and be entitled to all rights and benefits of a Borrower under the Credit Agreement and under each of the other Loan Documents, in each case, with the same force and effect as if originally named as a Borrower therein.

(b)    The information set forth in Annex 1 is hereby added to the information set forth in Schedules 3.4, 3.6, 3.15(a) and 3.15(b) to the Credit Agreement.
Section 2    Representations and Warranties
(a)    The Parent Borrower hereby represents and warrants that the Additional Borrower is a Wholly Owned Domestic Subsidiary of the Parent Borrower; and
(b)    The Additional Borrower hereby represents and warrants that each of the representations and warranties contained in Section 3 (Representations and Warranties) of the Credit Agreement applicable to the Additional Borrower is true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) on and as of the date hereof as if made on and as of such date unless any representation and warranty expressly relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (or, in the case of any representation or warranty already qualified by materiality, in all respects) as of such earlier date.
Section 3    Conditions Precedent
This Joinder Agreement shall become effective upon satisfaction of each of the following conditions precedent:
(a)    the Administrative Agent shall have received this Joinder Agreement, duly executed by each party hereto; and
(b)    each of the conditions in Section 2.18(a) (Additional Borrowers) of the Credit Agreement shall have been satisfied.
Section 4    Reaffirmation
The MLP hereby confirms that the guarantee granted pursuant to the Guaranty continues to guarantee the Obligations as set forth in the Guaranty and that such guarantee remains in full force and effect. Each of the MLP and the Parent Borrower hereby confirms and ratifies its obligations under each of the Loan Documents executed by it after giving effect to this Joinder Agreement.
Section 5    Governing Law
This Joinder Agreement, the rights and obligations of the parties hereto and all claims and causes of action arising out of this Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
Section 6    Waiver of Jury Trial
EACH PARTY HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER AGREEMENT AND ANY OTHER LOAN DOCUMENT.

Section 7    Integration
This Joinder Agreement is a Loan Document, and taken together with all of the other Loan Documents, represents the entire agreement and understanding of the parties to the Loan Documents and supersedes all prior understandings, written and oral, relating to the subject matter hereof.
Section 8    Counterparts
This Joinder Agreement may be executed by one or more of the parties to this Joinder Agreement on any number of separate counterparts (including by telecopy or other electronic transmission), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[ADDITIONAL BORROWER]
By:
Name:
Title:

BOARDWALK PIPELINES, LP
By: BOARDWALK OPERATING GP, LLC,
its general partner
By: BOARDWALK PIPELINE PARTNERS, LP,
its managing member
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
BOARDWALK PIPELINE PARTNERS, LP
By: BOARDWALK GP, LP,
its general partner
By: BOARDWALK GP, LLC,
its general partner
By:
Name:
Title:
[SIGNATURE PAGE TO ADDITIONAL BORROWER JOINDER AGREEMENT]

ACKNOWLEDGED AND AGREED
as of the date first above written:

WELLS FARGO BANK, N.A.
as Administrative Agent

By:     _________________________
Name:
Title:

[SIGNATURE PAGE TO ADDITIONAL BORROWER JOINDER AGREEMENT]

ANNEX 1
TO
ADDITIONAL BORROWER JOINDER AGREEMENT